                                                                   EXHIBIT 4.1
                                                                     EXECUTION




                                 $18,200,000.00


                                LEASE AGREEMENT



                                    BETWEEN



                            BNP LEASING CORPORATION,

                                  AS LANDLORD



                                      AND



                       CYPRESS SEMICONDUCTOR CORPORATION,

                                   AS TENANT



                         EFFECTIVE AS OF APRIL 12, 1996


        (BUILDINGS #3 AND #4, NORTH FIRST STREET, SAN JOSE, CALIFORNIA)





PURSUANT TO AND AS MORE PARTICULARLY PROVIDED IN SUBPARAGRAPH k OF THIS LEASE, THIS LEASE AND THE PURCHASE AGREEMENT REFERENCED HEREIN ARE TO CONSTITUTE, FOR INCOME TAX PURPOSES ONLY, A FINANCING ARRANGEMENT OR CONDITIONAL SALE. AS PROVIDED IN SUBPARAGRAPH k OF THIS LEASE, LANDLORD AND TENANT EXPECT THAT TENANT (AND NOT LANDLORD) SHALL BE TREATED AS THE TRUE OWNER OF THE PROPERTY FOR INCOME TAX PURPOSES, THEREBY ENTITLING TENANT (AND NOT LANDLORD) TO TAKE

DEPRECIATION DEDUCTIONS AND OTHER TAX BENEFITS AVAILABLE TO THE OWNER.

                               TABLE OF CONTENTS

                                                                                                          Page
                                                                                                         -----


1.       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
         -----------
         (a)     Active Negligence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
                 -----------------
         (b)     Additional Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
                 ---------------
         (c)     Advance Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
                 ------------
         (d)     Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
                 ---------
         (e)     Applicable Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
                 ---------------
         (f)     Applicable Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
                 --------------------
         (g)     Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
                 ---------------
         (h)     Banking Rules Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
                 --------------------
         (i)     Base Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
                 ---------
         (j)     Base Rental Commencement Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
                 -----------------------------
         (k)     Base Rental Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
                 ----------------
         (l)     Base Rental Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
                 ------------------
         (m)     Breakage Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
                 --------------
         (n)     Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
                 ------------
         (o)     Capital Adequacy Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
                 ------------------------
         (p)     Closing Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
                 -------------
         (q)     Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                 ----
         (r)     Construction Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                 ---------------------
         (s)     Construction Allowance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                 ----------------------
         (t)     Construction Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                 -------------------
         (u)     Construction Project . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                 --------------------
         (z)     Custodial Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
                 -------------------
         (v)     Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
                 -------
         (w)     Default Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
                 ------------
         (x)     Designated Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
                 -----------------------
         (y)     Effective Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
                 --------------
         (z)     Environmental Cutoff Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
                 -------------------------
         (aa)    Environmental Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
                 -----------------------
         (ab)    Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
                 ------------------
         (ac)    Environmental Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
                 --------------------
         (ad)    Environmental Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
                 --------------------
         (ae)    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
                 -----
         (af)    ERISA Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
                 ---------------
         (ag)    ERISA Termination Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
                 -----------------------
         (ah)    Escrowed Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
                 -----------------
         (ai)    Eurocurrency Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
                 ------------------------
         (aj)    Eurodollar Rate Reserve Percentage . . . . . . . . . . . . . . . . . . . . . . . . . .      9
                 ----------------------------------
         (ak)    Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
                 ----------------
         (al)    Excluded Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
                 --------------
         (am)    Fed Funds Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
                 --------------
         (an)    Funding Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
                 ----------------
         (ao)    GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
                 ----


                                       (i)

         (ap)    Hazardous Substance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
                 -------------------
         (aq)    Hazardous Substance Activity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
                 ----------------------------
         (ar)    Impositions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
                 -----------
         (as)    Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
                 ------------
         (at)    Indemnified Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
                 -----------------
         (au)    Initial Funding Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
                 -----------------------
         (av)    Landlord's Parent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
                 -----------------
         (aw)    Landlord's Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
                 ----------------
         (ax)    LIBOR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
                 -----
         (ay)    Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
                 ----
         (az)    Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
                 ------
         (ba)    Maximum Construction Allowance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
                 ------------------------------
         (bb)    Misconduct . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
                 ----------
         (bc)    Outstanding Construction Allowance . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
                 ----------------------------------
         (bd)    Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
                 -----------
         (be)    Permitted Encumbrances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
                 ----------------------
         (bf)    Permitted Hazardous Substance Use  . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
                 ---------------------------------
         (bg)    Permitted Hazardous Substances . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
                 ------------------------------
         (bh)    Permitted Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
                 ------------------
         (bi)    Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
                 ------
         (bj)    Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
                 ----
         (bk)    Pledge Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
                 ----------------
         (bl)    Potential Lien Claimants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
                 ------------------------
         (bm)    Prime Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
                 ----------
         (bn)    Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
                 ------------------
         (bo)    Purchase Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
                 ------------------
         (bp)    Qualified Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
                 ------------------
         (bq)    Remaining Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
                 ------------------
         (br)    Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
                 ----
         (bs)    Responsible Financial Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
                 -----------------------------
         (bt)    Scope Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
                 ------------
         (bu)    Spread . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
                 ------
         (bv)    Stipulated Loss Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
                 ---------------------
         (bw)    Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
                 ----------
         (bx)    Tenant's Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
                 ------------------
         (by)    Trade Fixture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
                 -------------
         (bz)    Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
                 ----
         (ca)    Unfunded Benefit Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
                 ----------------------------
         (cb)    Other Terms and References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
                 --------------------------

2.       Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         ----

3.       Rental . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         ------
         (a)     Base Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
                 ---------
         (b)     Upfront Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
                 -----------
         (c)     Commitment Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
                 ---------------
         (d)     Additional Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
                 ---------------
         (e)     Interest and Order of Application  . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
                 ---------------------------------





                                      (ii)

         (f)     Net Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 ---------
         (g)     Withholding Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 -----------------
         (h)     No Demand or Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                 -------------------

4.       Insurance and Condemnation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         -----------------------------------

5.       No Lease Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         --------------------
         (a)     Status of Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                 ---------------
         (b)     Waiver By Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                 ----------------

6.       Construction Allowance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         ----------------------
         (a)     Advances; Outstanding Construction Allowance . . . . . . . . . . . . . . . . . . . . . . .   23
                 --------------------------------------------
         (b)     Construction Projects  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                 ---------------------
                 (i)      Preconstruction Approvals.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                          -------------------------
                 (ii)     Scope Changes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                          -------------
                 (iii)    Responsibility for Construction.  . . . . . . . . . . . . . . . . . . . . . . . .   25
                          -------------------------------
                 (iv)     Value Added.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                          -----------
                 (v)      Advances Not a Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                          ---------------------
         (c)     Conditions to Construction Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                 -----------------------------------
                 (i)      Prior Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                          ------------

                 (ii)     Amount of the Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                          ----------------------
                 (iii)    Other Restrictions on the Amount of Advances  . . . . . . . . . . . . . . . . . .   27
                          --------------------------------------------
                 (iv)     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                          ---------
                          a)    Title Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                                ---------------
                          b)    Builder's Risk Insurance  . . . . . . . . . . . . . . . . . . . . . . . . .   27
                                ------------------------
                 (v)      Progress of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                          ------------------------
                 (vi)     Evidence of Costs and Expenses to be Reimbursed . . . . . . . . . . . . . . . . .   28
                          -----------------------------------------------
                 (vii)    No Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                          -------------------
                 (viii)   No Sale of Landlord's Interest  . . . . . . . . . . . . . . . . . . . . . . . . .   28
                          ------------------------------
                 (ix)     Certificate of No Default and Other Matters . . . . . . . . . . . . . . . . . . .   28
                          -------------------------------------------

7.       Purchase Documents and Environmental Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         ----------------------------------------------

8.       Use and Condition of Leased Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         ------------------------------------
         (a)     Use  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                 ---
         (b)     Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                 ---------
         (c)     Consideration of and Scope of Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                 ------------------------------------

9.       Other Representations, Warranties and Covenants of Tenant  . . . . . . . . . . . . . . . . . . . .   29
         ---------------------------------------------------------
         (a)     Financial Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                 -----------------
         (b)     Existing Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                 -----------------
         (c)     No Default or Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                 -----------------------
         (d)     Compliance with Covenants and Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                 ----------------------------------
         (e)     Environmental Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
                 -----------------------------
         (f)     No Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
                 --------
         (g)     Condition of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
                 ---------------------
         (h)     Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
                 ------------
         (i)     Enforceability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                 --------------





                                     (iii)

         (j)     Not a Foreign Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
                 --------------------
         (k)     Omissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
                 ---------
         (l)     Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
                 ---------
         (m)     Tenant Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
                 ------------
         (n)     Operation of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
                 ---------------------
         (o)     Debts for Operation of Leased Property . . . . . . . . . . . . . . . . . . . . . . . . . .    33
                 --------------------------------------
         (p)     Impositions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
                 -----------
         (q)     Repair, Maintenance, Alterations and Additions . . . . . . . . . . . . . . . . . . . . . .    34
                 ----------------------------------------------
         (r)     Insurance and Casualty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
                 ----------------------
         (s)     Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
                 ------------
         (t)     Protection and Defense of Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
                 -------------------------------
         (u)     No Liens on the Leased Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
                 -------------------------------
         (v)     Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
                 -----------------
         (w)     Financial Statements; Required Notices; Certificates as to Default . . . . . . . . . . . .    37
                 ------------------------------------------------------------------
         (x)     Estoppel Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
                 --------------------
         (y)     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
                 ------------------
         (z)     Fees and Expenses; General Indemnification; Increased Costs; and Capital Adequacy Charges     39
                 -----------------------------------------------------------------------------------------
         (aa)    Liability Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 -------------------
         (ab)    Permitted Encumbrances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 ----------------------
         (ac)    Environmental  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 -------------
         (ad)    [SUBPARAGRAPH INTENTIONALLY DELETED.]  . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 -------------------------------------
         (ae)    Affirmative Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 -------------------------------
                 (i)  Quick Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                      -----------
                 (ii) Minimum Tangible Net Worth   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .  45
                      --------------------------
         (af)    Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 ------------------
         (ag)    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 -----

10.      Other Representations, Warranties and Covenants of Landlord  . . . . . . . . . . . . . . . . . . . .  46
         -----------------------------------------------------------
         (a)     Removal of Landlord's Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 ---------------------------
         (b)     Actions Required of the Title Holder . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 ------------------------------------
         (c)     No Default or Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 -----------------------
         (d)     No Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 --------
         (e)     Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 ------------
         (f)     Enforceability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 --------------
         (g)     Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 ---------
         (h)     Not a Foreign Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 --------------------

11.      Assignment and Subletting by Tenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         -----------------------------------
         (a)     Landlord's Consent Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 ---------------------------
         (b)     Transfers in Violation of ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 -------------------------------
         (c)     Standard for Landlord's Consent to Assignments and Certain Other Matters . . . . . . . . . .  48
                 ------------------------------------------------------------------------
         (d)     Consent Not a Waiver . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . .   48
                 --------------------
12.      Assignment by Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         ----------------------
         (a)     Landlord's Assignment Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 -------------------------------
         (b)     Restrictions on Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 -------------------------

                                         (iv)

13.      Environmental Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
         -----------------------------
         (a)     Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
                 ---------
         (b)     Assumption of Defense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
                 ---------------------
         (c)     Notice of Environmental Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
                 ------------------------------
         (d)     Rights Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
                 -----------------
         (e)     Survival of the Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
                 -------------------------

14.      Landlord's Right of Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
         --------------------------

15.      Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
         -----------------
         (a)     Definition of Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
                 ------------------------------
         (b)     Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54
                 --------
         (c)     Enforceability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56
                 --------------
         (d)     Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56
                 -------------------
         (e)     Waiver by Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56
                 ----------------
         (f)     No Implied Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56
                 -----------------

16.      Default by Landlord  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56
         -------------------

17.      Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
         ---------------

18.      Surrender Upon Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
         --------------------------

19.      Holding Over by Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
         ----------------------

20.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
         -------------
         (a)     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
                 -------
         (b)     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
                 ------------
         (c)     No Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
                 ---------
         (d)     NO IMPLIED REPRESENTATIONS BY LANDLORD . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
                 --------------------------------------
         (e)     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
                 ----------------
         (f)     Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60
                 --------------
         (g)     Time is of the Essence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60
                 ----------------------
         (h)     Termination of Prior Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60
                 ---------------------------
         (i)     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
                 -------------
         (j)     Waiver of a Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60
                 ----------------------
         (k)     Income Tax Reporting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60
                 --------------------


                                                       Exhibits and Schedules

Exhibit A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Legal Description
---------

Exhibit B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Encumbrance List
---------

Exhibit C . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . List of Permitted Hazardous Substances
---------

Exhibit D . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  List of Existing Trade Fixtures
---------





                                      (v)

Exhibit E . . . . . . . . . . . . . . . . . . . . . . . . . . . . Construction Advance Request Forms
---------

Exhibit F . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Covenant Compliance Certificate
---------

Exhibit G. . . . . . . . . . .  . . . . . . .  Notice of Reduction in Maximum Construction Allowance
---------

Schedule 1  . . . . . . . . . . . . . . . . . . . . . .  Description of initial Construction Project





                                      (vi)

                                LEASE AGREEMENT


         This LEASE AGREEMENT (hereinafter called this "LEASE"), made to be effective as of April 12, 1996 (all references herein to the "DATE HEREOF" or words of like effect shall mean such effective date), by and between BNP LEASING CORPORATION, a Delaware corporation (hereinafter called "LANDLORD"), and CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation (hereinafter called "TENANT");


                          W I T N E S E T H   T H A T:

         WHEREAS, pursuant to an Agreement of Purchase and Sale dated March 22, 1996 (hereinafter called the "EXISTING CONTRACT") covering the land described in Exhibit A attached hereto (hereinafter called the "LAND") and any improvements thereon, Landlord is acquiring the Land and any improvements thereon from R.N.D. Funding Company, Inc. (hereinafter called "SELLER") contemporaneously with the execution of this Lease;

         WHEREAS, pursuant to an existing lease dated as of November 22, 1989, originally between OSJ Properties Partners I, as lessor, and Tenant, as lessee (the "EXISTING LEASE"), between Seller, as lessor, and Tenant, as lessee, Tenant is already in possession of the Land; and

         WHEREAS, in anticipation of Landlord's acquisition of the Land and other property hereinafter described, Landlord and Tenant have reached agreement as to the terms and conditions upon which Landlord is willing to lease the same to Tenant, and by this Lease Landlord and Tenant desire to evidence such agreement and to amend and restate the Existing Lease in their entirety;

         NOW, THEREFORE, in consideration of the rent to be paid and the covenants and agreements to be performed by Tenant, as hereinafter set forth, Landlord does hereby LEASE, DEMISE and LET unto Tenant for the term hereinafter set forth the Land, together with:

                 (i) Landlord's interest in any and all buildings and improvements now or hereafter erected on the Land, including, but not limited to, the fixtures, attachments, appliances, building service, equipment, machinery and other articles attached to such buildings and improvements (hereinafter called the "IMPROVEMENTS");

                 (ii) all easements, rights-of-way now and other appurtenant rights owned or hereafter acquired by Landlord for use in connection with the Land or Improvements or as a means of access thereto;

                 (iii) all right, title and interest of Landlord, now owned or hereafter acquired, in and to (A) any land lying within the right-of-way of any street, open or proposed, adjoining the Land, (B) any and all sidewalks and alleys adjacent to the Land and (C) any strips and gores between the Land and abutting land.

The Land and all of the property described in items i through iii above are hereinafter referred to collectively as the "REAL PROPERTY".

         In addition to conveying the leasehold in the Real Property as described above, Landlord hereby grants and assigns to Tenant for the term of this Lease the right to use and enjoy (and, to the extent the following consist of contract rights, to enforce) any interests or rights in, to or under the following that have been transferred to Landlord by Seller under the Existing Contract or which are hereafter acquired by Landlord, to the extent any such rights and interests are assignable and related to the Real Property: (a) any goods, building service equipment, chattels and personal property of whatever nature that are located on the Real Property and transferred to Landlord by Seller under the Existing Contract and all renewals or replacements of or substitutions for any of the foregoing; and (b) any general intangibles, permits, licenses, franchises, certificates, and other rights and privileges. All of the property, rights and privileges described above in this paragraph are hereinafter collectively called the "PERSONAL PROPERTY". The Real Property and the Personal Property are hereinafter sometimes collectively called the "LEASED PROPERTY."

          Provided, however, the leasehold estate conveyed hereby and Tenant's rights hereunder are expressly made subject and subordinate to the Permitted Encumbrances (as hereinafter defined) and to any other claims not constituting Landlord's Liens (as hereinafter defined).

         The Leased Property is leased by Landlord to Tenant and is accepted and is to be used and possessed by Tenant upon and subject to the following terms, provisions, covenants, agreements and conditions:

         2. Definitions. As used herein, the terms "Landlord," "Tenant," "Existing Contract," "Seller," "Existing Lease," "Land," "Improvements," "Real Property," "Personal Property" and "Leased Property" shall have the meanings indicated above and the terms listed immediately below shall have the following meanings:

                 (a) Active Negligence. "ACTIVE NEGLIGENCE" of any Person (including Landlord) means, and is limited to, the negligent conduct of activities on the Leased Property by such Person or by others acting and authorized to act on such Person's behalf in a manner that proximately causes actual bodily injury or property damage to occur. "ACTIVE NEGLIGENCE" shall not include (1) any negligent failure of Landlord to act when the duty to act would not have been imposed but for Landlord's status as owner of the Leased Property or as a party to the transactions described in this Lease, (2) any negligent failure of any other Indemnified Party to act when the duty to act would not have been imposed but for such party's contractual or other relationship to Landlord or participation or facilitation in any manner, directly or indirectly, of the transactions described in this Lease, or (3) the exercise in a lawful manner by Landlord (or any party lawfully claiming through or under Landlord) of any right or remedy provided herein or in the Purchase Documents.

                 (b) Additional Rent. "ADDITIONAL RENT" shall have the meaning assigned to it in subparagraph d below.

                 (c) Advance Date. "ADVANCE DATE" means, regardless of whether any Construction Advance shall actually be made thereon, the first Business Day of every calendar month, beginning with May 1, 1996 and continuing regularly thereafter to and including the Base Rent Commencement Date; provided, that if Landlord sells its interest in the Leased Property pursuant to the Purchase Agreement before the Base Rental Commencement Date, the last Advance Date shall be the Designated Payment Date.


                 (d) Affiliate. "AFFILIATE" of any Person means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, the term "CONTROL" when used with respect to any Person means the power to direct the management of policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

                 (e) Applicable Laws. "APPLICABLE LAWS" shall have the meaning assigned to it in subparagraph d below.

                 (f) Applicable Purchaser. "APPLICABLE PURCHASER" means any third party designated by Tenant to purchase the Landlord's interest in the Leased Property and in any Escrowed Proceeds as provided in the Purchase Agreement.

                 (g) Attorneys' Fees. "ATTORNEYS' FEES" means the reasonable fees and expenses of counsel to the parties incurring the same, which may include fairly allocated costs of in-house counsel, printing, photostating, duplicating and other expenses, air freight charges, and reasonable fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. Such terms shall also include, without limitation, all such reasonable fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any manner or proceeding is brought with respect to the matter for which such fees and expenses were incurred.

                 (h) Banking Rules Change. "BANKING RULES CHANGE" means either: (1) the introduction of or any change after the date hereof (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in any law or regulation, in the generally accepted interpretation by the institutional lending community of any law or regulation or in the interpretation of any law or regulation asserted by any regulator, court or other governmental authority or (2) the compliance with any new guideline or new request after the date hereof from any central bank or other governmental authority (whether or not having the force of law).

                 (i) Base Rent. "BASE RENT" means the rent payable by Tenant pursuant to subparagraph a below.

                 (j) Base Rental Commencement Date. "BASE RENTAL COMMENCEMENT DATE" means the earlier of the first Business Day in May, 1997 or the first Business Day of the first calendar month upon which or after which any of the following shall have occurred: (1) Tenant shall have substantially completed the initial Construction Project described in subparagraph i and any subsequent Construction Projects commenced before completion of the initial Construction Project, or (2) the then Outstanding Construction Allowance (including any Construction Advance and Carrying Costs added to the Outstanding Construction Advance on that Business Day) shall equal or exceed the Maximum

Construction Allowance available under this Lease. For example, if on the first Business Day of December, 1996 construction of the initial Construction Project is continuing, the Outstanding Construction Allowance is $2,099,999 (before adding any Carrying Costs for the preceding month) and the Maximum Construction Allowance is $2,100,000 (assuming the Initial Funding Advance is $16,100,000), and if Carrying Costs of $100,000 would be added to the Outstanding Construction Allowance on such day if the Construction Allowance were not limited to the Maximum Construction Allowance, then such day shall be the Base Rental Commencement Date and on such day $1 will be added to the Outstanding Construction Allowance as Carrying Cost and $99,999 will be payable as Base Rent pursuant to Paragraph a.

                 (k) Base Rental Date. "BASE RENTAL DATE" means the first Business Day of each calendar month, beginning with first Business Day of the first calendar month after the Base Rental Commencement Date and continuing regularly thereafter to and including the Designated Payment Date.

                 (l) Base Rental Period. "BASE RENTAL PERIOD" means each successive period of approximately one (1) month, with the first Base Rental Period beginning on and including the Base Rental Commencement Date and ending on but not including the first Base Rental Date. Each successive Base Rental Period after the first Base Rental Period shall begin on and include the day on which the preceding Base Rental Period ends and shall end on but not include the next following Base Rental Date.

                 (m) Breakage Costs. "BREAKAGE COSTS" means any and all costs, losses or expenses incurred or sustained by Landlord's Parent or any Participant, for which Landlord's Parent or the Participant shall expect reimbursement from Landlord, because of the resulting liquidation or redeployment of deposits or other funds used to make or maintain advances to the Landlord in connection with the Leased Property upon any application of a Qualified Payment, any sale of the Leased Property pursuant to the Purchase Agreement or any termination of this Lease, if such application, sale or termination occurs on any day other than a Base Rental Date. Breakage Costs will include losses attributable to any decline in LIBOR as of the effective date of termination as compared to LIBOR used to determine the Effective Rate then in effect. (However, if Landlord's Parent or the applicable Participant actually receives a profit upon the liquidation or redeployment of deposits or other funds used to make or maintain advances to the Landlord in connection with the Leased Property, because of any increase in LIBOR, then such profit will be offset against costs or expenses that would otherwise be charged as Breakage Costs under this Lease.) Each determination by Landlord's Parent of Breakage Costs shall, in the absence of clear and demonstrable error, be conclusive and binding upon Landlord and Tenant.

                 (n) Business Day. "BUSINESS DAY" means any day that is (1) not a Saturday, Sunday or day on which commercial banks are generally closed or required to be closed in New York City, New York or San Francisco, California, and (2) a day on which dealings in deposits of dollars are transacted in the London interbank market; provided that if such dealings are suspended indefinitely for any reason, "BUSINESS DAY" shall mean any day described in clause (1).

                 (o) Capital Adequacy Charges. "CAPITAL ADEQUACY CHARGES" means any additional amounts Landlord's Parent requires Landlord to pay as compensation for an increase in required capital as provided in subparagraph iv.

                 (p) Closing Costs. "CLOSING COSTS" means the excess of $16,100,000 over the sums actually paid by Landlord for or in connection with Landlord's acquisition of the Leased Property at the closing under the Existing Contract, which excess will be advanced by or on behalf of Landlord to pay Attorneys' Fees and other costs incurred in connection with the preparation and negotiation of this Lease, the Purchase Documents, the Environmental Indemnity and related documents. To the extent that Landlord does not itself use such excess to pay expenses incurred by Landlord in connection with the preparation and negotiation of such documents, the remainder thereof will be advanced to Tenant, with the understanding that Tenant shall use any such amount advanced for one or more of the following purposes: (1) the payment or reimbursement of expenses incurred by Tenant in connection with the preparation and negotiation of this Lease, the Purchase Documents, the Environmental Indemnity and related documents; (2) the payment or reimbursement of expenses incurred by Tenant in connections with anticipated Construction Projects, including subdivision, demolition and grading activities, as appropriate, the planning, design, engineering and permitting of the Improvements; (3) the maintenance of the Leased Property; or (4) the payment of Rents next due.

                 (q) Code. "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                 (r) Construction Advances. "CONSTRUCTION ADVANCES" means actual advances of funds made by or on behalf of Landlord to Tenant pursuant to Paragraph 7 below for Construction Projects.

                 (s) Construction Allowance. "CONSTRUCTION ALLOWANCE" means the allowance which is to be provided by Landlord for Construction Projects as more particularly described in Paragraph 7 below.

                 (t) Construction Period. "CONSTRUCTION PERIOD" means each successive period of approximately one (1) month, except that the first Construction Period shall be a shorter period beginning on and including the effective date hereof and ending on but not including the first Advance Date. Each successive Construction Period after the first Construction Period shall begin on and include the day on which the preceding Construction Period ends and shall end on but not include the next following Advance Date.

                 (u) Construction Project. "CONSTRUCTION PROJECTS" include (1) the "initial Construction Project" which means the construction of the improvements described in Schedule 1 and contemplated by the plans, renderings and budgets referenced therein, consistent with the uses permitted by this Lease, and (2) "subsequent Construction Projects" which means any other project to be undertaken by Tenant during the term of this Lease for the construction of new Improvements or for the alteration of then existing Improvements. A subsequent Construction Project may involve demolition of then existing Improvements which are no longer needed or which must be removed to accommodate new Improvements, subject to the requirements of Paragraph b below. All construction work planned or done contemporaneously shall constitute a single Construction Project for purposes of this Lease, notwithstanding that such work may be done in stages or performed by more than one general contractor. However, it is understood that any number of distinct Construction Projects may be undertaken by Tenant during the term of (and in accordance with the provisions of) this Lease.

                 (z) Custodial Agreement. "CUSTODIAL AGREEMENT" means the Custodial Agreement dated as of the date hereof between Banque Nationale de Paris, New York Branch, and Tenant pursuant to which such bank will hold securities pledged by Tenant as collateral for Tenant's obligations under the Purchase Agreement, as such Custodial Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

                 (v) Default. "DEFAULT" means any event which, with the passage of time or the giving of notice or both, would (if not cured within any applicable cure period) constitute an Event of Default.

                 (w) Default Rate. "DEFAULT RATE" means a floating per annum rate equal to three percent (3%) above the Prime Rate. However, in no event will the Default Rate exceed the maximum interest rate permitted by law.

                 (x) Designated Payment Date. "DESIGNATED PAYMENT DATE" shall have the meaning assigned to it in the Purchase Agreement.

                 (y)              Effective Rate.  "EFFECTIVE RATE" means:

                 (i) for the short first Construction Period ending May 1, 1996, the per annum rate which equals the Spread plus the per annum rate charged to Landlord by Landlord's Parent on the Initial Funding Advance for such Construction Period, it being understood that the rate charged to Landlord by Landlord's Parent during such period will be equal to the average daily rate for such period established internally by Landlord's Parent as its marginal cost of funds; and

                 (ii) for each subsequent Construction Period and for each Base Rental Period, the per annum rate which equals the Spread plus the per annum rate determined by dividing (A) LIBOR for such Construction Period or Base Rental Period by (B) 100% minus the Eurodollar Rate Reserve Percentage for such Construction Period or Base Rental Period. When "LIBOR" or the "Eurodollar Rate Reserve Percentage" changes upon the commencement of a new Construction Period or Base Rental Period in accordance with the definitions of those terms herein, then the Effective Rate shall be automatically increased or decreased, as the case may be, upon the commencement of such period. If for any reason Landlord determines that it is impossible or impractical to determine the Effective Rate with respect to a given Construction Period or Base Rental Period in accordance with the preceding sentences, then the "EFFECTIVE RATE" for that period shall equal the Spread plus any published index or per annum interest rate determined in good faith by Landlord's Parent to be comparable to LIBOR at the beginning of the first day of that period. A comparable interest rate might be, for example, the then existing yield on short term United States Treasury obligations (as compiled by and published in the then most recently published United States Federal Reserve Statistical Release H.15(519) or its successor publication), plus or minus a fixed adjustment based on Landlord's Parent's comparison of past eurodollar market rates to past yields on such Treasury obligations. Any determination by Landlord's Parent of the Effective Rate hereunder shall, in the absence of clear and demonstrable error, be conclusive and binding.

                 (z) Environmental Cutoff Date. "ENVIRONMENTAL CUTOFF DATE" means the later of the dates upon which (i) this Lease terminates,
(ii) Tenant surrenders possession of the Leased Property or (iii) Tenant ceases to have any leasehold or other interest in the Leased Property under this Lease or otherwise.

                 (aa) Environmental Indemnity. "ENVIRONMENTAL INDEMNITY" means the separate Environmental Indemnity Agreement dated as of the date hereof executed by Tenant in favor of Landlord covering the Land and certain other property described therein, as such agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

                 (bb) Environmental Laws. "ENVIRONMENTAL LAWS" means any and all existing and future Applicable Laws pertaining to safety, health or the environment, or to Hazardous Substances or Hazardous Substance Activities, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, hereinafter called "CERCLA"), and the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, hereinafter called "RCRA").

                 (cc) Environmental Losses. "ENVIRONMENTAL LOSSES" means Losses suffered or incurred by any Indemnified Party relating to or arising out of, based on or as a result of: (i) any Hazardous Substance Activity that occurs or is alleged to have occurred on or prior to the Environmental Cutoff Date; (ii) any violation on or prior to the Environmental Cutoff Date of Environmental Laws relating to the Leased Property or to the ownership, use, occupancy or operation thereof; (iii) any investigation, inquiry, order, hearing, action, or other proceeding by or before any governmental or quasi-governmental agency or authority in connection with any Hazardous Substance Activity that occurs or is alleged to have occurred in whole or in part on or prior to the Environmental Cutoff Date; or (iv) any claim, demand, cause of action or investigation, or any action or other proceeding, whether meritorious or not, brought or asserted against any Indemnified Party which relates to, arises from, is based on, or results from any of the matters described in clauses (i), (ii) or (iii) of this subparagraph cc, or any allegation of any such matters. For purposes of determining whether Losses constitute "Environmental Losses," as the term is used in this Lease, any actual or alleged Hazardous Substance Activity or violation of Environmental Laws relating to the Leased Property will be presumed to have occurred prior to the Environmental Cutoff Date unless Tenant establishes by clear and convincing evidence to the contrary that the relevant Hazardous Substance Activity or violation of Environmental Laws did not occur or commence prior to the Environmental Cutoff Date. Even if after the Environmental Cutoff Date Losses are incurred by or asserted against a particular Indemnified Party that would not have been incurred or asserted, but for any matter described in clauses (i), (ii) or (iii) of this subparagraph cc, or an allegation of any such matter, then such Losses will constitute Environmental Losses. FURTHER, ENVIRONMENTAL LOSSES INCURRED BY OR ASSERTED AGAINST A PARTICULAR INDEMNIFIED PARTY SHALL

INCLUDE LOSSES RELATING TO OR ARISING OUT OF OR AS A RESULT OF ANY MATTERS LISTED IN THE PRECEDING SENTENCE EVEN WHEN SUCH MATTERS ARE CAUSED BY THE NEGLIGENCE OF THAT PARTICULAR OR ANY OTHER INDEMNIFIED PARTY; PROVIDED, HOWEVER, THAT LOSSES INCURRED BY OR ASSERTED AGAINST A PARTICULAR INDEMNIFIED PARTY AND PROXIMATELY CAUSED BY (AND ATTRIBUTED BY ANY APPLICABLE PRINCIPLES OF COMPARATIVE FAULT TO) MISCONDUCT OF THAT INDEMNIFIED PARTY WILL NOT CONSTITUTE ENVIRONMENTAL LOSSES OF SUCH INDEMNIFIED PARTY FOR PURPOSES OF THIS LEASE.

                 (dd) Environmental Report. "ENVIRONMENTAL REPORT" means the following certain reports: Environmental Baseline Investigation Building Three and Four Cypress Semiconductor Corporation 3939 and 4001 N. First Street, San Jose, California, prepared for Tenant by Associated Terra consultants, Inc., dated March 27, 1996, file no. 125175 and Appendices thereto.

                 (ee) ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

                 (ff) ERISA Affiliate. "ERISA AFFILIATE" means any Person who for purposes of Title IV of ERISA is a member of Tenant's controlled group, or under common control with Tenant, within the meaning of Section 414 of the Code, and the regulations promulgated and rulings issued thereunder.

                 (gg) ERISA Termination Event. "ERISA TERMINATION EVENT" means (i) the occurrence with respect to any Plan of a) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or b) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (ii) the withdrawal of Tenant or any Affiliate of Tenant from a Plan during a plan year in which it was a "SUBSTANTIAL EMPLOYER" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate any Plan or the treatment of any Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate any Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                 (hh) Escrowed Proceeds. "ESCROWED PROCEEDS" means any proceeds that are received by Landlord from time to time during the Term (and any interest earned thereon), which Landlord is holding for the purposes specified in the next sentence, from any party (1) under any casualty insurance policy as a result of damage to the Leased Property, (2) as compensation for any restriction placed upon the use or development of the Leased Property or for the condemnation of the Leased Property or any portion thereof, (3) because of any judgment, decree or award for injury or damage to the Leased Property or
(4) under any title insurance policy or otherwise as a result of any title defect or claimed title defect with respect to the Leased Property; provided, however, in determining "ESCROWED PROCEEDS" there shall be deducted all expenses and costs of every type, kind and nature (including Attorneys' Fees) incurred by Landlord to collect such proceeds; and provided, further, "ESCROWED PROCEEDS" shall not include any payment to Landlord by a Participant or an Affiliate of Landlord that is made to compensate Landlord for the Participant's or Affiliate's share of any Losses Landlord may incur as a result of any of the events described in the preceding clauses (1) through (4). "ESCROWED PROCEEDS" shall include only such proceeds as are held by Landlord (A) pursuant to Paragraph 5 for the payment to Tenant for the restoration or repair of the Leased Property or (B) for application as a Qualified Payment or as reimbursement of Breakage Costs incurred in connection with a Qualified Payment. "ESCROWED PROCEEDS" shall not include any proceeds that have been applied as a Qualified Payment or to pay any Breakage Costs incurred in connection with a Qualified Payment. Until Escrowed Proceeds are paid to Tenant pursuant to Paragraph 5 below or applied as a Qualified Payment or as reimbursement for costs incurred in connection with a Qualified Payment, Landlord shall keep the same deposited in an interest bearing account, and all interest earned on such account shall be added to and made a part of Escrowed Proceeds.

                 (ii) Eurocurrency Liabilities. "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 (jj) Eurodollar Rate Reserve Percentage. "EURODOLLAR RATE RESERVE PERCENTAGE" means, for purposes of determining the Effective Rate for any Construction Period or Base Rental Period, the reserve percentage applicable two Business Days before the first day of such period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Landlord's Parent with respect to liabilities or deposits consisting of or including Eurocurrency Liabilities (or with respect to any other category or liabilities by reference to which LIBOR is determined) having a term comparable to such period.

                 (kk) Event of Default. "EVENT OF DEFAULT" shall have the meaning assigned to it in subparagraph a below.

                 (ll)             Excluded Taxes.  "EXCLUDED TAXES" shall mean
(1) all Federal, state and local income taxes upon Base Rent, the Upfront Fee, Commitment Fees, any interest paid to Landlord pursuant to subparagraph e and any additional compensation claimed by Landlord pursuant to subparagraph iv;
(2) all federal, state and local income taxes upon any amounts paid as reimbursement for or to satisfy Losses incurred by Landlord under this Lease or otherwise to the extent such taxes are offset by a corresponding reduction of Landlord's income taxes because of Landlord's deduction of the reimbursed Losses from Landlord's taxable income or because of any tax credits attributable thereto; (3) taxes imposed by any governmental authority outside the United States; and (4) any transfer or change of ownership taxes assessed because of Landlord's transfer or conveyance to any third party of Landlord's rights or interests in the Lease, the Purchase Documents or the Leased Property, but excluding any such taxes assessed because of any Permitted Transfer described in clauses (4) or (5) of the definition of Permitted Transfer below. For purposes of this definition, income taxes shall include without limitation any income taxes (whether or not so designated) imposed under the Code or California Bank and Corporation Tax Law as well as Texas corporate franchise taxes.

                 (mm) Fed Funds Rate. "FED FUNDS RATE" means, for any period, a fluctuating interest rate (expressed as a per annum rate and rounded upwards, if necessary, to the next 1/16 of 1%) equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rates are not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Landlord's Parent from three Federal funds brokers of recognized standing selected by Landlord's Parent. All determinations of the Fed Funds Rate by Landlord's Parent shall, in the absence of clear and demonstrable error, be binding and conclusive upon Landlord and Tenant.

                 (nn)             Funding Advances.  "FUNDING ADVANCES" means
(1) the Initial Funding Advance and (2) all future advances (which, together with Initial Funding Advance, are expected to total but in no event exceed $18,200,000) made by Landlord's Parent or any Participant to or on behalf of Landlord to allow Landlord to provide the Construction Allowance hereunder.


                 (oo) GAAP. "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in subparagraph w (except for changes concurred in by Tenant's independent public accountants).

                 (pp) Hazardous Substance. "HAZARDOUS SUBSTANCE" means (i) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, regulated under, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance," "hazardous material," "hazardous waste," "extremely hazardous waste or substance," "infectious waste," "toxic substance," "toxic pollutant," or any other formulation intended to define, list or classify substances by reason of deleterious properties addressed by Environmental Laws, including, without limitation, ignitability, corrosiveness, reactivity, carcinogenicity, toxicity or reproductive toxicity; (ii) petroleum, any fraction of petroleum, natural gas, natural gas liquids, liquified natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iii) asbestos and any asbestos containing material; (iv) "waste" as defined in section 13050(d) of the California Water Code (with the exception of non-hazardous waste as defined under federal law); and (v) any other material that, because of its quantity, concentration or physical or chemical characteristics, poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment.

                 (qq) Hazardous Substance Activity. "HAZARDOUS SUBSTANCE ACTIVITY" means any actual, proposed or threatened use, storage, holding, release (including, without limitation, any spilling, leaking, leaching, pumping, pouring, emitting, emptying, dumping, disposing into the environment, and the continuing migration into or through soil, surface water, groundwater or any body of water), discharge, deposit, placement, generation, processing, construction, treatment, abatement, removal, disposal, disposition, handling or transportation of any Hazardous Substance from, under, in, into or on the Leased Property, including, without limitation, the movement or migration of any Hazardous Substance from surrounding property, surface water, groundwater or any body of water under, in, into or onto the Leased Property and any resulting residual Hazardous Substance contamination in, on or under the Leased Property. "HAZARDOUS SUBSTANCE ACTIVITY" also means any existence of Hazardous Substances on the Leased Property that would cause the Leased Property or the owner or operator thereof to be in violation of, or that would subject the Leased Property to any remedial obligations under, any Environmental Laws, including without limitation CERCLA and RCRA, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances pertaining to the Leased Property.

                 (rr) Impositions. "IMPOSITIONS" shall have the meaning assigned to it in subparagraph p below.

                 (ss) Improvements. "IMPROVEMENTS," as defined in the recitals at the beginning of this Lease, shall include not only existing improvements to the Land as of the date hereof, but also any new improvements or changes to existing improvements made by Tenant and any replacements, substitutions or restorations thereof.

                 (tt) Indemnified Party. "INDEMNIFIED PARTY" means each of (1) Landlord and any of Landlord's permitted successors and assigns as to all or any portion of the Leased Property or any interest therein (but excluding any Applicable Purchaser under the Purchase Agreement or any Person that claims its interest in the Leased Property through or under Tenant or such Applicable Purchaser), and (2) any Affiliate, officer, agent, director, employee or servant of any of the parties described in clause (1) preceding.

                 (uu) Initial Funding Advance. "INITIAL FUNDING ADVANCE" means the advance of $16,100,000 made by Landlord's Parent (directly or through one or more of its Affiliates) to or on behalf of Landlord on or prior to the date of this Lease to cover the cost of Landlord's acquisition of the Leased Property and Closing Costs.

                 (vv) Landlord's Parent. "LANDLORD'S PARENT" means Landlord's Affiliate, Banque Nationale de Paris, a bank organized and existing under the laws of France and any successors of such bank.

                 (ww) Landlord's Liens. "LANDLORD'S LIENS" means, and is limited to, Liens encumbering the Leased Property that are asserted (1) other than as contemplated by this Lease or the Purchase Documents by Landlord itself, (2) by third parties lawfully claiming through or under Landlord (which for purposes of this Lease shall include any judgment lien established against the Leased Property because of a judgment rendered against Landlord and shall also include any lien established against the Leased Property to secure past due Excluded Taxes), or (3) by third parties claiming under a deed or other instrument duly executed by Landlord; provided, Landlord's Liens shall not include (A) any Permitted Encumbrances (regardless of whether claimed through or under Landlord), (B) this Lease, the Purchase Documents or any other document executed by Landlord contemporaneously with the execution of this Lease, (C) Liens which are neither lawfully claimed through or under Landlord (as described above) nor claimed under a deed or other instrument duly executed by Landlord, (D) Liens claimed by, through or under Tenant, (E) Liens arising because of Landlord's compliance with Applicable Law, the Existing Agreement, subparagraph b below or any written request made by Tenant, or (F) Liens securing the payment of property taxes or other amounts assessed against the Leased Property by any governmental authority, other than to secure the payment of Excluded Taxes which Landlord owes but has failed to pay or damages caused by (and attributed by any applicable principles of comparative fault to) Landlord's own Misconduct.

                 (xx) LIBOR. "LIBOR" means, for purposes of determining the Effective Rate for each Construction Period or Base Rental Period, the rate determined by Landlord's Parent to be the average rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates at which deposits of dollars are offered or available to Landlord's Parent in the London interbank market at approximately 11:00 a.m. (London time) on the second Business Day preceding the first day of such Construction Period or Base Rental Period. Landlord shall instruct Landlord's Parent to consider deposits, for purposes of making the determination described in the preceding sentence, that are offered: (i) for delivery on the first day of such Construction Period or Base Rental Period, (ii) in an amount equal or comparable to the total (projected on the applicable date of determination by Landlord's Parent) Stipulated Loss Value on the first day of such period, and
(iii) for a period of time equal or comparable to the length of such period.
If Landlord's Parent so chooses, it may determine LIBOR for any period by reference to the rate reported by the British Banker's Association on Page 3750 of the Telerate Service at approximately 11:00 a.m. (London time) on the second Business Day preceding the first day of such period. If for any reason Landlord's Parent determines that it is impossible or impractical to determine LIBOR with respect to a given Construction Period or Base Rental Period in accordance with the preceding sentences, or if Landlord's Parent shall determine that it is unlawful (or any central bank or governmental authority shall assert that it is unlawful) for Landlord's Parent to fund or maintain advances to Landlord in connection with the Leased Property during any Construction Period or Base Rental Period for which Carrying Costs or Base Rent is computed by reference to LIBOR, then "LIBOR" for that Construction Period or Base Rental Period shall equal the rate which is forty basis points (40/100 of 1%) above the Fed Funds Rate for that period. All determinations of LIBOR by Landlord's Parent shall, in the absence of clear anddemonstrable error, be binding and conclusive upon Landlord and Tenant.

                 (yy) Lien. "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to sell receivables with recourse, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction). Customary bankers' rights of set-off arising by operation of law or by contract (however styled, if the contract grants rights no greater than those arising by operation of law) in connection with working capital facilities, lines of credit, term loans and letter of credit facilities and other contractual arrangements entered into with banks in the ordinary course of business are not "Liens" for the purposes of this Lease.

                 (zz) Losses. "LOSSES" means any and all losses, liabilities, damages (whether actual, consequential, punitive or otherwise denominated), demands, claims, actions, judgments, causes of action, assessments, fines, penalties, costs, and out-of-pocket expenses (including, without limitation, Attorneys' Fees and the fees of outside accountants and environmental consultants), of any and every kind or character, foreseeable and unforeseeable, liquidated and contingent, proximate and remote, known and unknown. However, Losses incurred by any Indemnified Party (including Landlord) shall not include, for purposes of this Lease, losses, liabilities, damages, demands, claims, actions, judgments, causes of action, assessments, fines, penalties, costs, or out-of-pocket expenses incurred because of (and attributed by any applicable principles of comparative fault to) such Indemnified Party's Misconduct and shall not in any event include Excluded Taxes.

                 (aaa) Maximum Construction Allowance. "MAXIMUM CONSTRUCTION ALLOWANCE" means an amount equal to $18,200,000, less the Initial Funding Advance, or such lesser amount to which the Maximum Construction Allowance may be reduced by Tenant pursuant to Paragraph 6.(d).

                 (bbb) Misconduct. "MISCONDUCT" of a Person means, and is limited to: (1) if the Person is subject to the terms of this Lease or the Purchase Documents, a breach by such Person of the express provisions of this Lease or the Purchase Documents that continues beyond any period for cure provided herein, and (2) any Active Negligence, gross negligence or wilful misconduct of such Person or its Affiliates or of the officers, employees or employers of such Person or its Affiliates. Misconduct of one Indemnified Party shall not be attributed to a second Indemnified Party if the second Indemnified Party is not an Affiliate, officer, employee or employer of the first. Negligence which does not constitute Active Negligence or gross negligence shall not constitute Misconduct.

                 (ccc)            Outstanding Construction Allowance.
"Outstanding Construction Allowance" shall have the meaning assigned to it in subparagraph i.

                 (ddd) Participant. "PARTICIPANT" means any banks or financial institutions organized under the laws of the United States or any state thereof or any European Country and any Affiliates of such entities who may after the date of this Lease agree with Landlord to participate in all or some of the risks and rewards to Landlord of this Lease and the Purchase Documents.

                 (eee) Permitted Encumbrances. "PERMITTED ENCUMBRANCES" means (i) the encumbrances and other matters affecting the Leased Property that are set forth in Exhibit B attached hereto and made a part hereof, and (ii) any provisions of the Existing Contract that survived closing thereunder, and (iii) any easement agreement or other document affecting title to the Leased Property executed by Landlord pursuant to the Existing Contract or pursuant to a document executed in accordance with the Existing Contract or otherwise executed by Landlord at the written request of or with the written consent of Tenant.

                 (fff)            Permitted Hazardous Substance Use.
"PERMITTED HAZARDOUS SUBSTANCE USE" means the use, storage and offsite disposal of Permitted Hazardous Substances in strict accordance with applicable Environmental Laws and with due care given the nature of the Hazardous Substances involved; provided, the scope and nature of such use, storage and disposal shall not include the use of underground storage tanks for any purpose other than the storage of water for fire control, nor shall such scope and nature:

         (1) exceed that reasonably required for the operation of the Leased Property for the purposes permitted under subparagraph a; or

         (2) include any disposal, discharge or other release of Hazardous Substances in any manner that poses a significant risk of allowing such substances to reach the San Francisco Bay, surface water or groundwater, except (i) through a lawful and properly authorized discharge (A) to a publicly owned treatment works or (B) with rainwater or storm water runoff in accordance with Applicable Laws and any permits obtained by Tenant that govern such runoff; or (ii) any such disposal, discharge or other release of Hazardous Substances for which no permits are required and which are not otherwise regulated under applicable Environmental Laws.

Further, notwithstanding anything to the contrary herein contained, Permitted Hazardous Substance Use shall not include any use of the Leased Property in manner which requires a RCRA treatment, storage or disposal facility permit, including but not limited to a landfill, incinerator or other waste disposal facility.

                 (ggg) Permitted Hazardous Substances. "PERMITTED HAZARDOUS SUBSTANCES" means Hazardous Substances used and reasonably required for Tenant's operation of the Leased Property for the purposes expressly permitted by subparagraph a, in strict compliance with all Environmental Laws and with due care given the nature of the Hazardous Substances involved. Without limiting the generality of the foregoing, Permitted Hazardous Substances shall include, without limitation, usual and customary office and janitorial products, and the materials listed on Exhibit C attached hereto.

                 (hhh) Permitted Transfer. "PERMITTED TRANSFER" means any one or more of the following:

         (1) an assignment or conveyance to an Affiliate of Landlord of either
         (A) all, but not less than all, of Landlord's then existing rights and interests hereunder, under the Purchase Documents and in the Leased Property, or (B) less than all of such rights and interests of Landlord pursuant to conveyancing documentation which requires that any action taken directly against Tenant for the collection of Rent or other payments due under this Lease or the Purchase Documents will be taken by or on behalf of Landlord in Landlord's own name and not by or in the name of the Affiliate;

         (2) any assignment to Participants of any interest in Rent, payments required by the Purchase Agreement or payments to be generated from the Leased Property after the Term, provided such assignment requires that any action taken directly against Tenant for the collection of Rent or other payments due under this Lease or the Purchase Documents will be taken by or on behalf of Landlord in Landlord's own name and not by or in the name of such Participants;

         (3) any agreement to exercise or refrain from exercising rights or remedies hereunder or under the Purchase Agreement made by Landlord with any Participant;

         (4) any assignment or conveyance requested in writing by Tenant or required by the Existing Contract, by any Permitted Encumbrance, by the Purchase Documents or by Applicable Laws; or

         (5) any assignment or conveyance of all, but not less than all, of Landlord's then existing rights and interests hereunder, under the Purchase Documents and in the Leased Property, when an Event of Default shall have occurred and be continuing or after the Designated Payment Date.

                 (iii) Person. "PERSON" means an individual, a corporation, a partnership, an unincorporated organization, an association, a joint stock company, a joint venture, a trust, an estate, a government or agency or political subdivision thereof or other entity, whether acting in an individual, fiduciary or other capacity.

                 (jjj) Plan. "PLAN" means at any time an employee pension benefit plan which is covered under Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by Tenant or any Subsidiary for employees of Tenant or any Subsidiary or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Tenant or any Subsidiary is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

                 (kkk) Pledge Agreement. "PLEDGE AGREEMENT" means the Pledge Agreement dated as of the date hereof between Landlord and Tenant pursuant to which Tenant will pledge securities as collateral for Tenant's obligations under the Purchase Agreement, as such Pledge Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

                 (lll) Potential Lien Claimants. "POTENTIAL LIEN CLAIMANTS" means general contractors or other parties who have filed a statutory Preliminary Notice to preserve their right to a mechanic's or materialman's lien against the Leased Property in connection with any Construction Project.

                 (mmm) Prime Rate. "PRIME RATE" means the prime interest rate or equivalent charged by Landlord's Parent in the United States as announced or published by Landlord's Parent from time to time, which need not be the lowest interest rate charged by Landlord's Parent. If for any reason Landlord's Parent does not announce or publish a prime rate or equivalent, the prime rate or equivalent announced or published by either Citibank, N.A. or any New York branch or office of Credit Commercial de France as selected by Landlord shall be used to compute the rate describe in the preceding sentence. The prime rate or equivalent announced or published by such bank need not be the lowest rate charged by it. The Prime Rate may change from time to time after the date hereof without notice to Tenant as of the effective time of each change in rates described in this definition.

                 (nnn) Purchase Agreement. "PURCHASE AGREEMENT" means the Purchase Agreement dated as of the date hereof between Landlord and Tenant pursuant to which Tenant has agreed to purchase or to arrange for the purchase by a third party of the Leased Property, as such Purchase Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time in accordance with its terms.

                 (ooo) Purchase Documents. "PURCHASE DOCUMENTS" means collectively the Purchase Agreement, the Pledge Agreement and the Custodial Agreement.

                 (ppp) Qualified Payments. "QUALIFIED PAYMENTS" means all payments received by Landlord from time to time during the Term from any party (1) under any casualty insurance policy as a result of damage to the Leased Property, (2) as compensation for any restriction placed upon the use or development of the Leased Property or for the condemnation of the Leased Property or any portion thereof, (3) because of any judgment, decree or award for injury or damage to the Leased Property or (4) under any title insurance policy or otherwise as a result of any title defect or claimed title defect with respect to the Leased Property; provided, however, that (x) in determining Qualified Payments, there shall be deducted all expenses and costs of every kind, type and nature (including taxes, Breakage Costs and Attorneys' Fees) incurred by Landlord with respect to the collection of such payments, (y) Qualified Payments shall not include any payment to Landlord by a Participant or an Affiliate of Landlord that is made to compensate Landlord for the Participant's or Affiliate's share of any Losses Landlord may incur as a result of any of the events described in the preceding clauses (1) through (4) and (z) Qualified Payments shall not include any payments received by Landlord that Landlord has paid to Tenant for the restoration or repair of the Leased Property or that Landlord is holding as Escrowed Proceeds. For purposes of computing the total Qualified Payments (and other amounts dependent upon Qualified Payments, such as Stipulated Loss Value) paid to or received by Landlord as of any date, payments described in the preceding clauses (1) through (4) will be considered as Escrowed Proceeds, not Qualified Payments, until they are actually applied as Qualified Payments by Landlord as provided in subparagraph c.

                 (qqq) Remaining Proceeds. "REMAINING PROCEEDS" shall have the meaning assigned to it in subparagraph ii.

                 (rrr)            Rent.  "RENT" means the Base Rent and all
Additional Rent.

                 (sss) Responsible Financial Officer. "RESPONSIBLE FINANCIAL OFFICER" means the chief financial officer, the controller, the treasurer or the assistant treasurer of Tenant.

                 (ttt) Scope Change. "SCOPE CHANGE" means a change to a Construction Project that, if implemented, will make the quality, function or capacity of the Improvements affected by such Construction Project "materially different" (as defined below in this paragraph) than as described or inferred by plans and other items submitted to Landlord by Tenant as described in subparagraph i. Notwithstanding the foregoing, "Scope Change" shall not include refinement, correction and detailing of plans or other items submitted to Landlord by Tenant. As used in this definition, a "material difference" means a difference that (a) could (after completion of the applicable Construction Project and the funding of any Construction Advances required in connection therewith) significantly reduce any excess of the fair market value of the Leased Property over Stipulated Loss Value or significantly increase any excess of Stipulated Loss Value over the fair market value of the Leased Property, or (b) will change the general character of the Improvements from that needed to accommodate the uses permitted by subparagraph a.

                 (uuu)            Spread.  "SPREAD" means, 0.25% per annum.

                 (vvv) Stipulated Loss Value. "STIPULATED LOSS VALUE" as of any date means an amount equal to the sum of the Initial Funding Advances, plus the sum of all Construction Advances and Carrying Costs added to the Outstanding Construction Allowance on or prior to such date, minus all funds received by Landlord and applied as Qualified Payments on or prior to such date. Under no circumstances will any payment of Base Rent, the Upfront Fee or Commitment Fees reduce Stipulated Loss Value.

                 (www) Subsidiary. "SUBSIDIARY" means any corporation of which Tenant or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

                 (xxx) Tenant's Knowledge. "TENANT'S KNOWLEDGE," "TO THE KNOWLEDGE OF TENANT" and words of like effect means the actual knowledge (with due investigation) of any of the following employees of Tenant:
Douglas Smith, Treasurer; Manny Hernandez, Chief Financial Officer; and, Chris Field, Director of Site Services. However, to the extent Tenant's knowledge after the date hereof may become relevant hereunder or under any certificate or other notice provided by Tenant to Landlord in connection with this Lease, "Tenant's knowledge" and words of like effect shall include the then actual knowledge of other employees of Tenant (if any) that have assumed responsibilities of the current employees listed in the preceding sentence or that have replaced such current employees. But none of the employees of Tenant whose knowledge is now or may hereafter be relevant shall be personally liable for the representations of Tenant made herein.

                 (yyy) Trade Fixture. "TRADE FIXTURE" means (1) anything (including, without limitation, furniture, fixtures, equipment, vessels, piping, electrical panels, conduit, ventilating equipment, demountable partitions, etc.) brought onto or fixed to the Premises during the term of this Lease by Tenant at Tenant's expense other than repairs and replacement of the Leased Property and (2) all of the items more particularly described on attached Exhibit D.

                (zzz) Term. "TERM" shall have the meaning assigned to it in Paragraph 3 below.

                 (aaa) Unfunded Benefit Liabilities. "UNFUNDED BENEFIT LIABILITIES" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of Tenant or any ERISA Affiliate of Tenant under Title IV of ERISA.

                 (bbb) Other Terms and References. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural and vice versa, unless the context otherwise requires. References herein to Paragraphs, subparagraphs or other subdivisions shall refer to the corresponding Paragraphs, subparagraphs or subdivisions of this Lease, unless specific reference is made to another document or instrument. References herein to any Schedule or Exhibit shall refer to the corresponding Schedule or Exhibit attached hereto, which shall be made a part hereof by such reference. All capitalized terms used in this Lease which refer to other documents shall be deemed to refer to such other documents as they may be renewed, extended, supplemented, amended or otherwise modified from time to time, provided such documents are not renewed, extended or modified in breach of any provision contained herein or therein or, in the case of any other document to which Landlord or Tenant is a party or of which Landlord is an intended beneficiary, without the consent of Landlord. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. The words "THIS LEASE", "HEREIN", "HEREOF", "HEREBY", "HEREUNDER" and words of similar import refer to this Lease as a whole and not to any particular subdivision unless expressly so limited. The phrases "THIS PARAGRAPH" and "THIS SUBPARAGRAPH" and similar phrases refer only to the Paragraphs or subparagraphs hereof in which the phrase occurs. The word "OR" is not exclusive. Other capitalized terms are defined in the provisions that follow.

         3. Term. The term of this Lease (herein called the "TERM") shall commence on and include the effective date hereof, and end at 8:00 A.M. on the first Business Day in May, 2001, unless sooner terminated as herein provided. Tenant may terminate this Lease immediately after purchasing or causing an Applicable Purchaser to purchase the Leased Property pursuant to the Purchase Agreement; provided, however, on any Designated Payment Date established under and in accordance with the Purchase Agreement, Tenant must have paid to Landlord all unpaid Rent then due or past due, must have satisfied Tenant's obligations under the Purchase Agreement, must have paid to Landlord all Base Rent accruing to the Designated Payment Date (even though such Base Rent will not be due pursuant to the definitions set forth above if the Designated Payment Date does not fall on a scheduled Base Rental Date) and must have paid any Breakage Costs caused by the Landlord's sale of the Leased Property pursuant to the Purchase Agreement. Satisfaction of the requirements listed in the proviso to the preceding sentence shall be a condition precedent to the effectiveness of any early termination of this Lease by Tenant.

         4.               Rental.

                 (a) Base Rent. Tenant shall pay Landlord rent (herein called "BASE RENT") in arrears, in currency that at the time of payment is legal tender for public and private debts in the United States of America, in monthly installments on each Base Rental Date through the end of the Term. Each payment of Base Rent must be received by Landlord no later than 10:00 A.M. (San Francisco time) on the date it becomes due; if received after 10:00 A.M. it will be considered for purposes of this Lease as received on the next following Business Day. Each installment of Base Rent shall represent rent allocable to the Construction Period or Base Rental Period ending on the date on which the installment is due. Landlord shall notify Tenant in writing of the Base Rent due for the Construction Period ending on the Base Rental Commencement Date (if any) and for each Base Rental Period at least three (3) days prior to the Base Rent Commencement Date or Base Rental Date on which such period ends, but any failure by Landlord to so notify Tenant shall not constitute a waiver of Landlord's right to payment. If Tenant or any other Applicable Purchaser purchases Landlord's interest in the Leased Property pursuant to the Purchase Agreement, any Base Rent for the month (or shorter period) ending on the date of purchase and all outstanding Additional Rent shall be due on the Designated Payment Date in addition to the purchase price and other sums due Landlord under the Purchase Agreement. The Base Rent payable on the Base Rental Commencement Date shall equal the difference (if any) between (a) total Carrying Costs that would have been added to the Outstanding Construction Allowance on such date if the Construction Allowance available hereunder were not limited to the Maximum Construction Allowance, and
(b) the Carrying Costs actually added on such date to the Outstanding Construction Allowance. The Base Rent for each Base Rental Period shall equal
(A) Stipulated Loss Value on the first day of such Base Rental Period, times
(B) the Effective Rate with respect to such Base Rental Period, times (C) the number of days in such Base Rental Period, divided by (D) three hundred sixty
(360). Assume, only for the purpose of illustration: that a hypothetical Base Rental Period contains exactly thirty (30) days; that on the first day of such Base Rental Period, after the entire Construction Allowance had been funded, and after deducting a total of $13,200,000 of Qualified Payments received by Landlord, the resulting Stipulated Loss Value is

$5,000,000; and that the Effective Rate computed with respect to the applicable Base Rental Period is 6%. Under such assumptions, the Base Rent for the hypothetical Base Rental Period will equal:

                     $5,000,000 x 6% x 30/360, or $25,000.

                 (b) Upfront Fee. Upon execution and delivery of this Lease by Landlord, Tenant shall pay Landlord an upfront fee (the "UPFRONT FEE") as provided in the letter dated March 4, 1996 from Landlord to Tenant (less the deposit already paid by Tenant pursuant to that letter which will be applied against the Upfront Fee). The Upfront Fee shall represent Additional Rent for the first Construction Period.

                 (c) Commitment Fees. For each Construction Period Tenant shall pay Landlord a fee (a "COMMITMENT FEE") equal to (1) twenty-five basis points (25/100 of 1%), times (2) the difference at the end of the first day of such Construction Period between (A) the Maximum Construction Allowance and (B) the sum (computed without deduction for any Qualified Payments) of all Construction Advances made by or on behalf of Landlord and all Carrying Costs added to and made a part of the Construction Allowance, times
(3) the number of days in such Construction Period, divided by (4) three hundred sixty (360). Tenant shall pay Commitment Fees in arrears on the first Business Day of April, July, October and January of each calendar year, beginning with July 1, 1996 and continuing regularly throughout the Term so long as Commitment Fees accrue because of a difference between the Maximum Construction Allowance and the amount described in the preceding clause (B); provided, if any Commitment Fees shall have accrued and remain unpaid on the Designated Payment Date, such accrued unpaid Commitment Fees shall be due on the Designated Payment Date.

                 (d) Additional Rent. All amounts which Tenant is required to pay to or on behalf of Landlord pursuant to this Lease, together with every charge, premium, interest and cost set forth herein which may be added for nonpayment or late payment thereof, shall constitute rent (all such amounts, other than Base Rent, are herein called "ADDITIONAL RENT").

                 (e) Interest and Order of Application. All Rent shall bear interest, if not paid when first due, at the Default Rate in effect from time to time from the date due until paid; provided, that nothing herein contained will be construed as permitting the charging or collection of interest at a rate exceeding the maximum rate permitted under Applicable Laws. Landlord shall be entitled to apply any amounts paid by or on behalf of Tenant hereunder against any Rent then past due in the order the same became due or in such other order as Landlord may elect.

                 (f) Net Lease. It is the intention of Landlord and Tenant that the Base Rent and all other payments herein specified shall be absolutely net to Landlord, and that Tenant shall pay all costs, expenses and obligations of every kind relating to the Leased Property or this Lease which may arise or become due, including, without limitation: (i) Impositions, including any taxes payable by virtue of Landlord's receipt of amounts paid to or on behalf of Landlord in accordance with this subparagraph f; (ii) any Capital Adequacy Charges; (iii) any amount for which Landlord is or becomes liable with respect to the Permitted Encumbrances; and (iv) any costs incurred by Landlord (including Attorneys' Fees) because of Landlord's acquisition or ownership of the Leased Property or because of this Lease or the transactions contemplated herein. However, the preceding sentence shall not be construed to make Tenant liable for (1) damages suffered by Landlord because of (and attributed by any applicable principles of comparative fault to) its own Misconduct, (2) Excluded Taxes, (3) withholding taxes permitted by subsection g or (4) general overhead or internal administrative expenses of Landlord, Landlord's Parent or any Participant, except to the extent allowed by subparagraph iii because of changes described in that subparagraph after the date of this Lease.

                 (g) Withholding Taxes. Subject to the provisions of this subparagraph g, but notwithstanding anything else to the contrary in this Lease, to the extent required by law Tenant may deduct United States and California withholding taxes imposed as a way of collecting or in lieu of Excluded Taxes on payments of the Upfront Fee, Commitment Fees, Base Rent, any interest payable pursuant to subparagraph e or any additional compensation claimed by Landlord pursuant to subparagraph iv (collectively, "INCOME PAYMENTS") from Income Payments, without obligation to gross up, indemnify or otherwise increase payments in consequence thereof. Such withholding will be permitted if, but only if:

                 (i) in the case of withholding for Excluded Taxes imposed by the United States, the Person entitled to receive Income Payments (whether the original Landlord named herein or an assignee of the original Landlord's rights hereunder, a "PAYEE") is not exempt from withholding by reason of having been organized under the laws of the United States or any State thereof, and such Person shall not have provided Tenant with three (3) counterparts of each of the forms prescribed by the Internal Revenue Service (Form 1001 or 4224, or successor forms, as the case may be) claiming for Payee an exemption from federal withholding on all Income Payments;

                 (ii) in the case of withholding for Excluded Taxes imposed by the State of California, the Payee is not exempt from withholding by reason of having been qualified to do business in California, and such Person shall not have provided Tenant with three
         (3) counterparts of the forms (if any) prescribed by the California taxing authorities claiming for Payee an exemption from California withholding on all Income Payments;

                 (iii) at least thirty (30) days prior to any withholding from or reduction of Income Payments, Tenant shall have notified the Payee that Tenant believes the withholding is required and permitted by this subparagraph; and

                 (iv) the withholding taxes on the Income Payments would have been assessed even if the applicable taxing authorities had characterized the transactions evidenced by this Lease and the Purchase Agreement as a mere financing arrangement.

Any Payee exempt from withholding for Excluded Taxes imposed by the United States by reason of having been organized under the laws of the United States or any State thereof shall provide to Tenant statements conforming to the requirements of Treasury Regulation 1.1441-5(b) or any successor thereto (which statements may be made on a Form W-9). If Tenant shall ever be required to pay Excluded Taxes that Landlord has failed to pay when due because of Tenant's failure to withhold from payments made under this Lease, Landlord shall reimburse Tenant for such Excluded Taxes. Nothing in this subparagraph g shall excuse Tenant from its obligation under subparagraph iii to compensate Landlord for increased costs attributable to any change in law relating to withholding taxes after the date hereof.

                 (h) No Demand or Setoff. The Base Rent and all Additional Rent shall be paid without notice or demand and without abatement, counterclaim, deduction, setoff or defense, except as expressly provided herein.

         5.               Insurance and Condemnation Proceeds.

         (a) Subject to Landlord's rights under this Paragraph 5, and so long as no Event of Default shall have occurred and be continuing, Tenant shall be entitled to use all casualty insurance and condemnation proceeds payable with respect to the Leased Property during the Term for the restoration and repair of the Leased Property or any remaining portion thereof. All insurance and condemnation proceeds received with respect to the Leased Property (including proceeds payable under any insurance policy covering the Leased Property which is maintained by Tenant) shall be paid to Landlord and then applied as follows:

                 (i) First, such proceeds shall be used to reimburse Landlord for any costs and expenses, including Attorneys' Fees, incurred in connection with the collection of such proceeds.

                 (ii) Second, the remainder of such proceeds (the "REMAINING PROCEEDS"), shall be held by Landlord as Escrowed Proceeds and applied to reimburse Tenant for the actual cost of the repair, restoration or replacement of the Leased Property. However, any Remaining Proceeds not needed for such purpose shall be applied by Landlord as Qualified Payments, as provided in subparagraph c, after Tenant notifies Landlord that they are not needed for repairs, restoration or replacement.

         (b) Any Remaining Proceeds held by Landlord as Escrowed Proceeds shall be deposited by Landlord in an interest bearing account as provided in the definition of Escrowed Proceeds and shall be paid to Tenant as the applicable repair, restoration or replacement progresses and upon compliance by Tenant with such terms, conditions and requirements as may be reasonably imposed by Landlord, but in no event shall Landlord be required to pay any Escrowed Proceeds to Tenant in excess of the actual cost to Tenant of the applicable repair, restoration or replacement, as evidenced by invoices or other documentation reasonably satisfactory to Landlord, it being understood that Landlord may retain any such excess as a Qualified Payment. In any event, Tenant will not be entitled to any abatement or reduction of the Base Rent or any other amount due hereunder except to the extent that such excess Remaining Proceeds result in Qualified Payments which reduce Stipulated Loss Value (and thus payments computed on the basis of Stipulated Loss Value) as provided in the definitions set out above. Further, notwithstanding the inadequacy of the Remaining Proceeds held by Landlord as Escrowed Proceeds, if any, or anything herein to the contrary, Tenant must, after any taking of less than all or substantially all of the Leased Property by condemnation and after any damage to the Leased Property by fire or other casualty, either:

                 (1) promptly restore or improve the Leased Property or the remainder thereof to a value no less than sixty percent (60%) of Stipulated Loss Value (computed after the application of any Remaining Proceeds as a Qualified Payment) and to a reasonably safe and sightly condition; or

                 (2) promptly restore the Leased Property to a reasonably safe and sightly condition and pay to Landlord for application as a Qualified Payment the amount (if any), as determined by Landlord, needed to reduce Stipulated Loss Value (computed after the application of such amount and any available Remaining Proceeds as Qualified Payments) to no more than one hundred sixty-six percent (166%) of the then-current market value of the Leased Property or remainder thereof.

Any taking of so much of the Leased Property as, in Landlord's reasonable judgment, makes it impracticable to restore or improve the remainder thereof as required by part (1) of the preceding sentence shall be considered a taking of substantially all the Leased Property for purposes of this Paragraph 5.

         (c) Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, Landlord shall be entitled to receive and collect all insurance or condemnation proceeds payable with respect to the Leased Property, and:

                 (i) Landlord shall apply the Remaining Proceeds received by Landlord as a Qualified Payment (or as reimbursement for Breakage Costs incurred in connection with such Qualified Payment) within ten (10) Business Days after Landlord receives a written notice from Tenant unconditionally directing Landlord to so apply the same; and

                 (ii) in the absence of such a notice from Tenant to Landlord, Landlord shall be entitled to either, at the discretion of Landlord, (A) hold all Remaining Proceeds as Escrowed Proceeds until paid to Tenant as reimbursement for the actual and reasonable cost of repairing, restoring or replacing the Leased Property when Tenant has completed such repair, restoration or replacement, or (B) apply such proceeds as Qualified Payments when and to the extent deemed appropriate by Landlord.

When no Event of Default shall have occurred and be continuing, Landlord shall apply any Remaining Proceeds paid to it or other amounts which are to be applied as a Qualified Payment (or as reimbursement for Breakage Costs incurred in connection with a Qualified Payment) within three (3) Business Days after Landlord receives a written notice from Tenant unconditionally directing Landlord to so apply the same. In any event, Landlord may deduct Breakage Costs incurred in connection with a Qualified Payment from the Remaining Proceeds or other amounts available to Landlord for application as the Qualified Payment, and Tenant will reimburse Landlord upon request for any such Breakage Costs that Landlord incurs but does not so deduct. If Remaining Proceeds held by Landlord exceed Stipulated Loss Value and any Rent payable by Tenant, Tenant may get the excess by terminating this Lease in accordance with Paragraph 3 and purchasing any remaining interest of Landlord in the Leased Property and the Escrowed Proceeds, pursuant to the Purchase Agreement.

         (d) In the event of any taking of all or substantially all of the Leased Property, Landlord shall be entitled to apply all Remaining Proceeds as a Qualified Payment, notwithstanding the foregoing. In addition, if Stipulated Loss Value immediately prior to any taking of all or substantially all of the Leased Property by condemnation exceeds the sum of the Remaining Proceeds resulting from such condemnation, then Landlord shall be entitled to recover the excess from Tenant upon demand as an additional Qualified Payment, whereupon this Lease shall terminate.

         (e) Nothing herein contained shall be construed to prevent Tenant from obtaining a separate award from any condemning authority for a taking of Tenant's personal property or Trade Fixtures, for moving expenses, for severance damages to other real property owned by Tenant adjacent to the Land or for business interruption, provided, such award is not combined with and does not reduce the award for any taking of the Leased Property, including Tenant's interest therein.

         (f) Without limiting Landlord's obligations under the other provisions of this Paragraph 5 or Tenant's obligations to make repairs under other provisions of this Lease, Landlord and Tenant each waive any right of recovery against the other, and the other's agents, officers or employees, for any damage to the Leased Property or to the personal property situated from time to time in or on the Leased Property resulting from fire or other casualty covered by a valid and collectible insurance policy; provided, however, that the waiver set forth in this subparagraph f shall be effective insofar, but only insofar, as compensation for such damage or loss is actually recovered by the waiving party (net of costs of collection) under the policy notwithstanding the waivers set out in this paragraph. Tenant shall cause the insurance policies required of Tenant by this Lease to be properly endorsed, if necessary, to prevent any loss of coverage because of the waivers set forth in this paragraph. If such endorsements are not available, the waivers set forth in this paragraph shall be ineffective to the extent that such waivers would cause required insurance with respect to the Leased Property to be impaired.

         6.      No Lease Termination.

                 (a) Status of Lease. Except as expressly provided herein, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, nor shall Tenant be entitled to any abatement of the Rent, nor shall the obligations of Tenant under this Lease be excused, for any reason whatsoever, including without limitation any of the following: (i) any damage to or the destruction of all or any part of the Leased Property from whatever cause, (ii) the taking of the Leased Property or any portion thereof by eminent domain or otherwise for any reason, (iii) the prohibition, limitation or restriction of Tenant's use of all or any portion of the Leased Property or any interference with such use by governmental action or otherwise,
(iv) any eviction of Tenant or of anyone claiming through or under Tenant by paramount title or otherwise (provided, if Tenant is wrongfully evicted by Landlord or by any third party exercising its rights under a Landlord's Lien, then Tenant will have the remedies described in Paragraph 17 below), (v) any default on the part of Landlord under this Lease or under any other agreement to which Landlord and Tenant are parties, (vi) the inadequacy in any way whatsoever of the design or construction of any improvements included in the Leased Property, it being understood that Landlord has not made and will not make any representation express or implied as to the adequacy thereof, or (vii) any other cause whether similar or dissimilar to the foregoing, any existing or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent of the covenants and agreements of Landlord, that the Base Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or limited pursuant to an express provision of this Lease. However, nothing in this Paragraph shall be construed as a waiver by Tenant of any right Tenant may have at law or in equity to (i) recover monetary damages for any default under this Lease by Landlord that Landlord fails to cure within the period provided in Paragraph 17, (ii) injunctive relief in case of the violation, or attempted or threatened violation, of any of the express covenants, agreements, conditions or provisions of this Lease which are binding upon Landlord, or
(iii) a decree compelling performance of any of the express covenants, agreements, conditions or provisions of this Lease.

                 (b) Waiver By Tenant. Without limiting the foregoing, Tenant waives to the extent permitted by Applicable Laws, except as otherwise expressly provided herein, all rights to which Tenant may now or hereafter be entitled by law (including any such rights arising because of any implied "warranty of suitability" or other warranty under Applicable Laws) (i) to quit, terminate or surrender this Lease or the Leased Property or any part thereof or (ii) to any abatement, suspension, deferment or reduction of the Base Rent or any other sums payable under this Lease.

         7.               Construction Allowance.

                          (a)     Advances; Outstanding Construction Allowance.

                          (i) Subject to the conditions set forth below, Landlord shall make advances (herein called "CONSTRUCTION ADVANCES") on Advance Dates from time to time as requested by Tenant to reimburse Tenant for the cost of Construction Projects or to pay Commitment Fees then due. As used herein, references to the "OUTSTANDING CONSTRUCTION ALLOWANCE" shall mean the difference on the date in question (but not less than zero) of (A) the total Construction Advances made by Landlord on or prior to the date in question, less (B) any Qualified Payments received on or prior to the date in question; provided, that Landlord will not be under any obligation to readvance any portion of the Construction Allowance repaid by Qualified Payments. Notwithstanding the foregoing, if for any reason Stipulated Loss Value (and thus the Outstanding Construction Allowance included as a component thereof) must be determined under this Lease as of any date between Advance Dates, the Outstanding Construction Allowance determined on such date shall equal the Outstanding Construction Allowance on the immediately preceding Advance Date computed in accordance with the preceding sentence, plus Carrying Costs (if any) accruing on and after such preceding Advance Date to but not including the date in question.

                         (ii)    Charges accruing at the Effective Rate
         (herein collectively called "CARRYING COSTS") for each Construction Period will be added to (and thereafter be included in) the Outstanding Construction Allowance on the last day of each such Construction Period (i.e., on the Advance Date upon which such Construction Period ends). The amount of Carrying Costs for each such Construction Period shall be equal to (A) Stipulated Loss Value (including Carrying Costs added with respect to every previous Construction Period, if any) as of the first day of such Construction Period, times (B) the Effective Rate with respect to such Construction Period, times (C) the number of days in such Construction Period, divided by (D) 360; provided, however, that because the Construction Allowance available under this Lease is limited to the Maximum Construction Allowance, Carrying Costs added to the Outstanding Construction Allowance on the Base Rental Commencement Date shall not exceed the amount that can be added without causing the Outstanding Construction Allowance to exceed the Maximum Construction Allowance.

                (b)      Construction Projects.

                (i) Preconstruction Approvals. Prior to the execution of this Lease, Tenant submitted and obtained Landlord's approval of plans or renderings for, a construction budget for, and descriptions of the initial Construction Project which Tenant expects to construct with the Construction Allowance. Except as provided below in this subparagraph, Tenant shall submit and obtain Landlord's written approval of plans or renderings for any subsequent Construction Project prior to commencement of the subsequent Construction Project. Landlord may disapprove of such plans or other items if, but only if, Landlord believes in good faith that the Construction Project proposed by Tenant will (1) fail to satisfy the requirements set forth in subparagraph iv, (2) change the general character of the Leased Property from that needed to accommodate the uses permitted by subparagraph a or (3) cause Tenant or the Leased Property to violate some other express provision of this Lease; but no approval given by Landlord in connection with any Construction Project, prior to or after the date hereof, shall constitute a waiver of subparagraph iv or of any other provision of this Lease. Any items hereafter submitted by Tenant to satisfy this subparagraph shall be sufficiently detailed to allow Landlord to make a reasonable determination of whether the applicable Construction Project will satisfy subparagraph iv, but need not include all detailed construction specifications and drawings of the work to be included in the Construction Project. All Construction Projects commenced by Tenant, including the initial Construction Project which is described in
        Schedule 1, and all construction contracts and other agreements executed or adopted by Tenant in connection therewith, must be substantially consistent with the plans or other items heretofore or hereafter submitted to and approved by Landlord as described above in this subparagraph, except to the extent otherwise provided by any Scope Changes approved as described below. Before commencing any Construction Project subsequent to the initial Construction Project, Tenant shall notify Landlord if Tenant believes that, upon completion of such subsequent Construction Project, there will be a substantial likelihood that the Leased Property will have a value of less than 60% of Stipulated Loss Value.

                (ii) Scope Changes. Before making a Scope Change to any Construction Project, Tenant shall provide to Landlord a reasonably detailed written description of the Scope Change, a revised construction budget (only if such Scope Change will require an increase in the existing construction budget) and a copy of any changes to the drawings, plans and specifications for the Improvements required in connection therewith, all of which must be approved in writing by Landlord (or by any construction representative appointed by Landlord from time to time) before the Scope Change is implemented. Landlord may disapprove of any Scope Change if, but only if, Landlord believes in good faith that the Construction Project proposed by Tenant, as modified by the Scope Change, will (1) fail to satisfy the requirements set forth in subparagraph iv, (2) change the general character of the Leased Property from that needed to accommodate the uses permitted by subparagraph a or
        (3) cause Tenant or the Leased Property to violate some other express provision of this Lease; but Landlord's approval shall not constitute a waiver of subparagraph iv or of any other provision of this Lease.

                (iii) Responsibility for Construction. Tenant shall have sole responsibility for contracting for and administering all Construction Projects, it being understood that Landlord's obligation with respect to Construction Projects shall be limited to the making of advances under and subject to the conditions set forth in this Paragraph 7. No contractor or other third party shall be entitled to require Landlord to make advances as a third party beneficiary of this Lease or otherwise. Notwithstanding delays beyond Tenant's control, and even if the Construction Allowance is not sufficient to pay for completion of any Construction Project, Tenant warrants that on the Designated Payment Date under the Purchase Agreement it shall have caused the initial Construction Project and any subsequent Construction Projects which are commenced during the Term to be completed in a good and workmanlike manner, substantially in accordance with Applicable Laws, and otherwise in compliance with the provisions of this Lease, unless Tenant or an Applicable Purchaser has purchased the Leased Property pursuant to the Purchase Agreement for a net price to Landlord (when taken together with any additional payments made by Tenant pursuant to Paragraph 2(a)(ii) of the Purchase Agreement, in the case of a purchase by an Applicable Purchaser) of not less than Stipulated Loss Value.

                 (iv)     Value Added.   Each Construction Project, upon
         completion and taken as a whole, must enhance the value of the Leased Property by an amount commensurate with the Construction Advances made for such Construction Project, and no Construction Project may significantly reduce the fair market value of the Property; however:

                          (1) this subparagraph iv will not preclude Tenant from obtaining Construction Advances for soft costs (such as architectural fees and design and permitting costs), demolition costs or other costs that do not, individually, add value to the Leased Property but that are incurred in connection with a Construction Project which will in the aggregate satisfy this subparagraph iv;

                          (2) to address any concerns Landlord may express about Tenant's ability to satisfy this subparagraph iv for a Construction Project, Tenant may by a written notice to Landlord stipulate a maximum amount of Construction Advances that Landlord will be required to make for such Construction Project, in which case Landlord shall not be required to make Construction Advances for such project in excess of the amount so stipulated;

                          (3) if Landlord invokes this subparagraph iv as justification for disapproving of a Construction Project (or Scope Change) or for declining to provide Construction Advances for a Construction Project, then Tenant may satisfy this subparagraph iv by (A) stipulating a maximum amount of Construction Advances that Landlord will be required to make for such Construction Project, and (B) establishing (by an appraisal in form and scope satisfactory to Landlord from an independent appraiser satisfactory to Landlord) that the value of the Leased Property will be no less than 60% of Stipulated Loss Value upon completion of the Construction Project and after Landlord provides Construction Advances equal to the maximum so stipulated;

                          (4) further, if Tenant ever does satisfy this subparagraph iv for a particular Construction Project by establishing a value of no less than 60% of Stipulated Loss Value as described in the preceding clause (3), Landlord shall have no further right, absent a subsequent Scope Change to such Construction Project, to invoke this subparagraph iv as justification for disapproving of such Construction Project or for withholding Construction Advances requested within the limit of the maximum Construction Advances stipulated by Tenant.

                 (v) Advances Not a Waiver. No funding of Construction Advances and no failure of Landlord to object to any Construction Project proposed or constructed by Tenant shall constitute a waiver by Landlord of the requirements contained in this subparagraph b.

                 (c)              Conditions to Construction Advances.
Landlord's obligation to make Construction Advances from time to time under this Paragraph 7 shall be subject to the following terms and conditions, all of which are intended for the sole benefit of Landlord:

                 (i) Prior Notice. Tenant must make a request in substantially the form attached to this Lease as Exhibit E for any Construction Advance at least seven (7) Business Days prior to the Advance Date upon which the advance is to be paid. Landlord shall consider in good faith any changes to the Construction Advance request forms attached hereto that Tenant may reasonably request for a particular Construction Project, provided the requested changes do not impair Landlord's rights or create or increase any liability Landlord may have in connection with the applicable Construction Project.

                 (ii) Amount of the Advances. No Construction Advance shall exceed the lesser of:

                          a) the Maximum Construction Allowance, less the then Outstanding Construction Allowance (computed after adding any Carrying Costs accrued for the month ending on the Advance Date upon which such Construction Advance is to be made); or

                          b) (1) the actual costs and expenses previously incurred or paid by Tenant (other than expenses already included in Closing Costs) for the preparation, negotiation and execution of this Lease, for Construction Projects (including "soft costs") or for Commitment Fees, less (2) the sum of all prior Construction Advances made under this Paragraph 7 to Tenant as reimbursement for such costs and expenses.

                 (iii)            Other Restrictions on the Amount of Advances.
         No Construction Advance shall be required that would cause the total Construction Advances required to complete any Construction Project previously commenced, as estimated by Landlord, to exceed the difference computed by subtracting (1) the Carrying Costs then projected by Landlord to be added to the Construction Allowance, from
         (2) the Construction Allowance remaining to be advanced. Nor shall any Construction Advance (other than the final Construction Advance) be requested for an amount less than $100,000.

                 (iv) Insurance. Tenant shall have obtained and provided certificates (or, in the case of clause a) below, title policies or binders) reasonably satisfactory to Landlord evidencing insurance covering the Leased Property as follows (in addition to the liability insurance required under subparagraph aa below):

                                  a) Title Insurance. An owner's title insurance policy (or binder committing the applicable title insurer to issue an owner's title insurance policy, without the payment of further premiums) in the amount of $18,200,000, in form and substance reasonably satisfactory to Landlord, written by Chicago Title Company or one or more other title insurance companies reasonably satisfactory to Landlord and insuring Landlord's ownership of fee title to the Leased Property, including any new Improvements constructed by Tenant; and

                                  b)               Builder's Risk Insurance.
                 Builder's Completed Value Risk and such other hazard insurance as Landlord may require against all risks of physical loss (including collapse and transit coverage, but not including earthquake coverage) with deductibles not to exceed $500,000, such insurance to be in amounts sufficient to cover the total value of all Improvements under construction and to be maintained in full force and effect at all times until completion of the initial Construction Project or any subsequent Construction Projects.

                 (v) Progress of Construction. Each Construction Project which has commenced but not yet been completed shall be progressing without any significant continuing interruption in a good and workmanlike manner and substantially in accordance with Applicable Laws and the requirements of this Lease, and Tenant shall be diligently pursuing the correction of any significant defect in the construction thereof.

                 (vi)       Evidence of Costs and Expenses to be Reimbursed.
         To the extent contemplated by the Construction Advance request forms attached as Exhibit E and described in subparagraph i, or otherwise reasonably required by Landlord at the time a Construction Advance is to be made, Tenant shall have submitted invoices, requests for payment from contractors and other evidence that all costs and expenses for which Tenant requests reimbursement constitute actual costs and expenses incurred by Tenant for a Construction Project.

                 (vii) No Event of Default. No Event of Default shall have occurred and be continuing under this Lease.

                 (viii) No Sale of Landlord's Interest. No sale of Landlord's interest in the Leased Property shall have occurred pursuant to the Purchase Agreement.

                 (ix) Certificate of No Default and Other Matters. Landlord shall have received, together with the notice requesting the Construction Advance described in clause (i) above, a current certificate of an officer of Tenant in the form included in Exhibit E. Without limiting the foregoing, Landlord may decline to advance any amount when Tenant is unable to truthfully certify, as contemplated in Exhibit E, that no liens are being asserted (as defined in such Certificate) against any part of or interest in the Leased Property that in the aggregate secure or allegedly secure more that $500,000 of claims by Potential Lien Claimants, regardless of whether any such liens have caused an Event of Default to occur hereunder or are being contested by Tenant as permitted by subparagraph o.

         (d) Reduction of Maximum Construction Allowance. So long as the Maximum Construction Allowance exceeds the Outstanding Construction Allowance, Tenant may reduce the Maximum Construction Allowance to any amount in excess of the Outstanding Construction Allowance by delivering to Landlord a notice in the form of Exhibit G hereto specifying the amount to which the Maximum Construction Allowance is to be reduced. Such reduction shall be effective on the date on which Landlord receives such notice, and once so reduced, the Maximum Construction Allowance may not be increased by Tenant at any time during the Term.

         8.               Purchase Documents and Environmental Indemnity.
Tenant acknowledges and agrees that nothing contained in this Lease shall limit, modify or otherwise affect any of Tenant's obligations under the Purchase Documents or Environmental Indemnity, which obligations are intended to be separate, independent and in addition to, and not in lieu of, the obligations established by this Lease. Except as provided in subparagraph k, in the event of any inconsistency between the terms and provisions of the Purchase Documents or Environmental Indemnity and the terms and provisions of this Lease, the terms and provisions of the Purchase Documents or Environmental Indemnity (as the case may be) shall control.

         9.               Use and Condition of Leased Property.

                 (a) Use. Subject to the Permitted Encumbrances and the terms hereof, Tenant may use and occupy the Leased Property so long as no Event of Default occurs hereunder, but only for the following purposes and other lawful purposes incidental thereto:

                 (i) manufacturing, assembly, warehousing and laboratory-based research and development of semiconductor, computer-related or other electronic products;

                 (ii)                      administrative and office space;

                 (iii) cafeteria, library, and other support function uses that Tenant may provide to its employees; and

                 (iv)                      those uses specified under Section
         5.1.2 of the Declaration of Covenants, Conditions and Restrictions for Oakmead-San Jose (included in Permitted Encumbrances), except for subsections 5.1.2(a) relating to gasoline service stations and 5.1.2(c) relating to public utility service facilities, transmission and distribution substations and public utility service centers, which shall be prohibited uses.



As used in this subparagraph, "products" shall not include products designed to detect, monitor, neutralize, handle or process Hazardous Substances.

                 (b) Condition. Tenant accepts the Leased Property (and will accept the same upon any purchase of the Landlord's interest therein) in its present state, AS IS, and without any representation or warranty, express or implied, as to the condition of such property or as to the use which may be made thereof. Tenant also accepts the Leased Property without any representation or warranty, express or implied, by Landlord regarding the title thereto or the rights of any parties in possession of any part thereof, except as set forth in subparagraph a.
Landlord shall not be responsible for any latent or other defect or change of condition in the Land, Improvements, fixtures and personal property forming a part of the Leased Property, and the Rent hereunder shall in no case be withheld or diminished because of any latent or other defect in such property, any change in the condition thereof or the existence with respect thereto of any violations of Applicable Laws. Nor shall Landlord be required to furnish to Tenant any facilities or service of any kind, such as, but not limited to, water, steam, heat, gas, hot water, electricity, light or power.

                 (c) Consideration of and Scope of Waiver. The provisions of subparagraph b above have been negotiated by the Landlord and Tenant after due consideration for the Rent payable hereunder and are intended to be a complete exclusion and negation of any representations or warranties of the Landlord, express or implied, with respect to the Leased Property that may arise pursuant to any law now or hereafter in effect, or otherwise. However, such exclusion of representations and warranties by Landlord is not intended to impair any representations or warranties made by other parties, including Seller, the benefit of which is to pass to Tenant because of the definition of Personal Property and Leased Property above.

         10. Other Representations, Warranties and Covenants of Tenant. Tenant represents, warrants and covenants as follows:

                 (a) Financial Matters. Tenant is solvent and has no outstanding liens, suits, garnishments or court actions which could render Tenant insolvent. There has not been filed by or, to Tenant's Knowledge, against Tenant a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to Tenant or any significant portion of Tenant's property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under the federal Bankruptcy Code or any state law. The financial statements and all financial data heretofore delivered to Landlord relating to Tenant are true, correct and complete in all material respects. No material adverse change has occurred in the financial position of Tenant and its Subsidiaries taken as a whole as reflected in Tenant's financial statements covering the fiscal period ended December 31, 1995.

                 (b) Existing Contract. Except to the extent required of Landlord under subparagraph b, Tenant shall satisfy all surviving obligations of the "Buyer" (as the term "Buyer" is used in the Existing Contract) under the Existing Contract and under all other documents, the execution of which is required by or in connection with the Existing Contract. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all Losses imposed on or asserted against or incurred by Landlord at any time and from time to time by reason of, in connection with or arising out of any obligations imposed by the Existing Contract. THE INDEMNITY SET OUT IN THIS SUBPARAGRAPH SHALL APPLY EVEN IF THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE NEGLIGENCE OF LANDLORD; PROVIDED, SUCH INDEMNITY SHALL NOT APPLY TO LOSSES PROXIMATELY CAUSED BY (AND ATTRIBUTED BY ANY APPLICABLE PRINCIPLES OF COMPARATIVE FAULT TO) THE MISCONDUCT OF LANDLORD. Because Tenant hereby assumes and agrees to satisfy all surviving obligations of the Buyer under the Existing Contract, no failure by Landlord to take any action required by the Existing Contract (save and except any actions required of Landlord under subparagraph b) shall, for the purposes of this indemnity, be deemed to be caused by the Misconduct of Landlord. The foregoing indemnity is in addition to the other indemnities set out herein and shall not terminate upon the closing of any sale of Landlord's interest in the Leased Property pursuant to the provisions of the Purchase Agreement or the termination of this Lease.

                 (c) No Default or Violation. The execution, delivery and performance by Tenant of this Lease, the Purchase Documents and the Environmental Indemnity do not and will not constitute a breach or default under any other material agreement or contract to which Tenant is a party or by which Tenant is bound or which affects the Leased Property or Tenant's use, occupancy or operation of the Leased Property or any part thereof and do not, to the knowledge of Tenant, violate or contravene any law, order, decree, rule or regulation to which Tenant is subject, and such execution, delivery and performance by Tenant will not result in the creation or imposition of (or the obligation to create or impose) any lien, charge or encumbrance not contemplated by this Lease or the Purchase Documents on, or security interest in, Tenant's property pursuant to the provisions of any of the foregoing.

                 (d) Compliance with Covenants and Laws. The intended use of the Leased Property by Tenant complies, or will comply after Tenant obtains readily available permits, in all material respects with all applicable restrictive covenants, zoning ordinances and building codes, flood disaster laws, applicable health, safety and environmental laws and regulations, the Americans with Disabilities Act and other laws pertaining to disabled persons, and all other applicable laws, statutes, ordinances, rules, permits, regulations, orders, determinations and court decisions (all of the foregoing are herein sometimes collectively called "APPLICABLE LAWS"). Tenant has obtained or will promptly obtain all utility, building, health and operating permits as may be required for Tenant's use of the Leased Property by any governmental authority or municipality having jurisdiction over the Leased Property.

                 (e) Environmental Representations. To Tenant's Knowledge and except as otherwise disclosed in the Environmental Report, as of the date hereof: (i) neither Tenant nor any prior owner or operator of the Leased Property or any surrounding property has reported or been required to report any release of any Hazardous Substances on or from the Leased Property or the surrounding property pursuant to any Environmental Law; (ii) neither Tenant nor any prior owner or operator of the Leased Property has received from any federal, state or local governmental authority any warning, citation, notice of violation regarding a suspected or known release or discharge of Hazardous Substances on or from the Leased Property or regarding a suspected or known violation of Environmental Laws concerning the Leased Property which has not been completely rectified; and (iii) none of the following are located on the Leased Property: asbestos; urea formaldehyde foam insulation; transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; any other Hazardous Substances other than Permitted Hazardous Substances; or any underground storage tank or tanks prohibited by this Lease. Further, Tenant represents that to Tenant's Knowledge the Environmental Report is not misleading or inaccurate in any material respect.

                 (f) No Suits. As of the effective date of this Lease, there are no judicial or administrative actions, suits, proceedings or investigations pending or, to Tenant's Knowledge, threatened that will affect Tenant's intended use of the Leased Property or the validity, enforceability or priority of this Lease, or Tenant's use, occupancy and operation of the Leased Property or any part thereof, and Tenant is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority that could materially and adversely affect the business or assets of Tenant and its Subsidiaries taken as a whole or Tenant's use, occupancy or operation of the Leased Property. No condemnation or other like proceedings are pending or, to Tenant's Knowledge, threatened against the Leased Property.

                 (g) Condition of Property. The Land as described in Exhibit A is the same as the land shown on the survey plat entitled "A.L.T.A. Survey" dated March 29, 1996, prepared by Sandis Humbar Jones, Drawing No. 296123, which was delivered to Landlord at the request of Tenant. The Leased Property is currently served by electric, gas, storm and sanitary sewers, sanitary water supply, telephone and other utilities as required for the use thereof. All streets, alleys and easements necessary to serve the Leased Property have been completed and are serviceable. The Leased Property is (or will be after completion of the initial Construction Project) in a condition satisfactory for its use and occupancy. To Tenant's Knowledge, no latent or patent defects or deficiencies in the Leased Property exist that, either individually or in the aggregate, could materially and adversely affect Tenant's use or occupancy of the Leased Property after completion of the initial Construction Project or could reasonably be anticipated to endanger life or limb. No part of the Real Property is within a flood plain as designated by any governmental authority, or if located in flood plain, Tenant has insured the improvements from loss by flood in accordance with Section 8(r).

                 (h) Organization. Tenant is duly incorporated and legally existing under the laws of the State of Delaware and is duly qualified to do business in the State of California. Tenant has all requisite power and has procured or will procure on a timely basis all governmental certificates of authority, licenses, permits, qualifications and other documentation required to lease and operate the Leased Property. Tenant has the corporate power and adequate authority, rights and franchises to own Tenant's property and to carry on Tenant's business as now conducted and is duly qualified and in good standing in each state in which the character of Tenant's business makes such qualification necessary (including, without limitation, the State of California) or, if it is not so qualified in a state other than California, such failure does not have a material adverse effect on the properties, assets, operations or businesses of Tenant and its Subsidiaries, taken as a whole.

                 (i) Enforceability. The execution, delivery and performance of this Lease, the Purchase Documents and the Environmental Indemnity are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority that has not heretofore been obtained and are not in contravention of or conflict with any Applicable Laws or any term or provision of Tenant's articles of incorporation or bylaws. This Lease, the Purchase Documents and the Environmental Indemnity are valid, binding and legally enforceable obligations of Tenant in accordance with their terms, except as such enforcement is affected by bankruptcy, insolvency and similar laws affecting the rights of creditors, generally, and equitable principles of general application.

                 (j) Not a Foreign Person. Tenant is not a "foreign person" within the meaning Sections 1445 and 7701 of the Code (i.e., Tenant is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

                 (k) Omissions. None of Tenant's representations or warranties contained in this Lease or any document, certificate or written statement furnished to Landlord by or on behalf of Tenant contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein (when taken in their entireties) not misleading.

                 (l) Existence. Tenant shall continuously maintain its existence and its qualification to do business in the State of California.

                 (m) Tenant Taxes. Tenant shall comply with all applicable tax laws and pay before the same become delinquent all taxes imposed upon it or upon its property (but not Excluded Taxes) where the failure to so comply or so pay would have a material adverse effect on the financial condition or operations of Tenant; except that Tenant may in good faith by appropriate proceedings contest the validity, applicability or amount of any such taxes and pending such contest Tenant shall not be deemed in default under this subparagraph if (1) Tenant diligently prosecutes such contest to completion in an appropriate manner, and (2) Tenant promptly causes to be paid any tax adjudged by a court of competent jurisdiction to be due, with all costs, penalties, and interest thereon, promptly after such judgment becomes final; provided, however, in any event such contest shall be concluded and the tax, penalties, interest and costs shall be paid prior to the date any writ or order is issued under which any of Tenant's property that is material to the business of Tenant and its Subsidiaries taken as a whole may be seized or sold because of the nonpayment thereof.

                 (n) Operation of Property. Tenant shall operate the Leased Property in a good and workmanlike manner and in compliance with all Applicable Laws and will pay all fees or charges of any kind in connection therewith other than Excluded Taxes. Tenant shall not use or occupy, or allow the use or occupancy of, the Leased Property in any manner which violates any Applicable Law or which constitutes a public or private nuisance or which makes void, voidable or cancelable any insurance then in force with respect thereto. To the extent that any of the following would, individually or in the aggregate, materially and adversely affect the value of the Leased Property Tenant shall not: (i) initiate or permit any zoning reclassification of the Leased Property; (ii) seek any variance under existing zoning ordinances applicable to the Leased Property; (iii) use or permit the use of the Leased Property in a manner that would result in such use becoming a nonconforming use under applicable zoning ordinances or similar laws, rules or regulations; (iv) execute or file any subdivision plat affecting the Leased Property; or (v) consent to the annexation of the Leased Property to any municipality. If a change in the zoning or other Applicable Laws affecting the permitted use or development of the Leased Property shall occur that Landlord determines will materially reduce the then-current market value of the Leased Property, and if after such reduction the Stipulated Loss Value shall substantially exceed the then-current market value of the Leased Property in the reasonable judgment of Landlord, then Tenant shall pay Landlord prior to the termination or expiration of this Lease an amount equal to such excess for application as a Qualified Payment. Tenant shall not impose any restrictive covenants or encumbrances upon the Leased Property without the prior written consent of the Landlord; provided, that such consent shall not be unreasonably withheld for any encumbrance or restriction that is made expressly subject to this Lease, as modified from time to time, and subordinate to Landlord's interest in the Leased Property by an agreement in form satisfactory to Landlord. Tenant shall not cause or permit any drilling or exploration for, or extraction, removal or production of, minerals from the surface or subsurface of the Leased Property. Tenant shall not do any act whereby the market value of the Leased Property may be materially lessened. Tenant shall allow Landlord or its authorized representative to enter the Leased Property at any reasonable time to inspect the Leased Property and, after reasonable notice, to inspect Tenant's books and records pertaining thereto, and Tenant shall assist Landlord or Landlord's representative in whatever way reasonably necessary to make such inspections. If Tenant receives a written notice or claim from any federal, state or other governmental entity that the Leased Property is not in compliance in any material respect with any Applicable Law, or that any action may be taken against the owner of the Leased Property because the Leased Property does not comply with Applicable Law, Tenant shall promptly furnish a copy of such notice or claim to Landlord. Notwithstanding the foregoing, Tenant may in good faith, by appropriate proceedings, contest the validity and applicability of any Applicable Law with respect to the Leased Property, and pending such contest Tenant shall not be deemed in default hereunder because of a violation of such Applicable Law, if Tenant diligently prosecutes such contest to completion in a manner reasonably satisfactory to Landlord, and if Tenant promptly causes the Leased Property to comply with any such Applicable Law upon a final determination by a court of competent jurisdiction that the same is valid and applicable to the Leased Property; provided, that in any event such contest shall be concluded and the violation of such Applicable Law must be corrected and any claims asserted against Landlord or the Leased Property because of such violation must be paid by Tenant, all prior to the date that (i) any criminal charges are threatened or instituted against Landlord or any of its directors, officers or employees because of such violation or (ii) any action is threatened or instituted by any governmental authority against Landlord or any property owned by Landlord (including the Leased Property) because of such violation.

                 (o)              Debts for Operation of Leased Property.
Tenant shall promptly pay or cause to be paid all debts and liabilities incurred in the maintenance and operation of the Leased Property, including without limitation all debts and liabilities for labor, material and equipment and all debts and charges for utilities servicing the Leased Property; provided, nothing in this subparagraph will be construed to make Tenant liable for Landlord's Liens or Excluded Taxes. Notwithstanding the foregoing, Tenant may in good faith by appropriate proceedings contest the validity, applicability or amount of any asserted mechanic's or materialmen's lien and pending such contest Tenant shall not be deemed in default under this subparagraph (or subparagraphs t or u) because of the contested lien if (1) within sixty (60) days after being asked to do so by Landlord, Tenant bonds over to Landlord's reasonable satisfaction any contested liens against the Leased Property alleged to secure an amount in excess of $500,000 (individually or in the aggregate) (2) Tenant diligently prosecutes such contest to completion in a manner reasonably satisfactory to Landlord, and (3) Tenant promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs and interest thereon, promptly after such judgment becomes final; provided, however, that in any event each such contest shall be concluded and the lien, interest and costs shall be paid prior to the date (i) any criminal action is threatened or instituted against Landlord or its directors, officers or employees because of the nonpayment thereof or (ii) any writ or order is issued under which any property owned by Landlord (including the Leased Property) may be seized or sold or any other action is threatened or instituted against Landlord or any property owned by Landlord because of the nonpayment thereof.

                 (p) Impositions. Tenant shall reimburse Landlord for (or, if requested by Landlord, will pay or cause to be paid prior to delinquency) all sales, excise, ad valorem, gross receipts, business, transfer, stamp, occupancy, rental and other taxes, levies, fees, charges, surcharges, assessments or penalties which arise out of or are attributable to this Lease or which are imposed upon Landlord or the Leased Property because of the ownership, leasing, occupancy, sale or operation of the Leased Property, or any part thereof, or relating to or required to be paid by the terms of any of the Permitted Encumbrances, excluding only Landlord's Liens and Excluded Taxes (collectively, all such taxes, levies, fees, charges, surcharges, assessments or penalties, other than Landlord's Liens and Excluded Taxes, are herein called the "IMPOSITIONS"). If Landlord requires Tenant to pay any Impositions directly to the applicable taxing authority or other party entitled to collect the same, Tenant shall furnish Landlord with receipts showing payment of such Impositions and other amounts prior to delinquency; except that Tenant may in good faith by appropriate proceedings contest the validity, applicability or amount of any asserted Imposition, and pending such contest Tenant shall not be deemed in default of this subparagraph (or subparagraphs t or u) because of the contested Imposition if (1) within sixty (60) days after being asked to do so by Landlord, Tenant bonds over to the reasonable satisfaction of Landlord any lien asserted against the Leased Property and alleged to secure an amount in excess of $500,000 because of the contested Imposition, (2) Tenant diligently prosecutes such contest to completion in a manner reasonably satisfactory to Landlord, and (3) Tenant promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest thereon, promptly after such judgment becomes final; provided, however, that in any event each such contest shall be concluded and the Impositions, penalties, interest and costs shall be paid prior to the date (i) any criminal action is threatened or instituted against Landlord or its directors, officers or employees because of the nonpayment thereof or (ii) any writ or order is issued under which any property owned by Landlord (including the Leased Property) may be seized or sold or any other action is threatened or instituted against Landlord or any property owned by Landlord because of the nonpayment thereof.

                 (q) Repair, Maintenance, Alterations and Additions. Subject to Paragraph 5, Tenant shall keep the Leased Property in good order, repair, operating condition and appearance (ordinary wear and tear excepted), causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Leased Property to be materially misused, abused or wasted or to materially deteriorate.
Tenant shall promptly replace any worn-out fixtures covered by this Lease with fixtures comparable to the replaced fixtures when new, and Tenant shall not, without the prior written consent of Landlord, (i) remove from the Leased Property any fixtures of significant value covered by this Lease except such as are replaced by Tenant by articles of equal suitability and value, free and clear of any Lien other than Permitted Encumbrances or Landlord's Liens, or
(ii) make any structural alteration to any Improvements or any alterations thereto which significantly reduce the fair market value or which change the general character of the Leased Property or which impair in any significant manner the useful life or utility of any Improvements; provided, however, the restrictions imposed upon Tenant by this subparagraph shall not be construed to impair Tenant's right to undertake the initial or any subsequent Construction Project permitted by other provisions of this Lease. Upon request of Landlord made when an Event of Default shall have occurred and be continuing, Tenant shall deliver to Landlord an inventory describing and showing the make, model, serial number and location of all Trade Fixtures and personalty not included in the Leased Property with a certification by Tenant that such inventory is a true and complete schedule of all such Trade Fixtures and personalty and that all items covered hereby are free and clear of any Lien other than the Permitted Encumbrances or Landlord's Liens.

                 (r) Insurance and Casualty. Throughout the Term, Tenant will keep all Improvements (including all alterations, additions and changes made to the Improvements) which are located within the Leased Property insured under an all-risk property insurance policy (not excluding from coverage perils normally included within the definitions of extended coverage, vandalism, malicious mischief and, if the Leased Property is in a flood zone, flood) in the amount of one hundred percent (100%) of the replacement value with endorsements for contingent liability from operation of building laws, increased cost of construction and demolition costs which may be necessary to comply with building laws. Tenant will be responsible for determining the amount of property insurance to be maintained, but such coverage will be on an agreed value basis to eliminate the effects of coinsurance. Such insurance shall be issued by an insurance company or companies rated by the A.M. Best Company of Oldwick, New Jersey as having a policyholder's rating of A or better and a reported financial information rating of X or better. Any deductible applicable to such insurance shall not exceed $500,000. Such insurance shall cover not only the value of Tenant's interest in the Improvements, but also the interest of Landlord, and such insurance shall include provisions that Landlord must be notified at least ten
(10) days prior to any cancellation or reduction of insurance coverage. With this Lease Tenant shall deliver to Landlord a certificate from the applicable insurer or its authorized agent evidencing the insurance required by this subparagraph and any additional insurance which shall be taken out upon any part of the Leased Property. Thereafter, Tenant shall deliver to Landlord certificates from the applicable insurer or its authorized agent of renewals or replacements of all such policies of insurance at least fifteen (15) days before any such insurance shall expire. Tenant further agrees that all such policies shall provide that proceeds thereunder will be payable to Landlord and Tenant as their interests may appear, it being understood between Landlord and Tenant that such proceeds will be paid to Landlord as Escrowed Proceeds and will be applied in accordance with Paragraph 5 of this Lease. Landlord shall have no right to receive proceeds for loss of Tenant's Trade Fixtures and personal property. If Tenant fails to obtain any insurance required by this Lease or to provide confirmation of any such insurance as required by this Lease, Landlord shall be entitled (but not required) to obtain the insurance that Tenant has failed to obtain or for which Tenant has not provided the required confirmation and, without limiting Landlord's other remedies under the circumstances, Landlord may require Tenant to reimburse Landlord for the cost of such insurance and to pay interest thereon computed at the Default Rate from the date such cost was paid by Landlord until the date of reimbursement by Tenant. In the event any of the Leased Property is destroyed or damaged by fire, explosion, windstorm, hail or by any other casualty against which insurance shall have been required hereunder, (i) Landlord may, but shall not be obligated to, make proof of loss if not made promptly by Tenant, (ii) each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Landlord for application as required by Paragraph 5, and (iii) Landlord may settle, adjust or compromise any and all claims for loss, damage or destruction under any policy or policies of insurance (provided, that so long as no Event of Default shall have occurred and be continuing, Landlord must obtain Tenant's written consent to any such settlement, which consent will not be unreasonably withheld). If any casualty shall result in damage to or loss or destruction of the Leased Property, Tenant shall give immediate notice thereof to Landlord and Paragraph 5 shall apply. Notwithstanding the foregoing, however, if any insurance claim for damage to the Leased Property is for less than $500,000 and no Event of Default shall have occurred and be continuing, Tenant shall have the right to settle, adjust or compromise the claim as Tenant deems appropriate; and Tenant may directly receive and hold the proceeds of such claim so long as no Event of Default shall have occurred and be continuing and so long as Tenant applies such proceeds for any restoration, replacement and repair of the Leased Property required by subparagraph b.

                 (s) Condemnation. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Leased Property or any portion thereof, or any other similar governmental or quasi-governmental proceedings arising out of injury or damage to the Leased Property or any portion thereof, each party shall notify the other (provided, however, Landlord shall have no liability for its failure to provide such notice) of the pendency of such proceedings. Tenant shall, at its expense, diligently prosecute any such proceedings and shall consult with Landlord, its attorneys and experts and cooperate with them as reasonably requested in the carrying on or defense of any such proceedings. All proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Leased Property and all judgments, decrees and awards for injury or damage to the Leased Property shall be paid to Landlord as Escrowed Proceeds for application as provided in Paragraph 5 above. Landlord is hereby authorized, in the name of Tenant, at any time when an Event of Default shall have occurred and be continuing, or with Tenant's prior written consent (which consent will not be unreasonably withheld), to execute and deliver valid acquittances for, and to appeal from, any such judgment, decree or award concerning condemnation of any of the Leased Property. Landlord shall not be in any event or circumstances liable or responsible for failure to collect, or to exercise diligence in the collection of, any such proceeds, judgments, decrees or awards.
Notwithstanding the foregoing provisions of this subparagraph, if condemnation proceeds totaling not more than $500,000 are to be recovered as a result of a taking of less than all or substantially all of the Leased Property, Tenant may directly receive and hold such proceeds so long as no Event of Default shall have occurred and be continuing and so long as Tenant applies such proceeds for any restoration, replacement and repair of the remainder of the Leased Property required by Paragraph 4.(b).

                 (t) Protection and Defense of Title. If any encumbrance or title defect whatsoever affecting Landlord's fee interest in the Leased Property is claimed or discovered (excluding Permitted Encumbrances and Landlord's Liens and this Lease) or if any legal proceedings are instituted with respect to title to the Leased Property, Tenant shall give prompt written notice thereof to Landlord and at Tenant's own cost and expense will promptly cause the removal of any such encumbrance and cure any such defect and will take all necessary and proper steps for the defense of any such legal proceedings, including but not limited to the employment of counsel, the prosecution or defense of litigation and the release or discharge of all adverse claims. If Tenant fails to promptly remove any such encumbrance or title defect (other than a Lien Tenant is contesting as expressly permitted by and in accordance with subparagraph o or subparagraph p), Landlord (whether or not named as a party to legal proceedings with respect thereto) shall be entitled to take such additional steps as in its judgment may be necessary or proper to remove such encumbrance or cure such defect or for the defense of any such attack or legal proceedings or the protection of Landlord's fee interest in the Leased Property, including but not limited to the employment of counsel, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to the Leased Property, the removal of prior liens or security interests, and all expenses (including Attorneys' Fees) so incurred of every kind and character shall be a demand obligation owing by Tenant.

                 (u) No Liens on the Leased Property. Tenant shall not, without the prior written consent of Landlord, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any Lien which secures any payment or performance obligation (except Landlord's Liens, the lien for ad valorem taxes on the Leased Property which are not delinquent and any Lien Tenant is contesting as expressly permitted by and in accordance with subparagraph o or subparagraph p), against or covering the Leased Property or any part thereof regardless of whether the same are expressly or otherwise subordinate to this Lease or Landlord's interest in the Leased Property, and should any such prohibited Lien exist or become attached hereafter in any manner to any part of the Leased Property without the prior written consent of Landlord, Tenant shall cause the same to be promptly discharged and released to the satisfaction of Landlord.

                 (v) Books and Records. Tenant shall keep books and records that are accurate and complete in all material respects for the Leased Property and will permit all such books and records (including without limitation all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the operation of any Improvements) to be inspected and copied by Landlord and its duly accredited representatives at all times during reasonable business hours. This subparagraph shall not be construed as requiring Tenant to regularly maintain separate books and records relating exclusively to the Leased Property; provided, however, that upon request, Tenant shall construct or abstract from its regularly maintained books and records information required by this subparagraph relating to the Leased Property.

                 (w)      Financial Statements; Required Notices;
Certificates as to Default.  Tenant shall deliver to Landlord:

                 (i) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Tenant, a consolidated balance sheet of Tenant and its consolidated Subsidiaries as of the end of such fiscal year and a consolidated income statement and statement of cash flows of Tenant and its consolidated Subsidiaries for such fiscal year, all in reasonable detail and all prepared in accordance with GAAP and accompanied by a report and opinion of accountants of national standing selected by Tenant, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualification or exception which Landlord determines, in Landlord's reasonable discretion, is unacceptable; provided that notwithstanding the foregoing, for so long as Tenant is a company subject to the periodic reporting requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Tenant shall be deemed to have satisfied its obligations under this clause (i) so long as Tenant delivers to Landlord the same annual report and report and opinion of accountants that Tenant delivers to its shareholders;

                 (ii)  as soon as available and in any event within forty-five
         (45) days after the end of each of the first three quarters of each fiscal year of Tenant, the consolidated balance sheet of Tenant and its consolidated Subsidiaries as of the end of such quarter and the consolidated income statement and the consolidated statement of cash flows of Tenant and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and all prepared in accordance with GAAP and certified by a Responsible Financial Officer of Tenant (subject to year-end adjustments); provided that notwithstanding the foregoing, for so long as Tenant is a company subject to the periodic reporting requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Tenant shall be deemed to have satisfied its obligations under this clause (ii) so long as Tenant delivers to Landlord the same quarterly reports, certified by a Responsible Financial Officer of Tenant (subject to year-end adjustments), that Tenant delivers to its shareholders;

                 (iii) together with the financial statements furnished in accordance with subparagraph ii and i, a certificate of a Responsible Financial Officer of Tenant in substantially the form attached hereto as Exhibit F: (i) certifying that to the Tenant's Knowledge no Default or Event of Default under this Lease has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a brief statement as to the nature thereof and the action which is proposed to be taken with respect thereto, (ii) certifying that the representations of Tenant set forth in this Lease are true and correct in all material respects as of the date thereof as though made on and as of the date thereof or, if not then true and correct, a brief statement as to why such representations are no longer true and correct, and (iii) with computations demonstrating compliance with the financial covenants contained in subparagraph ee;

                 (iv) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which Tenant sends to the Securities and Exchange Commission and all registration statements (other than registration statements on Form S-8 or any form substituted therefor) which Tenant files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

                 (v) as soon as possible and in any event within five (5) days after the occurrence of each Default or Event of Default, a statement of a Responsible Financial Officer of Tenant setting forth details of such Default or Event of Default and the action which Tenant has taken and proposes to take with respect thereto;

                 (vi) such other information concerning the compliance by Tenant with the provisions of this Lease or the Purchase Documents, the Leased Property or Tenant's financial condition as Landlord may from time to time reasonably request.

Landlord is hereby authorized to deliver a copy of any information or certificate delivered to it pursuant to this subparagraph w to any regulatory body having jurisdiction over Landlord that requires or requests it.

                 (x) Estoppel Certificate. Each party will, upon not less than twenty (20) days' prior written request, execute, acknowledge and deliver to the requesting party or its designee a written statement certifying that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modification) and either stating that no default exists hereunder or specifying each such default of which the signer may have knowledge. Any such statement may be relied upon by any Participant and by any prospective assignee or lender of Landlord or Tenant with respect to the Property. Each Party shall be required to provide such a certificate no more frequently than once in any six month period; provided, however, that if a party determines that there is a significant business reason for requiring a current certificate, including, without limitation, the need to provide such a certificate to a prospective purchaser or assignee, the other party shall provide a certificate upon request whether or not a certificate has been provided within the prior six month period.

                 (y) Further Assurances. Tenant shall, on request of Landlord, (i) promptly correct any error which may be discovered in the contents of this Lease or in any other instrument executed in connection herewith or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Lease and to subject to this Lease any property intended by the terms hereof to be covered hereby including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Leased Property; (iii) execute, acknowledge, deliver, procure and record or file any document or instrument deemed advisable by Landlord to protect its rights in and to the Leased Property against the rights or interests of third persons; and (iv) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Landlord to enable Landlord or Landlord's Parent to comply with the requirements or requests of any agency or authority having jurisdiction over them.

                 (z)              Fees and Expenses; General Indemnification;
Increased Costs; and Capital Adequacy Charges.

                 (i) Except for any costs paid by Landlord with the proceeds of the Initial Funding Advance as part of the Closing Costs, Tenant shall pay (and shall indemnify and hold harmless Landlord, Landlord's Parent and any Person claiming through Landlord by reason of a Permitted Transfer from and against) all Losses incurred by Landlord or Landlord's Parent (or any Person claiming through Landlord by reason of a Permitted Transfer) in connection with or because of
         (A) the ownership of any interest in or operation of the Leased Property or (B) the negotiation or administration of this Lease, the Purchase Documents or the Environmental Indemnity or (C) the making of Funding Advances, including Attorneys' Fees or other costs or expenses incurred to evaluate lien releases and other information submitted by Tenant with requests for Construction Advances or (D) any breach by Tenant of its obligations hereunder with respect to Construction Projects, or (E) any claims asserted by third parties and any out-of-pocket costs incurred by Landlord in connection with or because of Construction Projects, whether such Losses are incurred at the time of execution of this Lease or at any time during the Term. Costs and expenses included in such Losses may include, without limitation: all appraisal fees, filing and recording fees, inspection fees, survey fees, taxes (other than Excluded Taxes), brokerage fees and commissions, abstract fees, title policy fees, Uniform Commercial Code search fees, escrow fees, Attorneys' Fees and environmental consulting fees incurred by Landlord with respect to the Leased Property; but will not include an allocation of general overhead or internal administrative expenses of Landlord, Landlord's Parent or any Participant, except to the extent allowed by subparagraph iii because of a Banking Rules Change after the date of this Lease, and will not include costs incurred in connection with the negotiation and execution of agreements between Landlord and Participants. If Landlord pays or reimburses Landlord's Parent for any such Losses, Tenant shall reimburse Landlord for the same notwithstanding that Landlord may have already received any payment from any Participant on account of such Losses, it being understood that the Participant may expect repayment from Landlord when Landlord does collect the required reimbursement from Tenant.

                 (ii) Tenant shall also pay (and indemnify and hold harmless Landlord, Landlord's Parent and any Person claiming through Landlord by reason of a Permitted Transfer from and against) all Losses, including Attorneys' Fees, incurred or expended by Landlord or Landlord's Parent or any Person claiming through Landlord through a Permitted Transfer or in connection with (A) the breach by Tenant of any covenant of Tenant herein or in any other instrument executed in connection herewith or (B) Landlord's exercise of any of Landlord's rights and remedies hereunder or under Applicable Law or Landlord's protection of the Leased Property and Landlord's interest therein as permitted hereunder or under Applicable Law. (However, the indemnity in the preceding sentence shall not be construed to make Tenant liable to both Landlord and any other party claiming through Landlord for the same costs, expenses or damages or for any allocation of general overhead or internal administrative expenses of Landlord, Landlord's Parent or any Participant except to the extent allowed by subparagraph iii because of a Banking Rules Change after the date of this Lease.) Tenant shall further indemnify and hold harmless Landlord and all other Indemnified Parties against, and reimburse them for, all Losses which may be imposed upon, asserted against or incurred or paid by them by reason of, on account of or in connection with any bodily and personal injury or death or damage to the property of third parties occurring in or upon or in the vicinity of the Leased Property through any cause whatsoever. THE FOREGOING INDEMNITY FOR INJURY, DEATH OR PROPERTY DAMAGE SHALL APPLY EVEN WHEN INJURY, DEATH OR PROPERTY DAMAGE IN, ON OR IN THE VICINITY OF THE LEASED PROPERTY RESULTS IN WHOLE OR IN PART FROM THE NEGLIGENCE OF AN INDEMNIFIED PARTY; PROVIDED, SUCH INDEMNITY SHALL NOT APPLY TO LOSSES SUFFERED BY AN INDEMNIFIED PARTY THAT WERE PROXIMATELY CAUSED BY (AND ATTRIBUTED BY ANY APPLICABLE PRINCIPLES OF COMPARATIVE FAULT TO) THE MISCONDUCT OF SUCH INDEMNIFIED PARTY.

                 (iii) If, after the date hereof, there shall be any increase in the cost to Landlord's Parent or any Participant agreeing to make or making, funding or maintaining advances to Landlord in connection with the Leased Property because of any Banking Rules Change, then Tenant shall from time to time, upon demand by Landlord pay to Landlord for the account of Landlord's Parent, or such Participant, as the case may be, additional amounts sufficient to compensate Landlord's Parent or the Participant for such increased cost. A certificate as to the amount of such increased cost, submitted to Landlord and Tenant by Landlord's Parent of the Participant, shall be conclusive and binding for all purposes, absent clear and demonstrable error.

                 (iv) Landlord's Parent or any Participant may demand additional payments (herein called "CAPITAL ADEQUACY CHARGES") if Landlord's Parent or the Participant determines that any Banking Rules Change affects the amount of capital to be maintained by it and that the amount of such capital is increased by or based upon the existence of advances made or to be made to Landlord to permit Landlord to maintain Landlord's investment in the Leased Property. To the extent that Landlord's Parent or the Participant demands Capital Adequacy Charges as compensation for the additional capital requirements reasonably allocable to such advances, Tenant shall pay to Landlord for the account of the Landlord's Parent or the Participant, as the case may be, the amount so demanded. Without limiting the foregoing, Landlord and Tenant hereby acknowledge and agree that the Spread (as such term is used herein in the calculation of Base Rent) was established assuming that because of the Pledge Agreement, the risk weight assigned to 85% of the collective investment of Landlord and its Affiliates in the Leased Property pursuant to 12 Code of Federal Regulations, part 225, as from time to time supplemented or amended, or pursuant to any other similar or successor statute or regulation applicable to Landlord and its Affiliates (the "Regulations") would remain at twenty percent during the term of this Lease. If and so long as such risk weight is increased because of a Banking Rules Change, Capital Adequacy Charges may be collected in the form of an increase in the Spread which will yield the same rate of return to Landlord, Landlord's Parent and any Participants (net of their costs of maintaining required capital) that would have existed absent such increase.

                 (v) Any amount to be paid to Landlord, Landlord's Parent or any Indemnified Party under this subparagraph z shall be a demand obligation owing by Tenant. Tenant's indemnities and obligations under this subparagraph z shall survive the termination or expiration of this Lease with respect to any circumstance or event existing or occurring prior to such termination or expiration. However, Landlord must notify Tenant of any claim for additional compensation pursuant to subsections iii or iv within six (6) months after Tenant or any Applicable Purchaser purchases the Leased Property pursuant to the Purchase Agreement.

                 (aa) Liability Insurance. Tenant shall maintain commercial general liability insurance against claims for bodily and personal injury or death and property damage occurring or resulting from any occurrence in or upon the Leased Property, in standard form and with an insurance company or companies rated by the A.M. Best Company of Oldwick, New Jersey as having a policyholder's rating of A or better and a reported financial information rating of X or better, such insurance to afford immediate protection, to the limit of not less than $10,000,000 combined single limit for bodily and personal injury and property damage in respect of any one accident or occurrence, with not more than $500,000 self-insured retention. Such commercial general liability insurance shall include blanket contractual liability coverage which insures contractual liability under the indemnifications set forth in this Lease for Losses attributable to bodily injury, personal injury or property damage (other than the indemnifications set forth in Paragraph 14 concerning environmental matters), but such coverage or the amount thereof shall in no way limit such indemnifications. The policy evidencing such insurance shall name Landlord as an additional insured. Tenant shall maintain with respect to each policy or agreement evidencing such commercial general liability insurance such endorsements as may be reasonably required by Landlord and shall at all times deliver and maintain with Landlord written confirmation (in form satisfactory to Landlord) with respect to such insurance from the applicable insurer or its authorized agent, which confirmation must provide that insurance coverage will not be canceled or reduced without at least fifteen (15) days notice to Landlord. Not less than fifteen (15) days prior to the expiration date of each policy of insurance required of Tenant pursuant to this subparagraph, Tenant shall deliver to Landlord a certificate evidencing a paid renewal policy or policies.

                 (bb) Permitted Encumbrances. Except to the extent expressly required of Landlord by subparagraph b, Tenant shall comply with and will cause to be performed all of the covenants, agreements and obligations imposed upon the owner of the Leased Property in the Permitted Encumbrances in accordance with their respective terms and provisions. Tenant shall not modify or permit any modification of any Permitted Encumbrance without the prior written consent of Landlord.

Such consent will not be unreasonably withheld for the modification of any Permitted Encumbrance that has been made expressly subject to this Lease, as modified from time to time, and subordinate to Landlord's interest in the Leased Property by agreement in form satisfactory to Landlord.

                 (cc)             Environmental.

                 (i)              Environmental Covenants.  Tenant covenants:

                          a) not to cause or permit the Leased Property to be in violation of, or do anything or permit anything to be done which will subject the Leased Property to any remedial obligations under, any Environmental Laws, including without limitation CERCLA and RCRA, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances pertaining to the Leased Property;

                          b) not to conduct or authorize others to conduct Hazardous Substance Activities on the Leased Property, except Permitted Hazardous Substance Use;

                          c)               to the extent required by
                 Environmental Laws, to remove Hazardous Substances from the Leased Property (or if removal is prohibited by law, to take whatever action is required by law) promptly upon discovery; and

                          d) not to discharge or authorize the discharge of anything (including Permitted Hazardous Substances) from the Leased Property into groundwater or surface water that would require any permit under applicable Environmental Laws, other than storm water runoff.

         If Tenant's failure to cure any breach of the covenants listed above in this subparagraph i continues beyond the Environmental Cure Period (as defined below), Landlord may, in addition to any other remedies available to it, after notifying Tenant of the remediation efforts Landlord believes are needed, cause the Leased Property to be freed from all Hazardous Substances (or if removal is prohibited by law, to take whatever action is required by law), and the cost of the removal shall be a demand obligation owing by Tenant to Landlord. Further, subject to the provisions of subparagraph c below, Tenant agrees to indemnify Landlord against all Losses incurred by or asserted or proven against Landlord in connection therewith. As used in this subparagraph, "ENVIRONMENTAL CURE PERIOD" means the period ending on the earlier of: (1) one hundred and eighty days (180) after Tenant is notified of the breach which must be cured within such period, or such longer period as is reasonably required for any cure that Tenant pursues with diligence pursuant to and in accordance with an Approved Plan (as defined below), (2) the date any writ or order is issued for the levy or sale of any property owned by Landlord (including the Leased Property) or any criminal action is threatened or instituted against Landlord or any of its directors, officers or employees because of the breach which must be cured within such period, (3) the end of the Term. As used in this subparagraph, an "APPROVED PLAN" means a plan of remediation of a violation of Environmental Laws for which Tenant has obtained, within one hundred and eighty days (180) after Tenant is notified of the applicable breach of the covenants listed above in this subparagraph i, the written approval of the governmental authority with primary jurisdiction over the violation and with respect to which no other governmental authority asserting jurisdiction has claimed such plan is inadequate.

                 (ii)             Environmental Inspections and Reviews.
         Landlord reserves the right to retain an independent professional consultant to review any report prepared by Tenant or to conduct Landlord's own investigation to confirm whether Hazardous Substances Activities or the discharge of anything into groundwater or surface water has occurred in violation of the preceding subparagraph i, but Landlord's right to reimbursement for the fees of such consultant shall be limited to the following circumstances: (1) an Event of Default shall have occurred; (2) Landlord shall have retained the consultant to establish the condition of the Leased Property just prior to any conveyance thereof pursuant to the Purchase Agreement or just prior to the expiration of this Lease; (3) Landlord shall have retained the consultant to satisfy any regulatory requirements applicable to Landlord or its Affiliates; or (4) Landlord shall have retained the consultant because Landlord has been notified of a violation of Environmental Laws concerning the Leased Property or Landlord otherwise reasonably believes that Tenant has not complied with the preceding subparagraph i. Tenant grants to Landlord and to Landlord's agents, employees, consultants and contractors the right during reasonable business hours and after reasonable notice to enter upon the Leased Property to inspect the Leased Property and to perform such tests as are reasonably necessary or appropriate to conduct a review or investigation of Hazardous Substances on, or any discharge into groundwater or surface water from, the Leased Property. Without limiting the generality of the foregoing, Tenant agrees that Landlord will have the same right, power and authority to enter and inspect the Leased Property as is granted to a secured lender under Section 2929.5 of the California Civil Code. Tenant shall promptly reimburse Landlord for the cost of any such inspections and tests, but only when the inspections and tests are (1) ordered by Landlord after an Event of Default; (2) ordered by Landlord to establish the condition of the Leased Property just prior to any conveyance thereof pursuant to the Purchase Agreement or just prior to the expiration of this Lease; (3) ordered by Landlord to satisfy any regulatory requirements applicable to Landlord or its Affiliates; or (4) ordered because Landlord has been notified of a violation of Environmental Laws concerning the Leased Property or Landlord otherwise reasonably believes that Tenant has not complied with the preceding subparagraph i.

                 (iii) Notice of Environmental Problems. Tenant shall immediately advise Landlord of (i) any discovery of any event or circumstance which would render any of the representations contained in subparagraph e inaccurate in any material respect if made at the time of such discovery, (ii) any remedial action taken by Tenant in response to any (A) discovery of any Hazardous Substances other than Permitted Hazardous Substances on, under or about the Leased Property or (B) any claim for damages resulting from Hazardous Substance Activities, (iii) Tenant's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Leased Property which is not fully disclosed in the Environmental Report and which could cause the Leased Property or any part thereof to be subject to any ownership, occupancy, transferability or use restrictions under Environmental Laws, or (iv) any investigation or inquiry affecting the Leased Property by any governmental authority in connection with any Environmental Laws. In such event, Tenant shall deliver to Landlord within thirty (30) days after Landlord's request, a preliminary written environmental plan setting forth a general description of the action that Tenant proposes to take with respect thereto, if any, to bring the Leased Property into compliance with Environmental Laws or to correct any breach by Tenant of the covenants listed above in subparagraph i, including, without limitation, any proposed corrective work, the estimated cost and time of completion, the name of the contractor and a copy of the construction contract, if any, and such additional data, instruments, documents, agreements or other materials or information as Landlord may reasonably request.

                 (dd)             [SUBPARAGRAPH INTENTIONALLY DELETED.]

                 (ee)             Affirmative Financial Covenants.

                 (i) Quick Ratio. Throughout the Term Tenant shall maintain a ratio of (A) Quick Assets to (B) the sum of Current Liabilities of Tenant and its Subsidiaries, of not less than 1.10 to
         1.00. As used in this Paragraph ee, "QUICK ASSETS" means the sum (without duplication of any item) of:

                          (a) unencumbered cash on hand or on deposit in banks;

                          (b) unencumbered readily marketable securities:

                                        (1)  issued by the United States of
                                  America or any agency thereof and fully
                                  guaranteed by the United States Government;
                                  or

                                        (2)  issued by any Person rated at
                                  least (i) A (in the case of securities with an original maturity greater than one year) or A-2 (in the case of securities with an original maturity of one year or less) or the equivalent thereof by Standard and Poor's Corporation, or (ii) A-2 (in the case of securities with an original maturity greater than one year) or P-2 (in the case of securities with an original maturity of one year or less) or the equivalent thereof by Moody's Investor Service, Inc.;

                          (c) unencumbered certificates of deposit or banker's
                 acceptances issued by commercial banks operating in the United States of America having capital and surplus in excess of $1,000,000,000;

                          (d) unencumbered accounts receivable of Tenant and
                 its Subsidiaries (determined on a consolidated basis net of reserves for uncollectible amounts in accordance with GAAP); and

                          (e) the securities encumbered by the Pledge
                 Agreement;

         provided, however, any assets described in the preceding clauses (b),
         (c) or (e) that have a maturity in excess of one (1) year from the date of a determination of Quick Assets will be included in Quick Assets only to the extent that they are both (1) readily marketable and (2) reported, for purposes of this subparagraph 8.(ae), in an amount not in excess of their fair market value, regardless of whether GAAP would permit reporting at a higher historical cost. (In contrast, any assets described in the preceding clauses (b), (c) or (e) with a maturity of less than one (1) year from the date of a determination of Quick Assets will be included in Quick Assets, for purposes of this subparagraph ee, as reported by Tenant on its books and records in accordance with GAAP, regardless of whether GAAP requires reporting at cost or at market value.) As used in this subparagraph ee, "CURRENT LIABILITIES" means, with respect to any Person, all liabilities of such Person treated as current liabilities in accordance with GAAP other than any obligation under the Purchase Agreement, including without limitation (a) all obligations payable on demand or within one year after the date in which the determination is made and (b) installment and sinking fund payments required to be made within one year after the date on which determination is made, but excluding all such liabilities or obligations which are renewable or extendable at the option of such Person to a date more than one year from the date of determination.



         (ii) Minimum Tangible Net Worth. Throughout the Term Tenant shall maintain a Consolidated Tangible Net Worth of not less than $467,000,000. As used in this subparagraph ee, "CONSOLIDATED TANGIBLE NET WORTH" means, at any date of determination thereof, the excess of consolidated total assets on such date over consolidated total liabilities on such date; provided, however, that Intangible Assets on such date shall be excluded from any determination of consolidated total assets on such date. As used in this subparagraph ee, "INTANGIBLE ASSETS" means, as of the date of any determination thereof, the total amount of all assets of Tenant and its consolidated Subsidiaries that are properly classified as "INTANGIBLE ASSETS" in accordance with GAAP and, in any event, shall include, without limitation, goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, and deferred charges other than prepaid insurance and prepaid taxes and current deferred taxes which are classified on the balance sheet of Tenant and its consolidated Subsidiaries as a current asset in accordance with GAAP and in which classification Tenant's independent public accountants concur.

         (ff) Negative Covenants. Tenant shall not, without the prior written consent of Landlord permit any significant change in the nature of the business of Tenant and its Subsidiaries, taken as whole, from that presently conducted. Tenant shall not sell all or substantially all of its assets or merge with another corporation, unless (1) immediately after giving effect to such sale or merger, no Default or Event of Default will exist, and
(2) the corporation surviving the merger or acquiring the assets by sale expressly and unconditionally shall immediately assume and ratify all of Tenant's obligations under this Lease, the Purchase Documents and the Environmental Indemnity by a written agreement in form reasonably acceptable to Landlord. Further, Tenant shall not sell, liquidate, combine, dissolve Subsidiaries to the extent that such liquidations and dissolutions would, in the aggregate, result in a material adverse effect on the properties, assets, operations, businesses or financial condition of Tenant or of Tenant and its Subsidiaries taken as a whole.

         (gg)              ERISA.

                 (i) Each Plan is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable Federal or state law, and as of the date this Lease is executed no event or condition is occurring or exists which would require a notice from Tenant under clause ii.

                 (ii) Tenant shall provide a notice to Landlord as soon as possible after, and in any event within ten (10) days after Tenant becomes aware that, any of the following has occurred, with respect to which the potential aggregate liability to Tenant relating thereto is $2,000,000 or more, and such notice shall include a statement signed by a senior financial officer of Tenant setting forth details of the following and the response, if any, which Tenant or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to Pension Benefit Guaranty Corporation by Tenant or an ERISA Affiliate with respect to any of the following or the events or conditions leading up it): (A) the assertion, to secure any Unfunded Benefit Liabilities, of any Lien against the assets of Tenant, against the assets of any Plan of Tenant or any ERISA Affiliate of Tenant or against any interest of Landlord or Tenant in the Leased Property or the collateral covered by the Pledge Agreement, or (B) the taking of any action by the Pension Benefit Guaranty Corporation or any other governmental authority action against Tenant to terminate any Plan of Tenant or any ERISA Affiliate of Tenant or to cause the appointment of a trustee or receiver to administer any such Plan.

         11. Other Representations, Warranties and Covenants of Landlord. Landlord represents, warrants and covenants as follows:

                 (a) Removal of Landlord's Liens. If a Landlord's Lien is claimed against the Leased Property, including without limitation any judgment lien resulting from a judgment rendered against Landlord, Landlord will at its own cost and expense remove the Landlord's Lien. However, Landlord shall not be responsible for any Lien that is expressly excluded from the definition of Landlord's Liens above.

                 (b) Actions Required of the Title Holder. So long as no Event of Default shall have occurred and be continuing, Landlord shall take any and all action required of Landlord by the Permitted Encumbrances or otherwise required of Landlord by Applicable Laws or reasonably requested by Tenant; provided that (i) actions Tenant may require of Landlord under this subparagraph shall be limited to actions that can only be taken by Landlord as the owner of the Leased Property, as opposed to any action that can be taken by Tenant or any third party (and the payment of any monetary obligation shall not be an action required of Landlord under this subparagraph unless Landlord shall first have received funds from Tenant, in excess of any other amounts due from Tenant hereunder, sufficient to pay such monetary obligations), (ii) Tenant requests the action to be taken by Landlord (which request must be specific and in writing, if required by Landlord at the time the request is made) and (iii) the action to be taken will not constitute a violation of any Applicable Laws or compromise or constitute a waiver of Landlord's rights hereunder or under the Purchase Documents or Environmental Indemnity or otherwise be reasonably objectionable to Landlord. Any Losses incurred by Landlord because of any action taken pursuant to this subparagraph shall be covered by the indemnification set forth in subparagraph z. Further, for purposes of such indemnification, any action taken by Landlord will be deemed to have been made at the request of Tenant if made pursuant to any request of Tenant's counsel or of any officer of Tenant (or with their knowledge, and without their objection) in connection with the closing under the Existing Contract.

                 (c) No Default or Violation. The execution, delivery and performance of this Lease do not contravene, result in a breach of or constitute a default under any material contract or agreement to which Landlord is a party or by which Landlord is bound and do not, to the knowledge of Landlord, violate or contravene any law, order, decree, rule or regulation to which Landlord is subject.

                 (d) No Suits. To Landlord's knowledge there are no judicial or administrative actions, suits or proceedings involving the validity, enforceability or priority of this Lease, and to Landlord's knowledge no such suits or proceedings are threatened.

                 (e) Organization. Landlord is duly incorporated and legally existing under the laws of Delaware and is duly qualified to do business in the State of California. Landlord has or will obtain, at Tenant's expense pursuant to the other provisions of this Lease, all requisite power and all material governmental certificates of authority, licenses, permits, qualifications and other documentation necessary to own and lease the Leased Property and to perform its obligations under this Lease.

                 (f) Enforceability. The execution, delivery and performance of this Lease and the Purchase Documents by Landlord are duly authorized, are not in contravention of or conflict with any term or provision of Landlord's articles of incorporation or bylaws and do not, to Landlord's knowledge, require the consent or approval of any governmental body or other regulatory authority that has not heretofore been obtained or conflict with any Applicable Laws. This Lease and the Purchase Documents are valid, binding and legally enforceable obligations of Landlord except as such enforcement is affected by bankruptcy, insolvency and similar laws affecting the rights of creditors, generally, and equitable principles of general application; provided, Landlord makes no representation or warranty that conditions imposed by any state or local Applicable Laws to the purchase, ownership, lease or operation of the Leased Property have been satisfied.

                 (g) Existence. Landlord will continuously maintain its existence and will continuously maintain its right to do business in California to the extent necessary for the performance of Landlord's obligations hereunder.

                 (h) Not a Foreign Person. Landlord is not a "foreign person" within the meaning of the Sections 1445 and 7701 of the Code (i.e., Landlord is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

         12.     Assignment and Subletting by Tenant.

                 (a) Landlord's Consent Required. During the term of this Lease, without the prior written consent of Landlord first had and received, Tenant shall not assign, transfer, mortgage, pledge or hypothecate this Lease or any interest of Tenant hereunder and shall not sublet all or any part of the Leased Property, by operation of law or otherwise; provided, that, so long as no Event of Default has occurred and is continuing, Tenant shall be entitled to sublet all or any portion of the Leased Property if (i) any sublease by Tenant is made expressly subject and subordinate to the terms hereof, (ii) such sublease has a term less than the remainder of the then effective term of this Lease, and (iii) the use permitted by such sublease is expressly limited to general office uses or other uses approved in advance by Landlord.

                 (b) Transfers in Violation of ERISA. During the term of this Lease, without the prior written consent of Landlord first had and received, Tenant shall not permit (1) any sale, assignment or transfer of any direct or indirect interest in Tenant which would negate Tenant's representations in this Lease regarding ERISA or cause this Lease, the Purchase Documents or such other documents (or any exercise of Landlord's rights hereunder or thereunder) to constitute a violation of any provision of ERISA, and (2) any direct or indirect transfer of the Leased Property or any interest therein by Tenant (including, without limitation, any Lien against Tenant's leasehold interest hereunder) which would cause this Lease, the Purchase Documents or any such other documents (or any exercise of Landlord's rights hereunder or thereunder) to constitute a violation of ERISA. Further, not less than fifteen (15) days before consummation of a transfer of title to all or part of Tenant's leasehold interest in the Leased Property or of an interest in Tenant, or of any direct or indirect right, title or interest in either of them (a "TRANSFER"), or of the placing of any Lien on Tenant's interest in the Leased Property, Tenant shall obtain from the proposed transferee or lienholder a representation to Landlord in form and substance reasonably satisfactory to Landlord that the Transfer or the placement of the Lien, as the case may be, will not violate this subparagraph b.

                 (c) Standard for Landlord's Consent to Assignments and Certain Other Matters. Consents and approvals of Landlord which are required by this Paragraph 12 will not be unreasonably withheld, but Tenant acknowledges that Landlord's withholding of such consent or approval shall be reasonable if Landlord determines in good faith that (1) giving the approval may increase Landlord's risk of liability for any existing or future environmental problem, or (2) any transaction for which Tenant has requested the consent or approval would negate Tenant's representations in this Lease regarding ERISA or cause this Lease, the Purchase Documents or such other documents (or any exercise of Landlord's rights hereunder or thereunder) to constitute a violation of any provision of ERISA. Further, Tenant acknowledges that if Tenant requests Landlord's consent to a Transfer or the placing of any Lien against Tenant's leasehold, Landlord may reasonably refuse to give such consent if the transferee does not agree in writing that such Transfer or placement of a Lien will be governed by the provisions of this Lease relating to ERISA.

                 (d) Consent Not a Waiver. No consent by Landlord to a sale, assignment, transfer, mortgage, pledge or hypothecation of this Lease or Tenant's interest hereunder, and no assignment or subletting of the Leased Property or any part thereof in accordance with this Lease or otherwise with Landlord's consent, shall release Tenant from liability hereunder; and any such consent shall apply only to the specific transaction thereby authorized and shall not relieve Tenant from any requirement of obtaining the prior written consent of Landlord to any further sale, assignment, transfer, mortgage, pledge or hypothecation of this Lease or any interest of Tenant hereunder.

         13.     Assignment by Landlord.

                 (a) Landlord's Assignment Generally. Subject to subparagraph b below, Landlord shall have the right to transfer, assign and convey the Leased Property and any and all of its rights under this Lease and the Purchase Documents. In the event Landlord sells or otherwise transfers the

Leased Property and assigns its rights under this Lease and the Purchase Documents, and if Landlord's successor in interest confirms its liability for the obligations imposed upon Landlord by this Lease and the Purchase Documents on and subject to the express terms and conditions set out herein and therein, then the original Landlord shall thereby be released from any further obligations under this Lease and under the Purchase Documents, and Tenant agrees to look solely to each successor in interest of Landlord for performance of such obligations.

                 (b) Restrictions on Transfers. Except by a Permitted Transfer, Landlord shall not assign, transfer, mortgage, pledge, encumber or hypothecate this Lease or the Purchase Documents or any interest of Landlord in and to the Leased Property during the Term without the prior written consent of Tenant, which consent will not be unreasonably withheld if Landlord is proposing to transfer not less than all of its interest in the Leased Property and rights under this Lease and the Purchase Documents to a single Person who will assume Landlord's obligations under and be subject to this Lease and the Purchase Documents; provided, however, in connection with any transfer that constitutes a Permitted Transfer only because it is a transfer to an Affiliate of Landlord, the price for the transfer shall not exceed (and in any report or declaration required in connection therewith by local or state taxing authorities Landlord shall not report such price to be in excess of) the Stipulated Loss Value. Landlord does not, as of the date of this Lease, expect to transfer the Leased Property to any Person (including any Affiliate of Landlord) that will have no material assets other than the Leased Property. Even if it is permitted by other provisions of this Lease, before transferring the Leased Property to any Person that will have no material assets other than the Leased Property, Landlord will, so long as no Event of Default has occurred and is continuing, endeavor to notify Tenant of the transfer at least thirty (30) days in advance. (However, the failure of Landlord to so notify Tenant of any transfer permitted by other provisions of this Lease will not render Landlord liable for any Losses of Tenant.)

         14.              Environmental Indemnification.

                 (a) Indemnity. Tenant hereby agrees to assume liability for and to pay, indemnify, defend, and hold harmless each and every Indemnified Party from and against any and all Environmental Losses, subject only to the provisions of subparagraph c below.

                 (b)              Assumption of Defense.

                      (i) If an Indemnified Party notifies Tenant of any claim, demand, action, administrative or legal proceeding, investigation or allegation as to which the indemnity provided for in this Paragraph 14 applies, Tenant shall assume on behalf of the Indemnified Party and conduct with due diligence and in good faith the investigation and defense thereof and the response thereto with counsel selected by Tenant but reasonably satisfactory to the Indemnified Party; provided, that the Indemnified Party shall have the right to be represented by advisory counsel of its own selection and at its own expense; and provided further, that if any such claim, demand, action, proceeding, investigation or allegation involves both Tenant and the Indemnified Party and the Indemnified Party shall have been advised in writing by counsel that there may be legal defenses available to it which are inconsistent with or in addition to those available to Tenant, then the Indemnified Party shall have the right to select separate counsel to participate in the investigation and defense of and response to such claim, demand, action, proceeding, investigation or allegation on its own behalf, and Tenant shall pay or reimburse the Indemnified Party for all Attorney's Fees incurred by the Indemnified Party because of the selection of such separate counsel.

                      (ii) If any claim, demand, action, proceeding, investigation or allegation arises as to which the indemnity provided for in this Paragraph 14 applies, and Tenant fails to assume promptly (and in any event within fifteen (15) days after being notified of the claim, demand, action, proceeding, investigation or allegation) the defense of the Indemnified Party, then the Indemnified Party may contest (or settle, with the prior written consent of Tenant, which consent will not be unreasonably withheld) the claim, demand, action, proceeding, investigation or allegation at Tenant's expense using counsel selected by the Indemnified Party; provided, that after any such failure by Tenant which continues for thirty (30) days or more no such contest need be made by the Indemnified Party and settlement or full payment of any claim may be made by the Indemnified Party without Tenant's consent and without releasing Tenant from any obligations to the Indemnified Party under this Paragraph 14 if, in the written opinion of reputable counsel to the Indemnified Party, the settlement or payment in full is clearly advisable.

                 (c) Notice of Environmental Losses. If an Indemnified Party receives a written notice of Environmental Losses that such Indemnified Party believes are covered by this Paragraph 14, then such Indemnified Party will be expected to promptly furnish a copy of such notice to Tenant. The failure to so provide a copy of the notice to Tenant shall not excuse Tenant from its obligations under this Paragraph 14; provided, that if Tenant is unaware of the matters described in the notice and such failure renders unavailable defenses that Tenant might otherwise assert, or precludes actions that Tenant might otherwise take, to minimize its obligations hereunder, then Tenant shall be excused from its obligation to indemnify such Indemnified Party (and any Affiliate of such Indemnified

Party) against Environmental Losses, if any, which would not have been incurred but for such failure. For example, if Landlord fails to provide Tenant with a copy of a notice of an obligation covered by the indemnity set out in subparagraph 12.(a) and Tenant is not otherwise already aware of such obligation, and if as a result of such failure Landlord becomes liable for penalties and interest covered by the indemnity in excess of the penalties and interest that would have accrued if Tenant had been promptly provided with a copy of the notice, then Tenant will be excused from any obligation to Landlord to pay the excess.

                 (d) Rights Cumulative. The rights of each Indemnified Party under this Paragraph 14 shall be in addition to any other rights and remedies of such Indemnified Party against Tenant under the other provisions of this Lease or under any other document or instrument now or hereafter executed by Tenant, or at law or in equity (including, without limitation, any right of reimbursement or contribution pursuant to CERCLA).

                 (e) Survival of the Indemnity. Tenant's obligations under this Paragraph 14 shall survive the termination or expiration of this Lease. All obligations of Tenant under this Paragraph 14 shall be payable upon demand, and any amount due upon demand to any Indemnified Party by Tenant which is not paid shall bear interest from the date of such demand at a floating interest rate equal to the Default Rate, but in no event in excess of the maximum rate permitted by law.

         15.              Landlord's Right of Access.

         (a) Landlord and Landlord's representatives may enter the Leased Property , after five (5) Business Days advance written notice to Tenant (except in the event of an emergency, when no advance notice will be required), for the purpose of making inspections or performing any work Landlord is authorized to undertake by the next subparagraph. So long as Tenant remains in possession of the Leased Property, Landlord or Landlord's representative will, before making any such inspection or performing any such work on the Leased Property, if then requested to do so by Tenant to maintain Tenant's security:
(i) sign in at Tenant's security or information desk if Tenant has such a desk on the premises, (ii) wear a visitor's badge or other reasonable identification provided by Tenant when Landlord or Landlord's representative first arrives at the Leased Property, (iii) permit an employee of Tenant to observe such inspection or work, and (iv) comply with other similar reasonable nondiscriminatory security requirements of Tenant that do not, individually or in the aggregate, interfere with or delay inspections or work of Landlord authorized by this Lease.

         (b) If Tenant fails to perform any act or to take any action which hereunder Tenant is required to perform or take, or to pay any money which hereunder Tenant is required to pay, and if such failure or action constitutes an Event of Default or causes Landlord or any director, officer, employee or Affiliate of Landlord to be threatened with criminal prosecution or renders Landlord's interest in the Leased Property or any part thereof at risk of forfeiture by forced sale or otherwise, then in addition to any other remedies specified herein or otherwise available, Landlord may, perform or cause to be performed such act or take such action or pay such money. Any expenses so incurred by Landlord, and any money so paid by Landlord, shall be a demand obligation owing by Tenant to Landlord. Further, Landlord, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment. But nothing herein shall imply any duty upon the part of Landlord to do any work which under any provision of this Lease Tenant may be required to perform, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default. Landlord may during the progress of any such work permitted by Landlord hereunder on or in the Leased Property keep and store upon the Leased Property all necessary materials, tools, and equipment. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Tenant or the subtenants of Tenant by reason of making such repairs or the performance of any such work on or in the Leased Property, or on account of bringing materials, supplies and equipment into or through the Leased Property during the course of such work (except for liability in connection with death or injury or damage to the property of third parties caused by [and attributed by any applicable principles of comparative fault to] the Misconduct of Landlord), and the obligations of Tenant under this Lease shall not thereby be affected in any manner.

         16.              Events of Default.

                 (a) Definition of Event of Default. Each of the following events shall be deemed to be an "EVENT OF DEFAULT" by Tenant under this Lease:

                 (i) Tenant shall fail to pay when due any installment of Rent due hereunder and such failure shall continue for three (3) Business Days after Tenant is notified in writing of the delinquency thereof.

                 (ii) Tenant shall fail to cause any representation or warranty of Tenant contained herein that is false or misleading in any material respect when made to be made true and not misleading (other than as described in the other clauses of this subparagraph a), or Tenant shall fail to comply with any term, provision or covenant of this Lease (other than as described in the other clauses of this subparagraph a), and in either case shall not cure such failure prior to the earlier of (A) thirty (30) days after written notice thereof is sent to Tenant or (B) the date any writ or order is issued for the levy or sale of any property owned by Landlord (including the Leased Property) because of such failure or any criminal action is threatened or instituted against Landlord or any of its directors, officers or employees because of such failure; provided, however, that so long as no such writ or order is issued and no such criminal action is threatened or instituted, if such failure is susceptible of cure but cannot with reasonable diligence be cured within such thirty day period, and if Tenant shall promptly have commenced to cure the same and shall thereafter prosecute the curing thereof with reasonable diligence, the period within which such failure may be cured shall be extended for such further period (not to exceed an additional sixty days beyond the initial thirty day cure period) as shall be reasonably necessary for the curing thereof.

                 (iii) Tenant shall fail to comply with any term, provision or condition of the Purchase Documents and shall not cure such failure within the time, if any, provided for such cure in said agreements.

                 (iv)             Tenant shall abandon the Leased Property.

                 (v) Tenant or any of its Subsidiaries shall fail to make any payment described in the next sentence when due, whether due because of acceleration or otherwise (but taking into consideration the time Tenant may have to cure such failure, if any, under the documents governing such payment). Payments covered by this clause v shall include only payments owed by Tenant or any Subsidiary of Tenant (A) that, individually or in the aggregate, exceed $5,000,000 and are due and payable to any Person other than Landlord or an Affiliate of Landlord, or (B) that are payable to Landlord or any Affiliate of Landlord under any agreement other than this Lease.

                 (vi) Tenant or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Tenant or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) consecutive days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or Tenant or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this clause (vi).

                 (vii) Any order, judgment or decree is entered in any proceedings against Tenant or any Subsidiary decreeing the dissolution of Tenant or such Subsidiary and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days.

                 (viii) Any order, judgment or decree is entered in any proceedings against Tenant or any Subsidiary decreeing a split-up of Tenant or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of Tenant and its Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of Tenant and its Subsidiaries (determined in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days.

                 (ix) A final judgment or order for the payment of money in an amount (not covered by insurance) which exceeds $3,000,000 shall be rendered against Tenant or any of its Subsidiaries and either
         (i) enforcement proceedings shall have been commenced by any creditor upon such judgment, or (ii) within sixty (60) days after the entry thereof, such judgment or order is not discharged or execution thereof stayed pending appeal, or within thirty (30) days after the expiration of any such stay, such judgment is not discharged.

                 (x) Any ERISA Termination Event that Landlord determines might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States district court of a trustee to administer any Plan shall have occurred and be continuing thirty

         (30) days after written notice to such effect shall have been given to Tenant by Landlord, or any Plan shall be terminated, or a trustee shall be appointed by an appropriate United States district court to administer any Plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan.

                 (xi) Any merger or consolidation or sale of assets involving Tenant that is prohibited by subparagraph ff and that is not approved in advance by Landlord.

Notwithstanding the foregoing, any Default that could become an Event of Default under clause ii may be cured within the earlier of the periods described in clauses (A) and (B) thereof by Tenant's delivery to Landlord of a written notice irrevocably exercising Tenant's option under the Purchase Agreement to purchase Landlord's interest in the Leased Property and designating as the Designated Payment Date any Business Day which is at least fifteen (15) days after the date of such notice and not later than thirty (30) days after the date of such notice; provided, however, Tenant must, as a condition to the effectiveness of its cure, on the date so designated as the Designated Payment Date satisfy all obligations of Tenant under the Purchase Agreement in accordance with its terms and tender to Landlord all Rent and all other amounts then due or accrued and unpaid hereunder (including reimbursement for any Breakage Costs or other Losses incurred by Landlord in connection with the applicable Default hereunder, regardless of whether Landlord shall have been reimbursed for such costs in whole or in part by any Participants) and Tenant must also furnish written confirmation that all indemnities set forth herein (including specifically, but without limitation, the general indemnity set forth in Paragraph z and the environmental indemnity set forth in Paragraph
14) shall survive the payment of such amounts by Tenant to Landlord and the conveyance of Landlord's interest in the Leased Property to Tenant.

                 (b) Remedies. Upon the occurrence of an Event of Default which is not cured within any applicable period expressly permitted by subparagraph a, at Landlord's option and without limiting Landlord in the exercise of any other right or remedy Landlord may have on account of such default, and without any further demand or notice except as expressly described in this subparagraph b:

                          (i) By notice to Tenant, Landlord may terminate Tenant's right to possession of the Leased Property. A notice given in connection with unlawful detainer proceedings specifying a time within which to cure a default shall terminate Tenant's right to possession if Tenant fails to cure the default within the time specified in the notice.

                          (ii) Upon termination of Tenant's right to possession and without further demand or notice, Landlord may re-enter the Leased Property in any manner not prohibited by Applicable Law and take possession of all improvements, additions, alterations, equipment and fixtures thereon and remove any persons in possession thereof.
         Any property in the Leased Property may be removed and stored in a warehouse or elsewhere at the expense and risk of and for the account of Tenant.

                          (iii) Upon termination of Tenant's right to possession, this Lease shall terminate and Landlord may recover from
         Tenant:

                                  a)               The worth at the time of
                 award of the unpaid Rent which had been earned at the time of termination;

                                  b)               The worth at the time of
                 award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                                  c)               The worth at the time of
                 award of the amount by which the unpaid Rent for the balance of the scheduled Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                                  d)               Any other amount necessary
                 to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the costs and expenses (including Attorneys' Fees, advertising costs and brokers' commissions) of recovering possession of the Leased Property, removing persons or property therefrom, placing the Leased Property in good order, condition, and repair, preparing and altering the Leased Property for reletting, all other costs and expenses of reletting, and any loss incurred by Landlord as a result of Tenant's failure to perform Tenant's obligations under the Purchase Documents.

                 The "WORTH AT THE TIME OF AWARD" of the amounts referred to in subparagraph a and subparagraph b shall be computed by allowing interest at ten percent (10%) per annum or such other rate as may be the maximum interest rate then permitted to be charged under California law at the time of computation. The "WORTH AT THE TIME OF AWARD" of the amount referred to in subparagraph c shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                                  e)               Such other amounts in
                 addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

                      (iv) The Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in force even after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). Accordingly, even though Tenant has breached this Lease and abandoned the Leased Property, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease.
         Tenant's right to possession shall not be deemed to have been terminated by Landlord except pursuant to subparagraph i hereof. The following shall not constitute a termination of Tenant's right to possession:

                                 a)               Acts of maintenance or
                preservation or efforts to relet the Leased Property;

                                  b)               The appointment of a
                 receiver upon the initiative of Landlord to protect Landlord's interest under this Lease; or

                                  c)               Reasonable withholding of
                 consent to an assignment or subletting, or terminating a subletting or assignment by Tenant.

                 (c) Enforceability. This Paragraph 16 shall be enforceable to the maximum extent not prohibited by Applicable Law, and the unenforceability of any provision in this Paragraph shall not render any other provision unenforceable.

                 (d) Remedies Cumulative. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing under Applicable Law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by Applicable Law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease to be performed by Tenant, or to a decree compelling performance of any of the other covenants, agreements, conditions or provisions of this Lease to be performed by Tenant, or to any other remedy allowed to Landlord under Applicable Law or in equity. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency of Tenant by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above. Without limiting the generality of the foregoing, nothing contained herein shall modify, limit or impair any of the rights and remedies of Landlord under the Purchase Documents or the Environmental Indemnity.

                 (e) Waiver by Tenant. To the extent permitted by law, Tenant hereby waives and surrenders for itself and all claiming by, through and under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future constitution, statute or rule of law to have a continuance of this Lease for the term hereby demised after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, or after the termination of this Lease as herein provided, and (ii) the benefits of any present or future constitution, or statute or rule of law which exempts property from liability for debt or for distress for rent, and (iii) the provisions of law relating to notice and/or delay in levy of execution in case of eviction of a lessee for nonpayment of rent.

                 (f) No Implied Waiver. The failure of a party to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. The waiver of or redress for any violation of any term, covenant, agreement or condition contained in this Lease shall not prevent a similar subsequent act from constituting a violation. Any express waiver shall affect only the term or condition specified in such waiver and only for the time and in the manner specifically stated therein. A receipt by Landlord of any Base Rent or other payment hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by the waiving party.

         17. Default by Landlord. If Landlord should default in the performance of any of its obligations under this Lease, Landlord shall have the time reasonably required, but in no event less than thirty (30) days, to cure such default after receipt of written notice from Tenant specifying such default and specifying what action Tenant believes is necessary to cure the default. If Tenant prevails in any litigation brought against Landlord because of Landlord's failure to cure a default within the time required by the preceding sentence, then Tenant shall be entitled to an award against Landlord for the damages proximately caused to Tenant by such default.

         18. Quiet Enjoyment. Provided Tenant pays the Base Rent and all Additional Rent payable hereunder as and when due and payable and keeps and fulfills all of the terms, covenants, agreements and conditions to be performed by Tenant hereunder, Landlord shall not during the Term disturb Tenant's peaceable and quiet enjoyment of the Leased Property; however, such enjoyment shall be subject to the terms, provisions, covenants, agreements and conditions of this Lease and the Permitted Encumbrances and any other claims or encumbrances not constituting Landlord's Liens, to which this Lease is subject and subordinate as hereinabove set forth. Any breach by Landlord of the foregoing covenant of quiet enjoyment shall, subject to the other provisions of this Lease, render Landlord liable to Tenant for any monetary damages proximately caused thereby, but as more specifically provided in Paragraph 6 above, no such breach shall entitle Tenant to terminate this Lease or excuse Tenant from its obligation to pay Base Rent and other amounts hereunder.

         19. Surrender Upon Termination. Unless Tenant or an Applicable Purchaser purchases Landlord's entire interest in the Leased Property pursuant to the terms of the Purchase Agreement, Tenant shall, upon the termination of Tenant's right to occupancy, surrender to Landlord the Leased Property, including any buildings, alterations, improvements, replacements or additions constructed by Tenant (but excluding Tenant's Trade Fixtures and personal property not covered by this Lease) free of all Hazardous Substances (including Permitted Hazardous Substances) and tenancies and, to the extent required by Landlord, with all Improvements in the same condition as of the date hereof, excepting only (i) ordinary wear and tear (provided that the Leased Property shall have been maintained as required by the other provisions hereof) and (ii) alterations and additions which are expressly permitted by the terms of this Lease and which have been completed by Tenant in a good and workmanlike manner in accordance with all Applicable Laws. Any movable furniture or movable personal property belonging to Tenant or any party claiming under Tenant, if not removed at the time of such termination and if Landlord shall so elect, shall be deemed abandoned and become the property of Landlord without any payment or offset therefor. If Landlord shall not so elect, Landlord may remove such property from the Leased Property and store it at Tenant's risk and expense. Tenant shall bear the expense of repairing any damage to the Leased Property caused by such removal by Landlord or Tenant.

         20. Holding Over by Tenant. Should Tenant not purchase Landlord's right, title and interest in the Leased Property as provided in the Purchase Agreement, but nonetheless continue to hold the Leased Property after the termination of this Lease without Landlord's written consent, whether such termination occurs by lapse of time or otherwise, such holding over shall constitute and be construed as a tenancy from day to day only, at a daily Base Rent equal to: (i) Stipulated Loss Value on the day in question, times (ii) (A) the Prime Rate in effect for such day so long as the holdover period does not extend beyond ninety (90) days and (B) for each such day beginning with the ninety-first day after the holdover commences, three percent (3%) above the Prime Rate; divided by (iii) 365; subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant hereunder. No payments of money by Tenant to Landlord after the termination of this Lease shall reinstate, continue or extend the Term of this Lease and no extension of this Lease after the termination thereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant.

         21.              Miscellaneous.

         (a) Notices. Each provision of this Lease, or of any Applicable Laws with reference to the sending, mailing or delivery of any notice or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

                 (i) All Rent required to be paid by Tenant to Landlord hereunder shall be paid to Landlord in immediately available funds by wire transfer to:

                                  Federal Reserve Bank of San Francisco
                                  Account: Banque Nationale de Paris
                                  ABA #: 121027234
                                  Reference: Cypress II

         or at such other place and in such other manner as Landlord may designate in a notice to Tenant. Time is of the essence as to all payments and other obligations of Tenant under this Lease.

(ii) All notices, demands and other communications to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means: (A) personal service; (B) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by United States first class mail, return receipt requested); or (C) registered or certified first class mail, return receipt requested; or (D) overnight commercial courier. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice or other communication sent pursuant to clause (A) or (B) hereof shall be deemed received upon such personal service or upon dispatch by electronic means, and, if sent pursuant to clause (C) shall be deemed received five (5) days following deposit in the mail, and, if sent pursuant to clause (D), on the next Business Day.

                                  Address of Landlord:

                                  BNP Leasing Corporation
                                  717 North Harwood Street
                                  Suite 2630
                                  Dallas, Texas 75201
                                  Attention: Lloyd Cox
                                  Telecopy: (214) 969-0060

                                  With a copy to:

                                  Banque Nationale de Paris, San Francisco
                                  180 Montgomery Street
                                  San Francisco, California 94104
                                  Attention: Rafael Lumanlan
                                  Telecopy: (415) 296-8954

                                  And with a copy to:

                                  Clint Shouse
                                  Thompson & Knight, P.C.
                                  1700 Pacific Avenue, Suite 3300
                                  Dallas, Texas 75201
                                  Telecopy: (214) 969-1550

                                  Address of Tenant:

                                  Cypress Semiconductor Corporation
                                  3901 North First Street
                                  San Jose, CA  95134
                                  Attn: Chief Financial Officer
                                  Telecopy: (408) 943-2796

                                  With a copy to:

                                  Wilson, Sonsini, Goodrich & Rosati
                                  650 Page Mill
                                  Palo Alto, California  94304-1050
                                  Attention:  Real Estate Department
                                  Telecopy: (415) 493-6811

(b) Severability. If any term or provision of this Lease or the application thereof shall to any extent be held by a court of competent jurisdiction to be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision other than to the extent to which it is invalid or unenforceable, shall not be affected thereby.

(c) No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Leased Property or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Leased Property or any interest in such fee estate, unless all Persons with an interest in the Leased Property that would be adversely affected by any such merger specifically agree in writing that such a merger shall occur.

(d) NO IMPLIED REPRESENTATIONS BY LANDLORD. LANDLORD AND LANDLORD'S AGENTS HAVE MADE NO REPRESENTATIONS OR PROMISES WITH RESPECT TO THE LEASED PROPERTY EXCEPT AS EXPRESSLY SET FORTH HEREIN, AND NO RIGHTS, EASEMENTS OR LICENSES ARE ACQUIRED BY TENANT BY IMPLICATION OR OTHERWISE EXCEPT AS EXPRESSLY SET FORTH IN THE PROVISIONS OF THIS LEASE AND THE PURCHASE DOCUMENTS.

(e) Entire Agreement. This Lease and the instruments referred to herein supersede any prior negotiations and agreements between the parties concerning the Leased Property and no amendment or modification of this Lease shall be binding or valid unless expressed in a writing executed by both parties hereto.

(f) Binding Effect. All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective successors and, to the extent assignment is permitted hereunder, their respective assigns.

(g) Time is of the Essence. Time is of the essence as to all obligations of Tenant and all notices required of Tenant under this Lease, but this subparagraph shall not limit Tenant's opportunity to prevent an Event of Default by curing any breach within the cure period (if any) applicable under subparagraph a.

(h) Termination of Prior Rights. Without limiting the rights and obligations of Tenant under this Lease, Tenant acknowledges that any and all rights or interest of Tenant under the Existing Lease or otherwise in and to the Land, the improvements to the Land and to any other property included in the Leased Property (except under this Lease and the Purchase Documents) are hereby superseded. Landlord shall have no liability for any breach by Seller of the Existing Lease. Tenant quitclaims unto Landlord any rights or interests Tenant has in or to the Land, the improvements to the Land and to any other property included in the Leased Property other than the rights and interests created by this Lease and the Purchase Documents.

(i) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of laws principals.

(j) Waiver of a Jury Trial. LANDLORD AND TENANT EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LEASE OR ANY OTHER DOCUMENT OR DEALINGS BETWEEN THEM RELATING TO THIS LEASE OR THE LEASED PROPERTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Tenant and Landlord each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Lease and the other documents referred to herein, and that each will continue to rely on the waiver in their related future dealings. Tenant and Landlord each further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS LEASE OR THE LEASED PROPERTY. In the event of litigation, this Lease may be filed as a written consent to a trial by the court.

(k) Income Tax Reporting. Landlord and Tenant intend this Lease and the Purchase Agreement to have a form for income taxes which is different than the form of this Lease and the Purchase Agreement for other purposes, and thus the parties acknowledge and agree as follows:

         A) FOR PURPOSES OF DETERMINING THEIR RESPECTIVE FEDERAL, STATE AND LOCAL INCOME TAX OBLIGATIONS, Landlord and Tenant believe and intend that this Lease and the Purchase Agreement constitute a financing arrangement or conditional sale. Both Landlord and Tenant agree to report this Lease and the Purchase Agreement as a financing arrangement or conditional sale on their respective income tax returns (the "REQUIRED REPORTING"), unless such Required Reporting is challenged in writing by the Internal Revenue Service or another governmental authority with jurisdiction (a "TAX CHALLENGE"). Consistent with the foregoing, Landlord and Tenant expect that Tenant (and not Landlord) shall be treated as the true owner of the Property for income tax purposes, thereby entitling Tenant (and not Landlord) to take depreciation deductions and other tax benefits available to the owner. Tenant shall also report all interest earned on Escrowed Proceeds or the collateral covered by the Pledge Agreement as Tenant's income for federal, state and local income tax purposes. REFERENCES IN THIS LEASE OR IN THE PURCHASE AGREEMENT TO A "LEASE" OF THE "LEASED PROPERTY" ARE NOT INTENDED FOR INCOME TAX PURPOSES TO REFLECT THE INTENT OF LANDLORD OR TENANT AS TO THE FORM OF THE TRANSACTIONS COVERED BY, OR THE PROPER CHARACTERIZATION OF, THIS LEASE AND THE PURCHASE AGREEMENT.

         B) FOR ALL OTHER PURPOSES, INCLUDING THE DETERMINATION OF THE APPROPRIATE FINANCIAL ACCOUNTING FOR THIS LEASE AND THE DETERMINATION OF THEIR RESPECTIVE RIGHTS AND REMEDIES UNDER STATE LAW, Landlord and Tenant believe and intend that (i) this Lease constitutes a true Lease, not a mere financing arrangement, enforceable in accordance with its express terms (and neither this subparagraph k nor the provisions referencing this subparagraph on the title page of this Lease and in the Purchase Agreement are intended to affect the enforcement of any other provisions of this Lease or the Purchase Agreement) and (ii) the Purchase Agreement shall constitute a separate and independent contract, enforceable in accordance with the express terms and conditions set forth therein. In this regard, Tenant acknowledges that Tenant asked Landlord to participate in the transactions evidenced by this Lease and the Purchase Agreement as a landlord and owner of the Leased Property, not as a lender. Although other transactions might have been used to accomplish similar results, Tenant expects to receive certain material accounting and other advantages through the use of a lease transaction. Accordingly, and notwithstanding the Required Reporting for income tax purposes, Tenant cannot equitably deny that this Lease and the Purchase Agreement should be construed and enforced in accordance with their respective terms, rather than as a mortgage or other security device, in any action brought by Landlord to enforce this Lease or the Purchase Agreement.

In the event of a Tax Challenge, Landlord and Tenant shall each provide to the other copies of all notices from the Internal Revenue Service or any other governmental authority presenting the Tax Challenge. Further, before changing from the Required Reporting because of a Tax Challenge, Landlord and Tenant shall each consider in good faith any reasonable suggestions received from the other party to this Lease about an appropriate response to the Tax Challenge; provided, however, that the suggestions are set forth in a written notice delivered no later than thirty (30) days after the suggesting party is first notified of the Tax Challenge; and, provided further, that when presented with a Tax Challenge, Landlord and Tenant shall each have the right to change from the Required Reporting rather than participate in any litigation or other legal proceeding against the Internal Revenue Service or another governmental authority. In any event, Tenant must indemnify and hold harmless Landlord from and against all liabilities, costs, additional taxes and other expenses that may arise or become due because of any challenge to the Required Reporting or because of any resulting recharacterization of this Lease or the Purchase Agreement required by the Internal Revenue Service or another governmental authority, including any additional taxes that may become due upon any sale under the Purchase Agreement, to the extent (if any) that such liabilities, costs, additional taxes and other expenses are not offset by tax savings resulting from additional depreciation deductions or other tax benefits to Landlord of the recharacterization.

         IN WITNESS WHEREOF, this Lease is hereby executed in multiple originals as of the effective date above set forth.

                       "Landlord"

                       BNP LEASING CORPORATION



                       By: _____________________________
                           Name:  Lloyd G. Cox
                           Title:  Vice President



                       "Tenant"

                       CYPRESS SEMICONDUCTOR CORPORATION



                       By:
                         Name: ___________________
                         Title:___________________

                                   Exhibit A

                              PROPERTY DESCRIPTION


Real Property in the City of San Jose, County of Santa Clara, State of California, described as follows:

                                   Exhibit B

                             PERMITTED ENCUMBRANCES

          This conveyance is subject to the following matters, but only to the extent the same are still valid and in full force and effect:

                                   Exhibit C

                     LIST OF PERMITTED HAZARDOUS SUBSTANCES

It is anticipated that the following Hazardous Substances, and others reasonably necessary for the use of the Leased Property in accordance with the express terms and conditions of this Lease, will be used by Tenant at the Leased Property:

                 Description                                C.A.S.#

                                   Exhibit D

                            EXISTING TRADE FIXTURES

1. Signs or sign panels including the name "Cypress Semiconductor" or other registered trade names or trademarks of Tenant or Tenant's Affiliates.

                                   Exhibit E

                               DRAW REQUEST FORMS


                                ________, 199__




BNP Leasing Corporation
c/o Banque Nationale de Paris
180 Montgomery Street
San Francisco, California 94104

Attention:  Ms. _________________

Re:     Construction Advance Request No. __________ by Cypress Semiconductor
Corporation

Ladies and Gentlemen:

         Reference is made to the Lease Agreement between BNP Leasing Corporation (herein "LANDLORD") and Cypress Semiconductor Corporation (herein "CYPRESS") dated as of April __, 1996 (herein "THE LEASE"). Capitalized terms defined in the Lease and used but not defined in this letter are intended to have the meanings assigned to them in the Lease.

         Cypress hereby makes request for a Construction Advance in the amount of $________________ (herein the "CURRENT ADVANCE"). Included herewith are:

         1. An Application and Certificate for Payment based on AIA Form G702 (herein the "CONTRACTOR'S APPLICATION") from Cypress's general contractor or construction manager, attached to which is a schedule listing all subcontractors, suppliers and other parties to whom the general contractor or construction manager has or will make payments from the draw requested in the Contractor's Application and the amounts to be paid to each one. The Contractor's Application evidences an obligation incurred by (and previously paid by) Cypress for construction of Improvements and for which Cypress is entitled to reimbursement from the Current Advance.

         2. A list of any costs paid by Cypress, other than to the general contractor or construction manager, for which Cypress is entitled to reimbursement from the proceeds of the Current Advance (herein the "OTHER COSTS LIST").

[NOTE: DRAW REQUESTS NEED INCLUDE PARAGRAPH'S MARKED BELOW WITH AN ASTERISK, AND THE INVOICES OR OTHER ITEMS DESCRIBED IN SUCH PARAGRAPHS, ONLY IF AND TO THE EXTENT THAT LANDLORD MAY REQUEST IT AFTER THE LEASE IS EXECUTED]


                                    Exhibit E-Page 1

         *3. Invoices and requests for payments from the subcontractors and others entitled to payment from the general contractor or construction manager for construction and related work covered by the Contractor's Application; excluding, however, invoices or requests from some or all subcontractors and others that, according to the Contractor's Application, are to be paid less than $200,000 from the draw requested in Contractor's Application. Such invoices and requests for payments are consistent with the detail shown in the schedule of values attached to the Contractor's Application.

         *4. Invoices or other evidence reasonably requested by Landlord of the costs (if any) included in the Other Costs List.

         *5. A list of any "checks on hold" (i.e., payments withheld from subcontractors or suppliers by Tenant's general contractor or construction manager because of some defect or deficiency in the payee's request for payment or in the work or materials provided by the payee) in excess of $100,000.

         6. An up-to-date list of the names and addresses of any contractors or subcontractors that have actually filed a claim of lien against the Leased Property, together with, to the extent not already provided with a prior request for a Construction Advance, a copy of the claim of lien filed.

         7. A certification of an officer of Cypress as required by Paragraph ix of the Lease.

         We hereby confirm that Landlord will not be responsible for the application of any funds advanced to Cypress or to any other party at our request.

                        Sincerely,

                        Cypress Semiconductor Corporation

                        By:________________________________
                        Name:___________________________
                        Title:__________________________


cc:      BNP Leasing Corporation
         717 North Harwood Street
         Suite 2630
         Dallas, Texas 75201
         Attention:  Lloyd Cox

         Clint Shouse
         Thompson & Knight,
         a Professional Corporation
         3300 First City Center
         1700 Pacific Avenue
         Dallas, Texas 75201





                                Exhibit E-Page 2

                        CONSTRUCTION ADVANCE CERTIFICATE


Pursuant to Section ix of the Lease dated April __, 1996 (the "LEASE") between Cypress Semiconductor Corporation ("CYPRESS") and BNP Leasing Corporation ("LANDLORD"), Cypress does hereby represent, warrant and certify to Landlord in connection with Cypress's request for Construction Advance No. __________ that:

         a)      no Event of Default has occurred and is continuing,

         b) the representations and warranties of Cypress contained in the Lease are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, subject only to the following exceptions:

            [LIST EXCEPTIONS HERE, OR IF THERE ARE NO EXCEPTIONS, INSERT "NONE"]

         c) each Construction Project which has commenced but not yet been completed is progressing without any significant continuing interruption in a good and workmanlike manner and substantially in accordance with the requirements of the Lease and all Applicable Laws and Cypress is diligently pursuing the correction of any significant defect in such construction,

         d) all costs and expenses for which Cypress is requesting reimbursement by the Construction Advance referenced above constitute actual costs and expenses incurred by Cypress for a Construction Project, and

         e) to the knowledge of Cypress, liens (if any) now being asserted against the Leased Property by Potential Lien Claimants do not in the aggregate secure or allegedly secure more that $500,000 of claims. (As used in this certificate a lien will be considered as "being asserted" if a claim of lien relating thereto shall have been recorded and not discharged by payment or settlement or removed by statutory bond.)

Capitalized terms used herein which are defined in the Lease but not in this Certificate shall have the meanings assigned to them in the Lease.

In witness whereof, this Certificate is executed by an officer of Cypress Semiconductor Corporation as of ______________, 19___.

                        Cypress Semiconductor Corporation



                        By:________________________________
                        Name:___________________________
                        Title:__________________________





                                Exhibit E-Page 3

        LIST OF LIENS FOR WHICH A CLAIM OF LIEN HAS ACTUALLY BEEN FILED

                  (Construction Advance Request No. ________)


Liens for which a claim of lien has actually been filed are as follows [state "NONE" if there are none]:

1.



2.



3.





                                Exhibit E-Page 4

                                OTHER COSTS LIST

                  (Construction Advance Request No. ________)


Costs paid - other than to Cypress's general contractor or construction manager
- by Cypress and for which Cypress is entitled to reimbursement from the Current Advance being requested are as follows [state "NONE" if there are none]:

1.



2.



3.





                                Exhibit E-Page 5

                                   Exhibit F

                   FINANCIAL COVENANT COMPLIANCE CERTIFICATE


BNP Leasing Corporation
c/o Banque Nationale de Paris, San Francisco
180 Montgomery Street
San Francisco, California 94104
Attention: Rafael Lumanlan

         Re: Lease Agreement between BNP Leasing and Cypress Semiconductor

Gentlemen:

         I, the undersigned, the [chief financial officer, controller, treasurer or the assistant treasurer] of Cypress Semiconductor Corporation (the "TENANT"), do hereby certify, represent and warrant that:

         1. This Certificate is furnished pursuant to subparagraph iii of that certain Lease Agreement dated as of April __, 1996 (the "LEASE AGREEMENT," the terms defined therein being used herein as therein defined) between the Tenant and you.

         2. Annex 1 attached hereto sets forth financial data and computations evidencing the Tenant's compliance with certain covenants of the Lease Agreement, all of which data and computations are complete, true and correct.

         3. To the Knowledge of Tenant (as defined in the Lease) no Default or Event of Default under the Lease Agreement has occurred and is continuing.

         4. The representations of Tenant set forth in the Lease Agreement are true and correct in all material respects as of the date hereof as though made on and as of the date hereof.

         Executed this _____ day of ______________, 19___.


                                                  ______________________________

                                                  Name:_________________________

                                                  Title:________________________

                       Annex 1 To Compliance Certificate
            For the _________________ Ended ________________, 19___

I.       PARAGRAPH i: Quick Ratio
         ------------------------

         A.      Unencumbered Cash and
                 other "Quick Assets" as defined in
                 Paragraph i of the Lease:                                                          $_____________
                 -----------

         B.      "Current Liabilities" as defined in
                 Paragraph i of the Lease:                                                          $_____________
                 -----------

         C.      Ratio of A to B:                                                                     _____ to 1.00

         F.      Minimum ratio computed as provided in
                 Paragraph i of the Lease:                                                             1.10 to 1.00
                 -----------

II.      PARAGRAPH 0: Minimum Tangible Net Worth
         -----------

         A.      Reported stockholders equity:                                                      $_____________

         B.      "Intangible Assets" as
                 defined in Paragraph 0
                            -----------
                 of the Lease:                                                                      $_____________

         D.      Consolidated Tangible Net Worth
                 (A - B):                                                                           $_____________

         E.      Minimum computed as
                 provided in Paragraph 0
                             -----------
                 of the Lease:                                                                      $467,000,000


                                Exhibit F-Page 2

                                   Exhibit G

             NOTICE OF REDUCTION OF MAXIMUM CONSTRUCTION ALLOWANCE

BNP Leasing Corporation
c/o Banque Nationale de Paris, San Francisco
180 Montgomery Street
San Francisco, California 94104
Attention: Rafael C. Lumanlan

         Re:     Lease Agreement dated April __, 1996, between Cypress
                 Semiconductor Corporation, as tenant, and         BNP Leasing
                 Corporation, as landlord (the "Lease")

Gentlemen:

         Capitalized terms used in this letter are intended to have the meanings assigned to them in the Lease. This letter constitutes notice to you that the Maximum Construction Allowance under the Lease shall be reduced to $__________________(the "Reduced Maximum Construction Allowance"), effective on the date you receive this notice (the "Reduction Date"); provided that in no event shall the Reduced Maximum Construction Allowance be less than the Outstanding Construction Allowance in effect on the Reduction Date.


         Executed this _____ day of ______________, 19___.


                                           CYPRESS SEMICONDUCTOR CORPORATION

                                           Name:_________________________

                                           Title:________________________

                                                                       EXECUTION


                              CUSTODIAL AGREEMENT

         THIS CUSTODIAL AGREEMENT (this "AGREEMENT") made as of April 12, 1996 among CYPRESS SEMICONDUCTOR CORPORATION, a California corporation ("CUSTOMER"), BANQUE NATIONALE DE PARIS, New York Branch (with its successors duly appointed hereunder, herein referred to as "CUSTODIAN"), and BNP LEASING CORPORATION ("SECURED PARTY").


                               W I T N E S E T H:

         WHEREAS, Customer has established a custodial account, account number 826529 styled "Cypress Semiconductor A/C #2 held for the benefit of BNP Leasing Corporation" and a related custodial cash account number 201678-002-69 (collectively, the "CUSTODIAL ACCOUNT"), to be held by Custodian on the terms and conditions set forth herein; and

         WHEREAS, pursuant to a Pledge and Security Agreement of even date herewith between Customer and Secured Party (the "SECURITY AGREEMENT"), a true and correct copy of which is attached hereto as Exhibit A, Customer has pledged to Secured Party on the terms set forth in the Security Agreement, the Custodial Account, all Treasury Securities and funds from time to time on deposit in the Custodial Account or otherwise designated by Customer to be held by Custodian subject to the pledge and security interest created by the Security Agreement, all proceeds of maturity, collections, income, replacements, substitutions, reinvestments, distributions and claims with respect thereto and all proceeds of the foregoing, and all of Customer's right, title and interest in to and under this Agreement (collectively, the "COLLATERAL"); and


         WHEREAS, Custodian has agreed to hold the Collateral on the terms set forth herein and Customer and Secured Party wish to notify Custodian of the pledge by Customer to Secured Party of the Collateral and the grant by Customer to Secured Party of a security interest therein and direct Custodian to identify such pledge and security interest on its books and records;

         NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, Customer, Custodian and Secured Party agree as follows:


                                I.  DEFINITIONS

         Section 1.1. Definitions. As used herein, the terms "Agreement", "Customer", "Custodian", "Secured Party", "Custodial Account", "Collateral" and "Security Agreement" shall have the meanings indicated above, and the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Authorized Person" shall mean (i) with respect to Customer, any person duly authorized by Customer in writing (certified by Customer's corporate secretary) to give Written Instructions on behalf of Customer which shall include the persons listed on Exhibit B hereto, and (ii) with respect to Secured Party, any person duly authorized by Secured Party in writing to give Written Instructions on behalf of Secured Party which shall include, without limitation, the persons listed on Exhibit C hereto.

         "Business Day" means any day that is (i) not a Saturday, Sunday or day on which commercial banks are generally closed or required to be closed in San Francisco, California or New York, New York, and (ii) a day on which dealings in deposits of dollars are transacted in the London interbank market; provided that if such dealings are suspended indefinitely for any reason, "Business Day" shall mean any day described in clause (i).

         "CFR" means the United States Code of Federal Regulations, as from time to time amended.

         "Code" means the Uniform Commercial Code as adopted in the State of New York.

         "Execution Affidavit" means an affidavit in the form of Exhibit D attached hereto, duly executed under oath by an Authorized Person of Secured Party, attesting to the foreclosure of Secured Party's security interest in all or any part of the Collateral.

         "Foreclosure Event" has the meaning given it in the Pledge Agreement.

         "Market Value" means with respect to the Collateral on any Valuation Date, a dollar value determined as follows:

         (1)     cash shall be valued at its face amount on such Valuation
                 Date; and

         (2) a Treasury Security shall be valued by multiplying the Principal Balance thereof on such Valuation Date by the closing bid price therefor as established pursuant to Custodian's standard and customary pricing sources which it believes to be reliable.

         "Participant" means any Participant under the Lease described in the Pledge Agreement designated as such to Custodian by Secured Party from time to time.

         "Release Period" means each period beginning on the last regularly scheduled Valuation Date occurring in a calendar month and continuing for five
(5) consecutive Business Days.

         "Treasury Securities" shall mean uncertificated, direct, noncallable debt obligations of the United States of America maturing within three (3) years of the date of pledge to Secured Party constituting Treasury bonds, notes, certificates of indebtedness or bills issued under the Second Liberty Bond Act, as amended, in the form of entry made on the records of the Federal Reserve Bank of New York as prescribed under 31 CFR.

         "Valuation Date" means any of the following dates:

         (1) the first Business Day of each calendar month and the fifteenth day of each calendar month (or if such day is not a Business Day, the immediately following Business Day); and

         (2) any other Business Day on which Customer or Secured Party requests a valuation of the Collateral by a notice sent to the other and to the Custodian, provided such designated day must be at least one (1) Business Day after the date the Custodian receives the notice unless Custodian is then willing to consent to the designation of the date of receipt as a Valuation Date.

         "Written Instructions" shall mean a written notice actually received by Custodian which Custodian reasonably believes to be from an Authorized Person.

         Section 1.2. Schedules and Exhibits. All schedules and exhibits attached to this Agreement are a part hereof for all purposes.

         Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, references in this Agreement to a particular agreement, instrument or document also refer to and include all valid renewals, extensions, amendments, modifications, supplements or restatements of any such agreement, instrument or document, provided that nothing contained in this Section shall be construed to authorize any Person to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement.

         Section 1.4 References and Titles. All references in this Agreement to Exhibits, Articles, Sections, subsections, and other subdivisions refer to the Exhibits, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement. The words "this Agreement", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Section" and "this subsection" and similar phrases refer only to the Sections or subsections hereof in which the phrase occurs. The word "or" is not exclusive, and the word "including" (in all of its forms) means "including without limitation". Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.

                         II.  APPOINTMENT OF CUSTODIAN

         Section 2.1. Appointment of Custodian. Customer hereby constitutes and appoints Custodian as custodian of the Collateral and Secured Party hereby appoints custodian as its agent and bailee with respect to the Collateral to act solely and with the sole responsibility in accordance with the terms of this Agreement. Attached hereto as Exhibit B is a Certificate of the Corporate Secretary of Customer certifying that Customer is authorized to open the Custodial Account and setting forth the identity and authority of the initial Authorized Persons of Customer and the officers of Customer authorized to execute and deliver this Agreement on behalf of Customer. Attached hereto as Exhibit C is an Officers' Certificate of Secured Party setting forth the identity and authority of the initial Authorized Persons of Secured Party and the officers of Secured Party authorized to execute and deliver this Agreement on behalf of Secured Party. Custodian may rely on such Certificates as conclusive evidence of the authority of such Authorized Persons and may consider such Certificates to be in full force and effect until receipt by Custodian of written designation of additional or substitute Authorized Persons from Customer or Secured Party, as the case may be.

         Section 2.2. Acceptance of Appointment. Custodian hereby accepts appointment as custodian of the Collateral and agrees to perform the duties thereof as hereinafter set forth with respect to the Collateral and (i) to act as custodian solely in accordance with the terms of this Agreement and (ii) to act as agent and bailee of Secured Party solely in accordance with the terms of this Agreement. Custodian shall not have any obligations in respect of the Collateral except as specifically set forth in this Agreement or in a separate written agreement among the parties entered into after the date hereof.


                           III.  CUSTODY OF PROPERTY

         Section 3.1.     Custodial Account.

         (a) Custodian shall credit and hold the Collateral in the Custodial Account, separate and apart from all other property and funds of Customer and all other Persons, and no other property or funds shall be deposited in the Custodial Account. Custodian shall hold all Treasury Securities deposited in the Custodial Account in Custodian's name on the books of the Federal Reserve Bank of New York; provided that the books and records of Custodian shall reflect that all Treasury Securities deposited in the Custodial Account are owned by Customer, subject to a pledge and security interest in favor of Secured Party.

         (b) Custodian shall only release Collateral from the Custodial Account as provided in Section 3.3 or pursuant to an Execution Affidavit.

         Section 3.2. Action by Custodian without Written Instructions. Unless otherwise instructed to the contrary by Written Instructions from Customer and Secured Party, Custodian shall with respect to all Collateral:

                 (a) Credit the Custodial Account for all dividends and interest earned on all the Collateral;

                 (b) Present for payment and collect the amount payable upon all Treasury Securities, which are part of the Collateral, that may mature, be redeemed or retired, or otherwise become payable;

                 (c) Execute, as custodian, any necessary declaration or certificates of ownership with respect to the Collateral under the federal tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

                 (d) Hold for the account of Customer, subject to a pledge and security interest in favor of Secured Party pursuant to the Security Agreement, all securities or other rights issued with respect to any Collateral.

Unless instructed otherwise, by Written Instructions from Customer and Secured Party, Custodian will credit the proceeds of sales, redemptions, collections, and other receipts, and dividend and interest income from the Collateral to the Custodial Account in accordance with Custodian's standard procedures and the other provisions of this Agreement.

         Section 3.3. Action by Custodian upon Written Instructions from Customer. Upon the receipt of Written Instructions from Customer alone as provided below in this Section 3.3, but not otherwise, Custodian shall:

                 (a) Deposit funds delivered to Custodian by Customer in the Custodial Account for the purchase of Treasury Securities concurrently with and in accordance with the delivery of a Written Instruction described in Section 3.3(b);

                 (b) Purchase Treasury Securities with proceeds of matured Treasury Securities or other cash that is part of the Collateral or otherwise delivered by Customer to Custodian in accordance with a Written Instruction, and make payment therefor on behalf of Customer and deposit such additional Treasury Securities in the Custodial Account; provided that (except as otherwise provided in Section 4.2) such purchase and deposit shall be made only if (i) Custodian shall have received Written Instructions from Customer in the form of Exhibit E; (ii) Custodian shall have itself purchased such Treasury Securities on behalf of Customer for full market value from the issuer of the Treasury Securities or from a seller not a party hereto selected by Custodian and shall have made payment therefor in full in immediately available funds; and (iii) upon making such deposit Custodian shall be able to and shall (and Custodian hereby agrees to) execute and deliver to Secured Party a Certificate in the form of Exhibit F and all statements to be made therein shall be true and correct;

                 (c) During a Release Period, Substitute new Treasury Securities (in this section called the "New Treasury Securities") for Treasury Securities that are part of the Collateral (in this section called the "Existing Treasury Securities"); provided that such substitution shall be made only if (i) Custodian shall have received Written Instructions from Customer in the form of Exhibit G; (ii) Custodian shall have itself purchased such New Treasury Securities on behalf of Customer for full market value from the issuer of the New Treasury Securities or from a seller not a party hereto selected by Custodian and shall have made payment therefor in full in immediately available funds delivered to Custodian by Customer or resulting from the liquidation of the Existing Securities, and (iii) the Market Value of the New Treasury Securities equals or exceeds the Market Value of the Existing Treasury Securities or additional cash equal to the amount of any shortfall is delivered to Custodian by Customer for deposit in the Custodial Account; in each case Market Value shall be determined by Custodian based on the closing "bid" prices quoted on the Business Day preceding the Business Day on which such Written Instructions are to be executed, and (iv) upon making such substitution Custodian shall be able to and shall (and Custodian hereby agrees to) execute and deliver to Secured Party a Certificate in the form of Exhibit H and all statements to be made therein shall be true and correct;

                 (d) Release Collateral from the Custodial Account to Customer without replacing it; provided that such a release shall be made only if (i) Custodian shall have received Written Instructions from Customer in the form of Exhibit I with the attachments required by the terms thereof and (ii) the Market Value of the Collateral so released is no greater than the amount by which (x) the Market Value of all Collateral exceeds (y) 102% of the Minimum Collateral Value in each case calculated as of the most recent Valuation Date.

                 (e) All Written Instructions regarding the purchase of Treasury Securities shall be delivered to Custodian at least one Business Day prior to the day on which such purchase is to be made.

                 (f) In complying with instructions for delivery of eligible transactions, Custodian will make deliveries through the Federal Reserve System, pursuant to Subpart O of the Treasury Department Circular #300 (31 CFR Part 306), and operating circulars of the Federal Reserve Bank of New York, both as amended from time to time.

                 (g) Custodian shall be under no duty to Customer to take any action with respect to any property held in any Custodial Account except to the extent of any properly issued Written Instructions by Customer.

                 (h) The parties hereto agree that the mere agreement of the Secured Party and the Custodian to permit or cause the substitution or release of Collateral if certain conditions are satisfied as provided herein shall not constitute a termination of Secured Party's security interest in any particular Collateral.

         Section 3.4. Action by Custodian upon Written Instructions from Customer and Secured Party. Custodian shall execute and deliver to such persons as may be designated in any Written Instructions signed by both Customer and Secured Party all notices, consents, authorizations, requests or other announcements affecting or relating to the Collateral and any other instruments whereby the authority of Customer as owner or Secured Party as pledgee of any Collateral held hereunder may be exercised.

         Section 3.5. Use of Cash Balances. Any cash balances in the Custodial Account may be applied to the purchase price of additional Treasury Securities purchased pursuant to Section 3.3(b), and any excess cash resulting from interest paid on Treasury Securities or a sale of Treasury Securities constituting Collateral shall be deposited in the Custodial Account and shall be eligible to be released pursuant to Section 3.3(d).


                            IV.  INVESTMENT OF FUNDS

         Section 4.1. Management of Investments. Subject to Section 6.2(i), and subject to compliance by Customer with the terms of Article III, Customer acting alone and without any prior written consent of Secured Party, shall have the power as between Customer and Custodian, to manage the investment of the Collateral as provided in Section 3.3 so long as Custodian shall not have received written notice from Secured Party that a Foreclosure Event has occurred and is continuing under the Security Agreement; provided, however, that notwithstanding the occurrence or continuance of any such Foreclosure Event or the delivery of any such notice by Secured Party, Customer shall be permitted to exercise its rights under Sections 3.3(a), 3.3(b) and 3.3(c) hereof, subject, in the case of the purchase of new Treasury Securities, whether or not in substitution of existing Collateral, to the limitation that Customer shall instruct Custodian to purchase and deposit in the Custodial Account Treasury Securities having a maturity of ninety (90) days or less from the date of purchase thereof. Secured Party hereby agrees to deliver to Custodian a rescission of any notice of any Foreclosure Event previously delivered to Custodian promptly upon the cessation of such Foreclosure Event, provided Customer notifies Secured Party of the cessation and with such notice provides evidence of the cessation reasonably satisfactory to Secured Party. Except as expressly provided herein, the Custodian is not under any duty to supervise the investments or management of the Collateral. Custodian is not under any duty to advise or make any recommendations in respect thereof.

         Section 4.2.     Investments by Custodian.  Notwithstanding Section
3.3 or the foregoing provisions of Section 4.1, in the event that Custodian does not receive Written Instructions as to the investment of cash balances held by it one (1) Business Day in the Custodial Account, Custodian shall invest such cash balances in Treasury Securities having a maturity of ninety
(90)
days from the date of purchase, in the name of Custodian for the benefit of Customer and subject to the Lien of Secured Party.

    Section 4.3. No Custodian Liability. It is understood and agreed by the parties that while Custodian will perform certain ministerial and custodial duties with respect to investment of the Collateral, such duties will be performed in the normal course by officers and other employees of Custodian who may be unfamiliar with investment management and that such duties will not include the exercise of any discretionary authority or other authority to manage and control the Collateral. Subject to Section 7.3 below, Custodian shall have no liability or responsibility to Customer for acting without question on Written Instructions of Customer and/or Secured Party as provided hereunder, or for failure to act in the absence of Written Instruction from Customer and Secured Party with respect to investment of the Collateral except as provided otherwise in Sections 3.2 and 4.2. The parties hereto agree that the Custodian does not have any obligation to extend credit, grant financial accommodation or otherwise advance its own monies to the parties hereto.


             V.   VALUATION OF COLLATERAL; REPORTS AND ACCOUNTINGS
                                  BY CUSTODIAN

         Section 5.1.     Valuation of Collateral.

                 (a) On each Valuation Date, the Custodian shall determine the Market Value of the Collateral as of such Valuation Date; and

                 (b)      On each Valuation Date, the Custodian shall:

                 (1) prepare a valuation report stating the Market Value of the Collateral as of such Valuation Date and the maturity of the Treasury Securities that are part of the Collateral; and

                 (2) deliver a copy of the valuation report by facsimile transmission, no later than two (2) Business Days after such Valuation Date, to Customer and Secured Party and to any Participants designated in writing by Secured Party.

         Section 5.2. Maintenance of Reports; Accountings. Custodian shall maintain accurate and detailed records and accounts of all investments, receipts, disbursements and other transactions hereunder; and all accounts, books and records relating thereto shall be open, upon reasonable notice, at all reasonable times to inspection and audit by such person or persons as Customer or Secured Party may designate, subject to compliance with the Custodian's obligation of confidentiality with respect to its other customers and other assets of the Customer maintained with the Custodian. Custodian shall submit to the auditors or other representatives of Customer or Secured Party such valuations, reports or other information as they may reasonably require upon receipt of reasonable notice. Custodian shall establish and maintain for operational and account purposes such other accounts or records as Customer and Custodian may from time to time consider necessary under this Agreement.

         Section 5.3.     Statements.

                 (a) Custodian shall furnish Customer with monthly written statements of transactions and statements of property held for the account of Customer under this Agreement with copies thereof to Secured Party. Custodian shall furnish Customer with such other reports as may be agreed upon from time to time with copies thereof to Secured Party and any Participant designated in writing by Secured Party. Customer and Secured Party may approve such accounting by written notice of approval delivered to Custodian or by failure to express objection to such accounting in writing delivered to Custodian within thirty (30) days from the date upon which the accounting was delivered to Customer and Secured Party. Custodian agrees to provide Customer with regular monthly reports of transactions and holdings in the Custodial Account or at such more frequent intervals as Customer and Custodian may mutually agree.

                 (b) In addition, Customer understands that Customer has the option to elect to participate in Custodian's Remote Access Service (an on-line system) which provides Customer, on a daily basis, with the ability to view on-line or to print on hard copy of the following: (i) all transactions involving the delivery in and out of Custodian securities on a free or payment basis; (ii) payments of principal and interest or dividends; (iii) pending transactions and fails; and (iv) schedules of Custodian holdings plus the market values thereof. Custodian has furnished Customer with a separate fee schedule applicable to the Remote Access Service and, in the event Customer subscribes thereto, Customer shall be fully responsible for the security of Customer's connecting terminal, access thereto and the proper and authorized use thereof and Customer's initiation and application of continuing effective safeguards. In this connection, except for any instance involving the negligence or misconduct of Custodian or its officers, agents or employees, Customer agrees to defend, indemnify Custodian and to hold Custodian harmless from and against any and all liabilities, losses, damages, costs, including attorneys' fees and every other expense of every nature incurred by Custodian as a result of any improper or unauthorized use of such terminal by Customer or by others on Customer's premises. To the extent that the Remote Access Service shall include market values of Customer's Custodian holdings, Customer acknowledges receipt from Custodian of Custodian's advice that Custodian now obtains and will in the future obtain such information from outside sources which Custodian deems to be reliable and confirms that Custodian does not verify nor represent or warrants either the accuracy or the completeness of any such information furnished or transacted by or through the Remote Access Service.

         Section 5.4. Fees and Expenses. All costs and expenses incurred by Custodian in connection with the Custodial Account, and all fees of Custodian as may be agreed upon in writing from time to time between Customer and Custodian (or in the absence of such an agreement, as are consistent with Custodian's standard fee schedules for services required of Custodian hereunder), shall be paid by Customer. Each of the parties hereto acknowledge and agree that all such costs and expenses and all such fees are the sole obligation of Customer and that in no event shall any such cost, charge or expense due hereunder be or become an obligation of Secured Party or give rise to a Lien against the Collateral. Custodian may charge any account of Customer's in Custodian's possession, other than the Custodial Account and the account created under the Custodial Agreement dated as of September 1, 1994 among the parties hereto, for such costs, expenses and fees. Custodian is not obligated to effect any transaction or make any payment in connection therewith unless there are sufficient available funds on deposit in the Custodial Account or funds have otherwise been made available to Custodian to Custodian's satisfaction. The amount by which payments made by Custodian on Customer's behalf with respect to cash or Treasury Securities in, or to be received for, the Custodial Account, or with respect to other transactions pursuant to this Agreement, exceed available funds and result in an account overdraft shall be deemed a loan from Custodian to Customer in the amount of such overdraft, payable on demand and bearing interest at the rate customarily charged by Custodian on similar loans, to the extent permitted by applicable law. Customer confirms that all such loans shall be based on Custodian's sole determination to make the underlying advance in each case.

         Section 5.5. Waiver of Right of Set-Off. Custodian hereby agrees that all contractual, common law and other rights of set-off that Custodian may have against the Collateral are hereby subordinated to any and all rights of Secured Party in and to the Collateral. Subject to the foregoing subordination, in order to secure the payment and performance of all Customer's liabilities to Custodian at any time outstanding, Customer hereby grants Custodian a lien and right of set-off as to the balance in any of Customer's non-custodial accounts with Custodian, from time to time, and Custodian may, at any time or from time to time, at Custodian's sole option and without notice, appropriate and apply toward the payment of Customer's liabilities to Custodian, the balance of each such account and/or take such other action(s) or exercise any other options, powers and rights which Custodian now or hereafter has as a secured party under the Code or any other applicable law. The phrase "Customer's liabilities to Custodian" shall include all Customer's liabilities arising hereunder, including, but not limited to loans, other advances, interest, fees, charges, expenses and attorneys' fees.

         Section 5.6.     Authority Granted to Custodian by Customer.
Custodian is authorized and empowered in Customer's name and on Customer's behalf to execute any certificates of ownership or other reports, declarations or affidavits which Custodian is or may hereafter be required to execute and furnish under any regulation of the Internal Revenue Service, or other authority of the United States, to include, but not limited to non-resident tax withholding and reporting, so far as the same are required in connection with any property which is now or may hereafter be held in the Custodial Account. Customer agrees to notify Custodian immediately in writing of any material change in Customer's status which may impact on any such certificates, reports or other required documents or on the contents thereof.

              VI.  IDENTIFICATION OF PLEDGE AND SECURITY INTEREST
                              ON BOOKS AND RECORDS

         Section 6.1. Identification of Pledge and Security Interest. Secured Party and Customer hereby irrevocably order and direct Custodian to identify on its books and records the ownership of the Collateral by Customer and the pledge of, and the grant of the security interest in, the Collateral to Secured Party.

         Section 6.2. Representations, Warranties and Covenants of Custodian. Custodian hereby represents, warrants, covenants and confirms to Secured Party and Customer the following:

                 (a) Existence and Qualification. Custodian is (1) the New York Branch of a French banking corporation, (2) a bank which is a member of the Federal Reserve Bank of New York, and (3) eligible to maintain custodial book entry accounts with the Federal Reserve Bank of New York under Sections 306.117 through 306.122 of Title 31 of the CFR. Custodian is a bank which, in the ordinary course of its business, maintains security accounts for its customers, is acting in that capacity in connection with the transactions contemplated by this Agreement and is not a clearing corporation, as such term is used in 8.313(a) of the Code as in effect on the date hereof.

                 (b) Nature of Business. Custodian regularly accepts Treasury Securities in the normal course of its business as an authorized custodial agent, bailee, representative, nominee and financial intermediary for its customers, and maintains in the ordinary course of its business accounts in the names of such customers, which accounts reflect the ownership interest of such customers in the Treasury Securities held by Custodian in such capacity.

                 (c) Custodial Status; Enforceability. Collateral is and shall be held by Custodian as custodian for the benefit of Customer and as agent and bailee of Secured Party pursuant to the terms hereof. Custodian has duly taken all corporate action necessary to authorize the execution and delivery by it of this Agreement and to authorize its participation in the transactions contemplated hereby and the performance of its obligations hereunder. This

         Agreement constitutes the valid, legal and binding agreement of Custodian, enforceable in accordance with its terms.

                 (d) Nature of Collateral. Any Treasury Securities which constitute the Collateral are registered in the name of Custodian and for the account of Custodian in its capacity as authorized custodial agent, bailee, representative, nominee and financial intermediary for others, by means of an appropriate book entry made in accordance with 306.118(b) of Title 31 of the CFR (the "Fed Entry") on the books and records maintained by the Federal Reserve Bank of New York with respect to Treasury Securities pursuant to Section 306.117(a) of Title 31 of the CFR, and Custodian hereby represents, acknowledges, warrants and confirms that effective as of the date hereof, pursuant to Section 306.118(b) of Title 31 of the CFR, it is holding any Collateral in the Custodial Account as authorized custodial agent, bailee, representative, nominee and financial intermediary for Customer and Secured Party. Notwithstanding anything contained in this Agreement, the Custodian does not make any representations as to the validity, the value or genuineness of the Collateral purchased by Custodian in accordance with this Agreement and makes no guarantee with respect to the payment of interest or principal thereunder. Custodian has not instructed the Federal Reserve Bank of New York to transfer any of the Collateral to any other account maintained by the Federal Reserve Bank of New York for Custodian. Except as contemplated by this Agreement (including Sections 3.2, 3.3 and 4.2), Custodian will not cause or permit to occur any change, alteration or modification of any kind in the form of the Collateral from Treasury Securities including, without limitation, any conversion of the Collateral or any part thereof to certificated, bearer or any other form not expressly permitted by this Agreement.

                 (e) Care of Collateral. Custodian shall give the securities that come into Custodian's possession under this

         Agreement the same physical care and safeguards as are afforded similar property owned by Custodian; provided, however, Custodian's responsibility hereunder is limited to losses occasioned directly by the gross negligence or willful misconduct of Custodian's officers, agents or employees, or by robbery, burglary or theft (while securities are in Custodian's physical possession), to the extent of the market value of the securities at the date of the discovery of such loss. With respect to any securities which Custodian delivers for Customer to a third party, and with respect to such delivery, Custodian shall be deemed no more than an "intermediary" as defined in
         Section 8-306(3) of the Code. Custodian may, at Custodian's option, make arrangements for insuring Custodian against loss from any cause, but Custodian shall not be under any obligation to insure for Customer's benefit.

                 (f) Identification of Collateral. From the time of the Fed Entry for each Treasury Security that is part of the Collateral such Treasury Security has been identified on the appropriate books and records maintained by Custodian with respect to Treasury Securities as belonging to Customer and such Treasury Security has been identified on such books and records as being subject to the Lien granted to Secured Party pursuant to the Security Agreement. All Collateral is and will be held in the Custodial Account and the books and records of Custodian do and will during the term of this Agreement reflect the pledge and security interest of Secured Party therein.
         The Collateral has not been identified on such books and records of Custodian as belonging to any other Person or as subject to any other pledge, security interest or lien, since the Fed Entry was made with respect to the Collateral.

                 (g) Ownership and Liens. Custodian has not received, acknowledged nor accepted any notice, order, registration or other document which purports to constitute or suggests in any way the existence of any pledge, claim, security interest, lien, encumbrance or adverse claim of any kind with respect to the Collateral or any part thereof, other than the pledge and security interest in favor of Secured Party. Custodian has not been served with legal process with respect to the Collateral except for the notice from Secured Party with respect to the security interest of Secured Party therein. Custodian has not sold, transferred, assigned, pledged or granted, and after the date hereof Custodian will not, except as specified in
         Article III, or Section 4.1 or 4.2 above and Section 6.2(i) below, sell, transfer, assign, pledge or grant, a security interest in the Collateral, or any part thereof, to any person, partnership, corporation, association, trust, entity or governmental agency, department or instrumentality, in each case, of any kind, including, without limitation, the Federal Reserve Bank of New York, any other Federal Reserve Bank, the United States Treasury or any other transferee or pledgee eligible to maintain a book-entry account in its name with a Federal Reserve Bank.

                 (h)      Further Assurances.  Subject to the provisions of
         Section 6.2(i), Custodian will take any and all steps available to it and necessary or appropriate to maintain custody of the Collateral in the name of Custodian for the benefit of Customer and subject to the Lien of Secured Party under the Security Agreement. Custodian will promptly and fully respond to any and all inquiries and requests for data submitted by Secured Party or Customer with respect to the Collateral or any matter relating thereto.

                 (i) Transfer of Ownership to Person Designated by Secured Party. Notwithstanding the provisions of Section 6.2 (a) through (h) above, as authorized custodial agent, bailee, representative, nominee and financial intermediary for Customer and Secured Party, respectively, with respect to the Collateral, upon receipt of an Execution Affidavit, Custodian will immediately register the transfer of ownership of the Collateral described in such Execution Affidavit on the appropriate books and records maintained by it to the person or entity designated by Secured Party (which may be Secured Party), such that such Collateral is identified on such books and records as belonging to the person or entity so designated by Secured Party. Notwithstanding any other provision to the contrary in any Transaction Document, upon and after such transfer, all prior and future directions, orders and instructions of Customer with respect to the Collateral, including its Written Instructions, described in such Execution Affidavit shall be disregarded and Custodian shall accept and act upon instructions, orders and directions relating to such Collateral solely from Secured Party or the person or entity so designated by it in writing. The Customer hereby agrees that, notwithstanding anything else contained in this Agreement, the Custodian is hereby authorized to rely upon the Execution Affidavit with respect to the Collateral described therein and that in acting pursuant thereto, subject to Section 7.3 below, the Custodian shall have no obligation to verify the accuracy of the information contained therein. Secured party hereby agrees to send Customer a copy of any Execution Affidavit at the same time it is sent to Custodian.


                              VII.  MISCELLANEOUS

         Section 7.1. Amendments; Termination. The directions and instructions of Customer and Secured Party contained in Section 6.1 hereof and the representations, warranties and covenants contained in Section 6.2 are irrevocable and may only be modified, amended or terminated with the prior written consent of an Authorized Person of Customer and Secured Party. The provisions of this Agreement may be changed or modified at any time solely by a writing executed by each of the parties hereto.

         Section 7.2. Reliance upon Instructions. Custodian shall be entitled to rely upon Written Instructions actually received by Custodian as specified in Section 7.12.

         Section 7.3. No Liability; Indemnity by Customer. Custodian shall not be liable for any action taken or omitted by it hereunder in accordance with the terms hereof. With respect to other performance or lack of performance of Custodian hereunder Custodian shall be liable only for the negligence or willful misconduct of Custodian or its officers, employees or agents. Customer will indemnify Custodian and hold it harmless against any and all claims, losses, liabilities, damages and expenses, including reasonable counsel fees and expenses, howsoever arising from or in connection with this Custodian Agreement or the performance of its duties hereunder, provided that nothing contained herein shall require that Custodian be indemnified for the negligence or willful misconduct of Custodian or its officers, employees or agents. The provisions of this paragraph shall survive termination of this Custodian Agreement.

         Section 7.4. Successors and Assigns. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by Customer or Custodian without the written consent of each of the other parties hereto and provided further, Secured Party may grant a participation in or assign any of its rights hereunder in the same manner and to the same extent that it is entitled to grant a participation in or assign it rights under the Lease; provided that if there is more than one assignee under an absolute assignment of the full rights of Secured Party under the Lease executed after the date hereof, one of such assignees shall be selected by all such assignees to serve as their agent hereunder. Each of Customer, Secured Party and their respective agents and counsel are hereby entitled to rely upon the representations, warranties and covenants made by Custodian under Section
6.2 hereof.

         Section 7.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to its conflicts of law provisions) and shall be binding upon Customer and upon Customer's successors and assigns and shall inure to Custodian's benefit and Custodian's successors and assigns and shall be deemed continuing until terminated by Written Instruction to Custodian from both Customer and Secured Party. Each party hereto irrevocably submits itself to the exclusive jurisdiction of the state and federal courts of New York for purposes of this Agreement and agrees and consents that service of process may be made upon it in any legal proceeding relating to this Agreement by any means allowed under federal or New York law. The parties hereto hereby waive and agree not to assert, by way of motion, as a defense or otherwise, that any such proceeding is brought in an inconvenient forum or that the venue thereof is improper.

         Section 7.6. Other Agreements and Parties. Notwithstanding any references in this Agreement to any other agreements and instruments, the parties hereto recognize that the Custodian is not a party to any other agreements in respect of the transactions contemplated thereby, and that the rights, duties and obligations of the Custodian in respect of the transaction contemplated by the Agreement are solely and exclusively stated herein. The Custodian acknowledges that certain lenders may participate with Secured Party in the Collateral. The Secured Party agrees that, notwithstanding the foregoing, the Custodian shall have no obligations hereunder to any such parties and that any duties and obligations under this Agreement are solely to the Secured Party and Customer. Custodian shall be entitled to ignore any notices received in respect of this Agreement and the transactions contemplated herein from any party other than the Customer and the Secured Party.

         Section 7.7. Resignation of Custodian. Custodian may at any time resign and be discharged of the duties and obligations created by this Agreement by giving not less than sixty (60) days' written notice to the Customer and the Secured Party specifying the date when such resignation shall take effect, and such resignation shall take effect upon the day specified in such notice unless previously a successor shall have been appointed by the Customer with the prior written consent of Secured Party, as provided in
Section 7.9 hereof, in which event such resignation shall take effect immediately on the appointment of such successor, provided, however, that no such resignation may take effect until a successor has been appointed.

         Section 7.8. Removal of Custodian. The Custodian may be removed hereunder at any time by an instrument in writing, delivered to the Custodian and signed by the Secured Party; provided, however, that such removal shall not become effective until such time as a successor Custodian has been appointed in accordance with Section 7.9 hereof and has duly accepted its appointment and provided further, that such removal of the original Custodian shall not terminate or otherwise impair the obligations and rights of any successor Custodian hereunder or Secured Party's Lien on the Collateral which shall continue in full force and effect under the terms of the Security Agreement. Secured Party hereby agrees to so remove the Custodian upon written request of Customer in the event that the Custodian is unable to execute a certificate in the form of Exhibit H in connection with a substitution of Collateral pursuant to Section 3.3(c) after receiving Written Instructions from Customer in the form of Exhibit G so long as (i) Customer has complied with all of the terms and conditions of Section 3.3(c) and delivered to Custodian any immediately available funds required for such substitution, (ii) no Default or Event of Default (both as defined in the Lease referred to in the Pledge Agreement) has occurred and is continuing, (iii) the inability of Custodian to execute and deliver such certificate is not due to a change in any applicable law, rule or regulation, any action of the Federal Reserve Bank of New York or the failure of the Market Value of the New Collateral (plus any additional cash delivered to Custodian for deposit in the Custodial Account in connection therewith) to equal or exceed the Market Value of the Replaced Collateral (as such terms are defined in Exhibit H).

         Section 7.9.     Appointment of Successor Custodian.

                 (a) In case at any time the Custodian shall resign or shall be removed hereunder or shall become incapable of acting or shall be adjudged as bankrupt or insolvent, or if a receiver, liquidator or conservator of the Custodian, or of its property, shall be appointed, or if any public officer shall take charge or control of the Custodian, or of its property or affairs, a successor to serve hereunder shall be appointed by the Customer and the Secured Party to serve hereunder pursuant to a duly executed written instrument signed by an Authorized Person of the Customer and the Secured Party and delivered to such successor and the predecessor custodian.

                 (b)      Any Custodian appointed under the provisions of
         Section 7.9(a) in succession to the Custodian shall be a bank or trust company or banking association in good standing, within or without the State of New York, which has a corporate trust office, in the State of New York, and capital stock and surplus aggregating at least $1,000,000,000, shall be authorized by law to perform all the duties imposed upon it by this Agreement, and shall be able to make the representations and warranties contained in Section 6.2(a) of this Agreement.

         Section 7.10. Transfer of Rights and Property to Successor Custodian. Any successor custodian appointed under this Agreement to serve as Custodian hereunder and under this Agreement shall execute, acknowledge and deliver to its predecessor Custodian, and also to the Customer and Secured Party, an instrument accepting such appointment, and thereupon such successor custodian, without any further act, deed or conveyance, shall become fully vested with all moneys, estates, properties, rights, powers, duties and obligations of such predecessor Custodian hereunder, with like effect as if originally named as Custodian hereunder; but the Custodian ceasing to act shall nevertheless on the written request of the Customer or the Secured Party or of the successor custodian, execute, acknowledge and deliver such instruments or conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor custodian all the right, title and interest of the predecessor Custodian in and to the Collateral, and shall pay over, transfer and/or assign and deliver, as appropriate, to the successor custodian any money or other property subject to the conditions set forth in this Agreement.

         Section 7.11. Merger or Consolidation. Any company into which the Custodian may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party, or any company to which the Custodian may sell or transfer all or substantially all of its custody business, provided such company shall be a bank or trust company organized under the laws of any state of the United States or a national or French banking association with offices in New York and shall be authorized by law to perform all the duties imposed upon it by this Agreement and shall meet the criteria stated in Section 7.9(b), shall be the successor to the Custodian hereunder and under this Agreement without the execution or filing of any paper or the performance of any further act.

         Section 7.12. Notices; Written Instructions. All Written Instructions, notices, demands and other instructions and communications to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means: (A) personal service; (B) telecopying (if confirmed in writing sent by reputable overnight courier service); (C) reputable overnight courier service; or (D) registered or certified first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice or other communication sent pursuant to clause (A), (B) or (C) hereof shall be deemed received upon such personal service, receipt of such telecopy or delivery by such overnight courier service, and, if sent pursuant to clause (D) shall be deemed received five (5) days following deposit in the mail. If the Custodian receives conflicting instructions from the Customer and the Secured Party, the Custodian shall notify both parties, but Custodian shall take no action for thirty (30) days after giving such notice unless it receives consistent Written Instructions from Customer and Secured Party during such thirty-day period and if such consistent instructions are not received within such thirty-day period, Custodian shall interplead the Collateral with a court having jurisdiction pursuant to Section 7.5. A copy of each notice given to a party hereunder shall be given to all parties listed below.

                                  Address of Secured Party:

                                  BNP Leasing Corporation
                                  717 North Harwood Street
                                  Suite 2630
                                  Dallas, Texas  75201
                                  Attention:  Lloyd Cox
                                  FAX (214) 969-0060

                                  With a copy to:

                                  Banque Nationale de Paris, San Francisco
                                  180 Montgomery Street
                                  San Francisco, California  94104
                                  Attention:  Rafael Lumanlan
                                  FAX (415) 296-8954

                                  And with a copy to:

                                  Dorothy H. Bjorck, Esq.
                                  Thompson & Knight, P.C.
                                  3300 First City Center
                                  1700 Pacific Avenue
                                  Dallas, Texas  75201
                                  FAX (214) 969-1751

                                  Address of Customer:

                                  Cypress Semiconductor corporation

                                  3901 North First Street
                                  San Jose, California 95134
                                  FAX 408/943-2796

                                  AND WITH A COPY TO:
                                  Wilson, Sonsini, Goodrich & Rosati
                                  650 Page Mill
                                  Palo Alto, California  94304-1050
                                  Attention:  Real Estate Department
                                  FAX:  (415) 493-6811

                                  Address of Custodian

                                  200 Liberty Street
                                  World Finance Center - Tower A
                                  New York, New York 10281-1062
                                  Attention:  Securities Department

         Section 7.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         Section 7.14.    Severability.    If any provision of this Agreement
is deemed to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provisions of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                              CUSTOMER:

                              CYPRESS SEMICONDUCTOR
                              CORPORATION


                              By:_____________________________________
                                 Name:
                                 Title:



                              CUSTODIAN:

                              BANQUE NATIONALE DE PARIS,
                              NEW YORK BRANCH

                              By:_____________________________________
                                 Name:
                                 Title:







                              Secured Party:

                              BNP LEASING CORPORATION



                              By:_____________________________________
                                 Name: Lloyd G.
                                 Cox Title: Vice President

EXHIBIT A       -   Copy of Security Agreement
EXHIBIT B       -   Secretary's Certificate of Customer
EXHIBIT C       -   Officers' Certificate of Secured Party
EXHIBIT D       -   Form of Execution Affidavit
EXHIBIT E       -   Form of Written Instruction for Reinvestment
EXHIBIT F       -   Form of Custodian Certificate for Reinvestment
EXHIBIT G       -   Form of Written Instruction for Substitution
EXHIBIT H       -   Form of Custodian Certificate for Substitution
EXHIBIT I       -   Form of Written Instruction for Release

                                                                       EXHIBIT A

                              REQUEST FOR RELEASE

         Reference is made to that certain Pledge and Security Agreement dated as of _______________, 1996 (as from time to time amended, the "Agreement"), by and between Cypress Semiconductor Corporation ("Debtor") and BNP Leasing Corporation ("Secured Party"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         Pursuant to the terms of the Agreement Debtor hereby requests that Secured Party release the Collateral described below (the "Designated Collateral"):

[Treasury Securities to be described here by Par Amount, Coupon and Maturity or other Collateral to be described by dollar amount and type.]

         To induce Secured Party to release such Collateral, Debtor hereby represents, warrants, acknowledges, and agrees to and with Secured Party that:

                 (a) The person signing this instrument on behalf of Debtor has all necessary authority to act for Debtor in making the request herein contained.

                 (b) There does not exist on the date hereof any condition or event which constitutes an Event of Default which has not been cured or waived in writing by Secured Party.

                 (c) After giving effect to the release of the Designated Collateral, the Market Value of the Collateral remaining encumbered under the Agreement shall be at least equal to 102% of the Minimum Collateral Value, in each case as determined as of the Valuation Date most recently preceding the date of this Request for Release.

         IN WITNESS WHEREOF, this instrument is executed as of ____________________, ____.


                                        CYPRESS SEMICONDUCTOR CORPORATION



                                        By:____________________________________
                                           Name:
                                           Title:

         BNP Leasing Corporation hereby releases the Designated Collateral described above from the Agreement and authorizes Custodian to transfer the Designated Collateral from the Custodial Account and to indicate such release on its books and records.

                                        BNP LEASING CORPORATION


                                        By:____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT B


                      SECRETARY'S CERTIFICATE OF CUSTOMER

         Reference is made to (1) that certain Pledge and Security Agreement of even date herewith (the "Pledge Agreement") between BNP Leasing Corporation, a Delaware corporation ("Secured Party"), and Cypress Semiconductor Corporation, a ___________ corporation ("Customer"), and (2) that certain Custodial Agreement of even date herewith (the "Custodial Agreement") among Secured Party, Customer and Banque de Nationale de Paris, New York ("Custodian"). The undersigned, ________________________, does hereby certify as follows in connection with such documents:

         1. The undersigned is the duly elected, qualified, and acting Secretary of Customer, and as such has the power and authority to certify as to the matters addressed in this Certificate.

         2. The capitalized terms used in this Certificate and not otherwise defined shall have the meaning specified for such terms in the Custodial Agreement.

         3. The persons whose names, titles and signatures appear below are each duly elected, qualified and acting officers of Customer, each holds on the date hereof the office set forth opposite such officer's name below, and the signature appearing below opposite such officer's name is such officer's genuine signature. Messrs. ____________________________ ____________________
are each duly authorized to execute and deliver the Pledge Agreement and the Custodial Agreement on behalf of Customer.

Name                            Office                        Signature


___________________           ___________________             __________________

___________________           ___________________             __________________

         4.      __________________________ and also any one of the persons whose names, titles and signatures appear below are each duly authorized to give instructions to Custodian under the Custodial Agreement.

Name                          Office                          Signature

___________________           __________________              __________________

___________________           __________________              __________________

___________________           __________________              __________________

___________________           __________________              __________________


         IN WITNESS WHEREOF, this instrument is executed by the undersigned as of _____________________, 1996.



                                        ________________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT C

                            OFFICERS' CERTIFICATE OF
                                 SECURED PARTY

         Reference is made to (i) the Pledge and Security Agreement of even date herewith between BNP Leasing Corporation ("Secured Party") Cypress Semiconductor Corporation ("Customer"), and (ii) the Custodial Agreement of even date herewith (the "Custodial Agreement") among Secured Party, Customer and Banque de Nationale de Paris, New York ("Custodian"). The undersigned do hereby certify as follows in connection with such agreements:

         1. The undersigned, David C. Schad and Lloyd G. Cox, are the duly authorized President and Vice President of Secured Party, respectively, and as such have power and authority to certify as to the matters addressed in this Certificate.

         2. The capitalized terms used in this Certificate and not otherwise defined shall have the meaning specified for such terms in the Custodial Agreement.

         3. Secured Party has duly authorized Lloyd G. Cox's execution and delivery on behalf of Secured Party, of the Lease and Purchase Agreement described in the Security Agreement, and other agreements, documents, certificates and instruments contemplated to be executed and delivered by Secured Party in connection therewith.

         4. Lloyd G. Cox, Vice President of Secured Party, and Rafael Lumnanlan, Vice President of Banque Nationale de Paris, whose genuine signatures appear below, are duly authorized to give instructions to Custodian under the Custodial Agreement, and execute and deliver the Execution Affidavit.

                                        ________________________________________
                                        Lloyd G. Cox

                                        ________________________________________
                                        Rafael Lumanlan

         5. All the information contained in this Certificate is true and correct on and as of the date hereof.

         Executed as of _______________________, 1996.

                                        ________________________________________
                                        David C. Schad

                                        ________________________________________
                                        Lloyd G. Cox

                                                                       EXHIBIT D

                       EXECUTION AFFIDAVIT OF OFFICER OF
                                 SECURED PARTY

         (Name of Officer)      , residing at      (Address)               ,
hereby deposes and states on behalf of BNP Leasing Corporation ("Secured
Party"):

         1.      I am currently     (Title of Officer)          of BNP Leasing
Corporation, 717 N. Harwood Street, Suite 2630, Dallas, Texas 75201.

         2. Secured Party is a party to a Pledge and Security Agreement with Cypress Semiconductor Corporation ("Customer") dated as ____________________, 1996 (the "Security Agreement"). Secured Party, Customer and ____________________ ("Custodian") are parties to a Custodial Agreement dated as of ____________________, 1996 (the "Custodial Agreement").

         3. A Foreclosure Event has occurred and Secured Party has foreclosed upon the following collateral covered by the Security Agreement:

         [TREASURY SECURITIES DESCRIBED HERE BY PAR AMOUNT, COUPON AND
MATURITY]

The purchaser of such collateral at the foreclosure sale was ________________________________ (the "Purchaser") who is hereby designated by
Secured Party to deliver instructions, orders and directions relating to such collateral pursuant to the Custodial Agreement. Secured Party gave Customer notice of such foreclosure sale at least ten (10) days prior to the date thereof as required by Section 5.2 of the Pledge Agreement.

         4. Custodian is authorized to rely upon this Execution Affidavit in complying with such instructions, orders and directions and in registering the transfer of ownership of such collateral to Purchaser on Custodian's books and records pursuant to the Custodial Agreement.

         5. A copy of this Affidavit is being delivered to Customer concurrently herewith.


                                        ________________________________________
                                        Name of Officer, Office
                                        BNP Leasing Corporation


SWORN AND SUBSCRIBED to me this _____ day of _____________________, 199____.

                                        ________________________________________
                                        Notary Public


My Commission Expires:

___________________________________

                                                                      EXHIBIT E


         Re:     Cypress Collateral Account held for the benefit of BNP Leasing
Corporation #_______________________.

                        WRITTEN INSTRUCTION FOR PURCHASE
                             OF TREASURY SECURITIES

         Reference is made to that certain Custodial Agreement dated as of ____________________, 1996 (as from time to time amended, the "Agreement"), by and among Cypress Semiconductor Corporation ("Customer"), Banque Nationale de Paris, New York Branch ("Custodian") and BNP Leasing Corporation ("Secured Party"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         Pursuant to the terms of the Agreement, Customer hereby directs the Custodian to purchase the Collateral described below (the "New Collateral") with cash balances on deposit in the Custodial Account or otherwise provided by Customer to Custodian and upon the purchase thereof, to deposit the New Collateral in the Custodial Account. Upon such deposit, the New Collateral shall be part of the Collateral subject to the Security Agreement.

         NEW COLLATERAL: [TREASURY SECURITIES TO BE DESCRIBED HERE BY PAR AMOUNT, COUPON AND MATURITY.]

         To induce Custodian to make such purchase and deposit of the New Collateral, Customer hereby represents, warrants and acknowledges to and agrees with Custodian that:

                 (a) The person signing this instrument on behalf of Customer has all necessary authority to act for Customer in making the request herein contained. The New Collateral has not been owned by Customer at any time prior to the date hereof.

                 (b) A copy of this Written Instruction is being delivered to Secured Party concurrently herewith.

                 (c) The Security Agreement, the Agreement and pledge of and grant of security interest by Customer in the New Collateral pursuant to the Security Agreement to secure the Obligations are hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, this instrument is executed as of _____________________, 19____.

                                        CYPRESS SEMICONDUCTOR CORPORATION


                                        By_____________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT F


         Re:     Cypress Collateral Account held for the benefit of BNP Leasing
Corporation #____________.

                    CERTIFICATION OF CUSTODIAN FOR PURCHASE
                             OF TREASURY SECURITIES

         Reference is made to that certain Custodial Agreement dated as of ____________________, 1996 (as from time to time amended, the "Agreement"), by and among Cypress Semiconductor Corporation ("Customer"), Banque Nationale de Paris, New York Branch ("Custodian") and BNP Leasing Corporation ("Secured Party"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         Pursuant to the terms of the Agreement, Custodian hereby represents and warrants to Secured Party that:

                 (a) The person signing this instrument on behalf of Custodian is the duly elected, qualified and acting officer of Custodian as indicated below such officer's signature hereto having all necessary authority to act for Custodian in making the certification herein contained.

                 (b) The Treasury Securities described below (the "New Collateral") have been purchased pursuant to those certain Written Instructions for Purchase of Treasury Securities dated
         ___________________________ (the "Instructions") and held in the
         Custodial Account pursuant to the Instructions:

         [TREASURY SECURITIES TO BE DESCRIBED HERE BY PAR AMOUNT, COUPON AND MATURITY.]

                 (c) The representations and warranties of Custodian set forth in Section 6.2 of the Agreement are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof.

                 (d) Except to the extent waived in writing by Secured Party, Custodian has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Custodian on or prior to the date hereof.

                 (e) Custodian hereby confirms to Secured Party the purchase of the Treasury Securities described above. Attached hereto is a further confirmation of the transaction described above. Custodian further confirms that the New Collateral is (i) registered in the name of Custodian on the books and records of the Federal Reserve Bank of New York, (ii) held by Custodian as authorized custodian and financial intermediary for Customer and as agent, bailee and financial intermediary for Secured Party, and (iii) identified on the appropriate books and records of Custodian as belonging to Customer and being subject to the Lien of Secured Party and has not been owned by Custodian previously.

                 (f) The New Collateral was purchased in the name of Custodian or its nominee on behalf of Customer, acting upon instructions of Custodian as financial intermediary for Customer, against payment in full of immediately available funds and deposited in the Custodial Account.

    IN WITNESS WHEREOF, this instrument is executed as of _____________________, 19____.

                                        CUSTODIAN

                                        BANQUE NATIONAL DE PARIS,
                                        NEW YORK BRANCH



                                        By_____________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT G


         Re:     Cypress Collateral Account held for the benefit of BNP Leasing
Corporation #____________.

                      WRITTEN INSTRUCTION FOR SUBSTITUTION
                             OF TREASURY SECURITIES

         Reference is made to that certain Custodial Agreement dated as of ____________________, 1996 (as from time to time amended, the "Agreement"), by and among Cypress Semiconductor Corporation ("Customer"), Banque Nationale de Paris, New York Branch ("Custodian") and BNP Leasing Corporation ("Secured Party"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         Pursuant to the terms of the Agreement, Customer hereby directs the Custodian to [TRANSFER FROM THE CUSTODIAL ACCOUNT] [SELL] the Collateral described below as Replaced Collateral (the "Replaced Collateral") and to purchase and deposit in the Custodial Account the Collateral described below as the New Collateral (the "New Collateral"). Upon such deposit, the New Collateral shall be part of the Collateral subject to the Security Agreement.

         REPLACED COLLATERAL: [TREASURY SECURITIES TO BE DESCRIBED HERE BY PAR AMOUNT, COUPON AND MATURITY.]

         NEW COLLATERAL: [TREASURY SECURITIES TO BE DESCRIBED HERE BY PAR AMOUNT, COUPON AND MATURITY.]

         To induce Custodian to make such [TRANSFER] [SALE] of the Replaced Collateral and [PURCHASE AND] deposit of the New Collateral, Customer hereby represents, warrants and acknowledges to and agrees with Custodian that:

                 (a) The person signing this instrument on behalf of Customer has all necessary authority to act for Customer in making the request herein contained. The New Collateral has not been owned by Customer at any time prior to the date hereof.

                 (b) There does not exist on the date hereof any condition or event which constitutes an Event of Default which has not been waived in writing by Secured Party, excepting any Event of Default which would be cured upon compliance by Custodian with Customer's instructions herein.

                 (c) Custodian shall not execute these Instructions unless the Market Value of the New Collateral is equal to or greater than the Market Value of the Replaced Collateral, in each case calculated as of the Business Day prior to the Business Day these Instructions are executed by Custodian, unless additional cash in the amount by which the Market Value of the Replaced Collateral exceeds the Market Value of the New Collateral is deposited by Customer with Custodian to complete such transaction.

                 (d) A copy of this Written Instruction is being delivered to Secured Party concurrently herewith.

                 (e) The Security Agreement, the Agreement and pledge of and grant of security interest by Customer in the New Collateral pursuant to the Security Agreement to secure the Obligations are hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, this instrument is executed as of _____________________, 19____.

                                        CYPRESS SEMICONDUCTOR CORPORATION



                                        By_____________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT H


         Re:     Cypress Collateral Account held for the benefit of BNP Leasing
Corporation #____________.

                  CERTIFICATION OF CUSTODIAN FOR SUBSTITUTION
                             OF TREASURY SECURITIES

         Reference is made to that certain Custodial Agreement dated as of ____________________, 1996 (as from time to time amended, the "Agreement"), by and among Cypress Semiconductor Corporation ("Customer"), Banque Nationale de Paris, New York Branch ("Custodian") and BNP Leasing Corporation ("Secured Party"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         Pursuant to the terms of the Agreement, Custodian hereby represents and warrants to Secured Party that:

                 (a) The officer signing this instrument on behalf of Custodian is the duly elected, qualified and acting officer of Custodian as indicated below such officer's signature hereto having all necessary authority to act for Custodian in making the certification herein contained.

                 (b) The Treasury Securities described below (the "Replaced Collateral") have been [TRANSFERRED FROM THE CUSTODIAL ACCOUNT] [SOLD] pursuant to those certain Written Instructions for substitution from Customer dated _____________________, 1996 (the "Instructions"):

         REPLACED COLLATERAL: [TREASURY SECURITIES TO BE DESCRIBED HERE BY PAR AMOUNT, COUPON AND MATURITY.]

                 (c) The representations and warranties of Custodian set forth in Section 6.2 of the Agreement are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof.

                 (d) Except to the extent waived in writing by Secured Party, Custodian has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Custodian on or prior to the date hereof.

                 (e) The Treasury Securities described below (the "New Collateral") have been deposited in the Custodial Account pursuant to the Instructions:

         NEW COLLATERAL: [TREASURY SECURITIES TO BE DESCRIBED HERE BY PAR AMOUNT, COUPON AND MATURITY.]


                 (f) The Market Value of the New Collateral is equal to or greater than the Market Value of the Replaced Collateral, in each case calculated as of the close of business on _________________________________, which was the Business Day prior to the Business Day on which Custodian executed the Instructions, or Customer deposited additional cash with Custodian sufficient to complete such transaction in the amount by which the Market Value of the Replaced Collateral exceeds the Market Value of the New Collateral.

                 (g) Custodian hereby confirms to Secured Party the purchase of the Treasury Securities described above. Attached hereto is a further confirmation of the transaction described above. Custodian further confirms that the New Collateral is (i) registered in the name of Custodian on the books and records of the Federal Reserve Bank of New York, (ii) held by Custodian as authorized custodian and financial intermediary for Customer, and as agent, bailee and financial intermediary for Secured Party, and (iii) identified on the appropriate books and records of Custodian as belonging to Customer and being subject to the Lien (as defined in the Pledge Agreement) of Secured Party and has not been owned by Custodian previously.

                 (h) The New Collateral was purchased in the name of Custodian or its nominee on behalf of Customer, acting upon instructions of Custodian as financial intermediary for Customer, against payment in full of immediately available funds.

    IN WITNESS WHEREOF, this instrument is executed as of _____________________, 19____.

                                        CUSTODIAN

                                        BANQUE NATIONALE DE PARIS,
                                        NEW YORK BRANCH


                                        By_____________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT I


         Re:     Cypress Collateral Account held for the benefit of BNP Leasing
Corporation #____________.

                        WRITTEN INSTRUCTION FOR RELEASE

         Reference is made to that certain Custodial Agreement dated as of ____________________, 1996 (as from time to time amended, the "Agreement"), by and among Cypress Semiconductor Corporation ("Customer"), _____________________ ("Custodian") and BNP Leasing Corporation ("Secured Party"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         Pursuant to the terms of the Agreement, Customer hereby directs the Custodian to [transfer the Collateral described below (the "Designated Collateral") from the Custodial Account to ___________________] [sell] the Designated Collateral and deposit the sale proceeds in __
________________________________________:

         [THE DESIGNATED COLLATERAL (TREASURY SECURITIES) TO BE DESCRIBED HERE BY PAR AMOUNT, COUPON AND MATURITY; OTHER COLLATERAL TO BE DESCRIBED BY DOLLAR AMOUNT AND TYPE.]

         To induce Custodian to follow Customer's instructions with respect to the Designated Collateral, Customer hereby represents, warrants and acknowledges to and agrees with Custodian that:

                 (a) The person signing this instrument on behalf of Customer has all necessary authority to act for Customer in making the request herein contained.

                 (b) There does not exist on the date hereof any condition or event which constitutes an Event of Default which has not been waived in writing by Secured Party, excepting any Event of Default which would be cured upon compliance by Custodian with Customer's instructions herein.

                 (c) Attached hereto is a Release Request executed by Secured Party pursuant to which Secured Party has released the Designated Collateral from the Liens created by the Security Agreement.

                 (d) Custodian shall not execute these instructions unless the Market Value of the Collateral remaining after the release of the Designated Collateral pursuant hereto (as such Market Value has been calculated on the most recent Valuation Date) is equal to or greater than the 102% of the Minimum Collateral Value on such Valuation Date, as designated by Secured Party.

                 (e) A copy of this Written Instruction is being delivered to Secured Party concurrently herewith.

                 (f) The Security Agreement, this Agreement and pledge of and grant of security interest by Customer in the Collateral remaining encumbered thereby pursuant to the Security Agreement after the release of the Designated Collateral are hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, this instrument is executed as of _______________________, 19____.

                                        CYPRESS SEMICONDUCTOR CORPORATION



                                        By_____________________________________
                                          Name:
                                          Title:

                            OFFICERS' CERTIFICATE OF
                                 SECURED PARTY

         Reference is made to (i) the Pledge and Security Agreement of even date herewith between BNP Leasing Corporation ("Secured Party") Cypress Semiconductor Corporation ("Customer"), and (ii) the Custodial Agreement of even date herewith (the "Custodial Agreement") among Secured Party, Customer and Banque de Nationale de Paris, New York ("Custodian"). The undersigned do hereby certify as follows in connection with such agreements:

         1. The undersigned, David C. Schad and Lloyd G. Cox, are the duly authorized President and Vice President of Secured Party, respectively, and as such have power and authority to certify as to the matters addressed in this Certificate.

         2. The capitalized terms used in this Certificate and not otherwise defined shall have the meaning specified for such terms in the Custodial Agreement.

         3. Secured Party has duly authorized Lloyd G. Cox's execution and delivery on behalf of Secured Party, of the Lease and Purchase Agreement described in the Security Agreement, and other agreements, documents, certificates and instruments contemplated to be executed and delivered by Secured Party in connection therewith.

         4. Lloyd G. Cox, Vice President of Secured Party, and Rafael Lumanlan, Vice President of Banque Nationale de Paris, whose genuine signatures appear below, are duly authorized to give instructions to Custodian under the Custodial Agreement, and execute and deliver the Execution Affidavit.

                                        ________________________________________
                                        Lloyd G. Cox

                                        ________________________________________
                                        Rafael Lumanlan

         5. All the information contained in this Certificate is true and correct on and as of the date hereof.

         Executed as of ____________________, 1996.

                                        ________________________________________
                                        David C. Schad

                                        ________________________________________
                                        Lloyd G. Cox





                                                                       EXECUTION

                         PLEDGE AND SECURITY AGREEMENT

         THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement") is made as of April 12, 1996, by and between CYPRESS SEMICONDUCTOR CORPORATION, a California corporation (herein called "Debtor"), and BNP LEASING CORPORATION, a Delaware corporation (herein called "Secured Party").

                               W I T N E S E T H:

         Debtor and Secured Party are parties to (i) a Lease Agreement dated of even date herewith (herein called the "Lease") pursuant to which Secured Party has agreed to lease certain property to Debtor; and (ii) a Purchase Agreement dated of even date herewith (herein called the "Purchase Agreement") pursuant to which Debtor has agreed to purchase such property from Secured Party upon the occurrence of certain events or cause such property to be purchased; and

         WHEREAS, to secure Debtor's obligations under the Purchase Agreement, Debtor has agreed to execute and deliver to Secured Party this Agreement granting to Secured Party a security interest in the Collateral as defined herein;

         WHEREAS, Debtor, Secured Party and Custodian (hereinafter defined) are parties to a Custodial Agreement of even date herewith (herein called the "Custodial Agreement") which provides that Custodian will hold the Collateral on the terms set forth therein and that Debtor will manage the investment of the Collateral on the terms set forth therein;

         NOW, THEREFORE, in consideration of the premises and in order to induce Secured Party to lease such property under the Lease, Debtor hereby agrees with Secured Party as follows:


                                   ARTICLE I

                           Definitions and References

         22. General Definitions. As used herein, the terms "Agreement", "Debtor", "Secured Party", "Lease," "Purchase Agreement" and "Custodial Agreement" shall have the meanings indicated above, and the following terms shall have the following meanings:

         "Applicable CFR Sections" has the meaning given it in Section 5.2(a).

         "Business Day" means any day that is (i) not a Saturday, Sunday or day on which commercial banks are generally closed or required to be closed in San Francisco, California, or New York City, New York, and (ii) a day on which dealings in deposits of dollars are transacted in the London interbank market; provided that if such dealings are suspended indefinitely for any reason, "Business Day" shall mean any day described in clause (i).

         "CFR" means the United States Code of Federal Regulations, as from time to time amended.

         "Code" means the Uniform Commercial Code in effect in the State of New York on the date hereof.

         "Collateral" means all property of whatever type, in which Secured Party at any time has a security interest pursuant to Section 3.1.

         "Collateral Percentage" means eighty-five percent (85%).

         "Collateral Value" means as of any date, an amount equal to the sum of the respective Market Values of all Treasury Securities, and cash on deposit in the Custodial Account.

         "Custodial Account" has the meaning given it in the Custodial
Agreement.

         "Custodian" means Banque Nationale de Paris, New York Branch as custodian under the Custodial Agreement, and any successor custodian thereunder appointed in accordance with the terms thereof.

         "Custodial Agreement" means the Custodial Agreement of even date herewith among Debtor, Secured Party and Custodian.

         "Designated Collateral" has the meaning given it in Section 2.3(c).

         "Event of Default" means the occurrence of any of the following:

                 (a) the failure by Debtor to pay all or any part of the Obligations when due, after giving effect to any applicable notice and grace periods provided for in the Purchase Agreement;

                 (b) the failure by Debtor to comply with Section 2.3(a) or (b) of this Agreement;

                 (c) the failure by Debtor to comply with any other term, provision of condition of this Agreement if such failure is not cured within thirty (30) days after Secured Party gives Debtor written notice thereof;

                 (d) the failure of any representation or warranty made in
         Section 4.1(a) or (c) of this Agreement to be true when made;

                 (e) the failure of any other representation or warranty made in this agreement to be true when made if such failure is not cured within thirty (30) days after Secured Party gives Debtor notice thereof; and

                 (f) the failure of the security interest of Secured Party in the Collateral to be a valid, perfected, first priority security interest, if such failure is not cured within three (3) Business Days after Secured Party gives Debtor notice thereof.

         "Foreclosure Event" means the failure of Debtor to pay or perform any obligation under the Purchase Agreement when due or required under the Purchase Agreement on or after the Designated Payment Date (after the giving of any notice required thereunder).

         "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure indebtedness of any kind which is owed to him or any other arrangement with such creditor which provides for the payment of such indebtedness out of such property or assets or which allows him to have such indebtedness satisfied out of such property or assets prior to the general creditors of any owner thereof, including without limitation any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration with an issuer of uncertificated securities, or any other arrangement which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement is undertaken before or after such Lien exists.

         "Market Value" means with respect to the Collateral on any Valuation Date, a dollar value determined as follows:

         (a)     cash shall be valued at its face amount on such Valuation
Date; and

         (b) a Treasury Security shall be valued by multiplying the Principal Balance thereof on such Valuation Date by the bid price therefor as established pursuant to Custodian's standard and customary pricing sources which it believes to be reliable.

         "Minimum Collateral Value" means as of any date, an amount equal to the Collateral Percentage multiplied by the Stipulated Loss Value on such date as calculated in accordance with the Lease.

         "Obligations" means all of Debtor's obligations under the Purchase Agreement, including, but not limited to (i) Debtor's obligation to pay the entire Purchase Price and Shortage Amount, if any, as the case may be, as required under SECTION 2 of the Purchase Agreement if Secured Party elects specific performance of the Purchase Agreement, and (ii) any damages incurred by Secured Party because of (A) Debtor's breach of the Purchase Agreement, or
(B) the rejection by Debtor of the Purchase Agreement in any bankruptcy or insolvency proceeding owing under or with respect to a judgement, writ, order or other document issued by a court of competent jurisdiction or (C) for any other reason.

         "Other Liable Party" means any Person, other than Debtor, who may now or may at any time hereafter be primarily or secondarily liable for any of the Obligations or who may now or may at any time hereafter have granted to Secured Party a Lien upon any of the Collateral.

         "Person" means an individual, corporation, partnership, association, joint stock company, trust, unincorporated organization or joint venture, or a court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

         "Principal Balance" means as of any date with respect to any Treasury Security, the remaining unpaid principal balance of each Treasury Security.

         "Release Period" has the meaning given it in the Custodial Agreement.

         "Transaction Documents" means, collectively, this Agreement, the Lease, the Purchase Agreement, the Environmental Indemnity and the Custodial Agreement.

         "Treasury Securities" shall mean uncertificated, direct, noncallable debt obligations of the United States of America maturing within three (3) years of the date of pledge to Secured Party constituting Treasury bonds, notes, certificates of indebtedness or bills issued under the Second Liberty Bond Act, as amended, in the form of entry made on the records of the Federal Reserve Bank of New York as prescribed under 31 CFR.

         "Valuation Date" has the meaning given it in the Custodial Agreement.

         "Written Instruction" has the meaning given it in the Custodial Agreement.

         23. Other Definitions. Reference is hereby made to the Lease and the Purchase Agreement for a statement of the terms thereof. All capitalized terms used in this Agreement which are defined in the Lease or the Purchase Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein. All terms used in this Agreement which are defined in the Code and not otherwise defined herein or in the Purchase Agreement or the Lease shall have the same meanings herein as set forth therein, except where the context otherwise requires.

         24. Exhibits. All exhibits attached to this Agreement are a part hereof for all purposes.

         25. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, references in this Agreement to a particular agreement, instrument or document (including, but not limited to, references to the Transaction Documents) also refer to and include all valid renewals, extensions, amendments, modifications, supplements or restatements of any such agreement, instrument or document, provided that nothing contained in this Section shall be construed to authorize any Person to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement.

         26. References and Titles. All references in this Agreement to Exhibits, Articles, Sections, subsections, and other subdivisions refer to the Exhibits, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement. The words "this Agreement", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Section" and "this subsection" and similar phrases refer only to the Sections or subsections hereof in which the phrase occurs. The word "or" is not exclusive, and the word "including" (in all of its forms) means "including without limitation". Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.


                                   ARTICLE II

                               Custodial Account

         27. Establishment of Custodial Account. Contemporaneously with the execution of this Agreement, Debtor shall establish with Custodian the Custodial Account.

         Section 2.2.       Valuation of Collateral.

         (a) On each Valuation Date, the Custodian shall determine the Market Value of the Collateral, prepare a report thereof and deliver such report, all in the manner described in the Custodial Agreement.

         (b) On each Valuation Date, Secured Party shall determine the Stipulated Loss Value, the Minimum Collateral Value and 102% of the Minimum Collateral Value as of such Valuation Date, and shall deliver written notice thereof by facsimile transmission to Debtor and Custodian no later than three Business Days after such Valuation Date. In making such determination with respect to the last Valuation Date occurring in each calendar month, so long as Secured Party has received the valuation report from Custodian for such Valuation Date, such notice shall specify whether the Market Value of the Collateral reflected in such valuation report is less or greater than 102% of the Minimum Collateral Value and the amount of such deficiency or excess.

         Section 2.3. Minimum Collateral Value.

         (a) Maintenance of Greater Than Minimum Collateral Value. Debtor agrees to deposit with Custodian and designate to be held in the Custodial Account subject to the pledge and security interest created hereby, immediately available funds in an amount equal to the Minimum Collateral Value on the date of the Initial Funding Advance, and to deliver to Custodian together with such funds Written Instructions pursuant to Section 3.3(b) of the Custodial Agreement instructing Custodian to purchase Treasury Securities with such funds.

         (b) Decreases in Market Value of Collateral and/or Increases in Stipulated Loss Value. If on any Valuation Date, the Market Value of the Collateral is less than 100% of the Minimum Collateral Value for any reason whatsoever (including any decrease in the Market Value of the Collateral or any increase in the Stipulated Loss Value as reported by Secured Party under
Section 2.2(b) above), Debtor shall deposit with Custodian immediately available funds in an amount sufficient to purchase Treasury Securities having a Market Value that will cause the Market Value of the Collateral to equal or exceed 102% of the Minimum Collateral Value. Debtor shall designate the Treasury Securities to be purchased in a Written Instruction to Custodian delivered to Custodian together with such funds. Such deposit of funds and designation of additional Treasury Securities shall be made by Debtor not later than three (3) Business Days after receipt of notice from Secured Party under
Section 2.2(b) above that the Market Value of the Collateral is less than the 100% of the Minimum Collateral Value.

         (c) Increases in Market Value of Collateral and/or Decreases in Stipulated Loss Value. If on the Valuation Date which occurs at the beginning of each Release Period, the Market Value of the Collateral is greater than 102% of the Minimum Collateral Value for any reason whatsoever (including a decrease in the Stipulated Loss Value or an increase in the Market Value of the Collateral), Debtor may, during the Release Period for such Valuation Date so long as no Event of Default then exists, request in writing in the form of EXHIBIT A (herein called a "Release Request"), that Secured Party release from the Custodial Account certain Treasury Securities or other Collateral as designated by Debtor (the "Designated Collateral") so long as the remaining Collateral has a Market Value equal to or greater than 102% of the Minimum Collateral Value. If Secured Party actually receives a Release Request, Secured Party shall (i) confirm to Debtor by facsimile its receipt of such Release Request on the Business Day following the date on which it receives such Release Request and (ii) within five (5) Business Days after the date on which it receives such Release Request, give the release requested thereby in writing by executing such Release Request and return the same to Debtor unless Secured Party determines in good faith that the Designated Collateral is needed to keep the Market Value of the Collateral equal to or greater than 102% of the Minimum Collateral Value, in which case Secured Party shall notify Debtor in writing that it objects to the release of the Designated Collateral and specify the reasons therefor. All references to Stipulated Loss Value, Market Value of Collateral and Minimum Collateral Value in this subsection (c) shall mean the amounts determined in accordance with the terms of this Agreement and the Custodial Agreement as of the most recent Valuation Date.

         (d) Release of Collateral. Upon Secured Party's written release of specific Designated Collateral, the pledge and security interest in such Designated Collateral shall terminate and such Designated Collateral shall no longer be part of the Collateral, and all rights to the Designated Collateral shall revert to the Debtor. Debtor shall thereupon have the right to deliver to the Custodian the instructions described in Section 3.3(d) of the Custodial Agreement and Secured Party shall execute such documents as the Custodian may reasonably request as a condition to the release of such Collateral.


                                  ARTICLE III

                               Security Interest

         Section 3.1. Grant of Security Interest. As collateral security for all of the Obligations, Debtor hereby pledges and assigns to Secured Party and grants to Secured Party a continuing security interest in all of the following:

         (a) The Custodial Account, all funds from time to time on deposit in the Custodial Account, all Treasury Securities from time to time on deposit in the Custodial Account, all funds and Treasury Securities otherwise designated to be held by Custodian as collateral for the Obligations subject to the pledge and security interest created hereby, and all proceeds, collections, income, replacements, substitutions, reinvestments, distributions and claims with respect thereto, except as released pursuant to Sections 2.3(c) and (d).

         (b) All of Debtor's right, title and interest in, to and under the Custodial Agreement.

         (c) All proceeds of any and all of the property described in subsection (a) and (b) immediately above.

In each case, the foregoing shall be covered by this Agreement, whether Debtor's ownership or other rights therein are presently held or hereafter acquired and howsoever Debtor's interests therein may arise or appear (whether by ownership, security interest, claim or otherwise).

         Section 3.2. Obligations Secured. The security interest created hereby in the Collateral constitutes continuing collateral security for the payment and performance of the Obligations.

                                   ARTICLE IV

                   Representations, Warranties and Covenants

         28. Representations and Warranties. Debtor represents and warrants as follows as of the date hereof and any future date on which new or substitute Collateral is provided:

         (a) Ownership and Liens. Debtor has good and marketable title to the Collateral free and clear of all Liens, encumbrances or adverse claims, except for the pledge and security interest created by this Agreement. None of the Collateral has been acquired by Debtor through a clearing corporation (as such term is defined in the Code). Debtor has not acknowledged or given to Custodian notice of a Lien on the Collateral other than the Lien in favor of Secured Party. No dispute, right of set-off, recoupment, counterclaim or defense exists with respect to all or any part of the Collateral and no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except such as may have been filed in favor of Secured Party relating to this Agreement and Landlord's Liens.

         (b) No Conflicts or Consents. To the best knowledge of the Debtor, neither the ownership or the intended use of the Collateral by Debtor, nor the grant of the security interest by Debtor to Secured Party herein, nor the exercise by Secured Party of its rights or remedies hereunder, will (i) violate any provision of (a) any domestic or foreign law, statute, rule or regulation, (b) the articles or certificate of incorporation, charter or bylaws of Debtor, or (c) any agreement, judgment, license, order or permit applicable to or binding upon Debtor, or (ii) result in or require the creation of any Lien, charge or encumbrance upon any assets or properties of Debtor except as expressly contemplated in this Agreement or the Custodial Agreement. Except as expressly contemplated in this Agreement and the Custodial Agreement, to the best knowledge of Debtor no consent, approval, authorization or order of, and no notice to or filing with any court, governmental authority or third party is required in connection with the grant by Debtor of the security interest herein, or the exercise by Secured Party of its rights and remedies hereunder.

         (c) Security Interest. Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Secured Party in the manner provided herein, free and clear of any Lien, adverse claim, or encumbrance. To the best knowledge of Debtor, this Agreement creates a valid and binding security interest in favor of Secured Party in the Collateral securing the Obligations.

         (d) Location of Debtor and Records. Debtor's chief executive office and principal place of business and the office where its records concerning the Collateral are kept is located at its address set forth in the Custodial Agreement or at such other location as Debtor shall specify to Secured Party pursuant to Section 4.2(d).

         29. Affirmative Covenants. Unless Secured Party shall otherwise consent in writing, Debtor will at all times comply with the covenants contained in this Section 4.2 from the date hereof and so long as any part of the Obligations is outstanding, subject to the other terms of this Agreement and the Custodial Agreement.

         (a) Ownership and Liens. Debtor will maintain good and marketable title to all Collateral free and clear of all Liens, encumbrances or adverse claims, except for the security interest created by this Agreement and Landlord's Liens. Debtor will not permit any dispute, right of set-off, counterclaim or defense to exist with respect to all or any part of the Collateral except those arising with respect to Landlord's Liens. Debtor will cause to be terminated any financing statement or other registration with respect to the Collateral, except such as may exist or as may have been filed in favor of Secured Party. Debtor will defend Secured Party's right, title and special property and security interest in and to the Collateral against the claims of any Person.

         (b) Further Assurances. Debtor will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be reasonably necessary or desirable and that Secured Party may request in order (i) to perfect and protect the security interest created or purported to be created hereby and the perfection and first priority of such security interest and confirm that Collateral hereafter pledged by Debtor is subject to this Agreement; (ii) to enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) to otherwise effect the purposes of this Agreement, including, without limitation, executing and delivery to Secured Party financing statements covering the Collateral and furnishing to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

         (c) Inspection of Collateral. Debtor will keep adequate records concerning the Collateral and will permit Secured Party and its representatives to inspect Debtor's books and records concerning the Collateral on the same terms and conditions as set forth in the Lease with respect to books and records concerning the property covered by the Lease.

         (d) Information. Debtor will furnish to Secured Party any information which Secured Party may from time to time reasonably request concerning any covenant, provision or representation contained herein or any other matter in connection with the Collateral. Debtor will notify Secured Party of any change in the location of its chief executive office or principal place of business.

         (e) Delivery of Collateral. All instruments and writings, if any, constituting Collateral shall be delivered to Secured Party or Custodian promptly upon the receipt thereof by or on behalf of Debtor. All such instruments and writings, if any, shall be held by Custodian on behalf of Secured Party pursuant to the terms of the Custodian Agreement.

         (f) Management of Investment of Collateral. So long as no Event of Default has occurred and is continuing and subject to the other terms of this Agreement and the Custodial Agreement, (including, without limitation, Section
4.1 thereof), Debtor shall have the right to deposit immediately available funds in the Custodial Account to purchase Treasury Securities to be held therein, substitute and/or sell Treasury Securities in the Custodial Account, use cash balances in the Custodial Account to purchase additional Treasury Securities to be held therein and otherwise manage the investment of the Collateral on the terms set forth in this Agreement and the Custodial Agreement.

         30. Negative Covenants. Unless Secured Party shall otherwise consent in writing, Debtor will at all times comply with the covenants contained in this Section 4.3 from the date hereof and so long as any part of the Obligations is outstanding, subject to the other terms of this Agreement and the Custodial Agreement:

         (a) Transfer or Encumbrance. Except as expressly permitted herein (including without limitation, in Section 4.2(f)) and in the Custodial Agreement, Debtor will not sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral, nor will Debtor grant a Lien upon or execute, file or record any financing statement with respect to the Collateral or otherwise identify the Collateral as being subject to a pledge or security interest other than that created hereby, nor will Debtor allow any such Lien, financing statement, or other identification to exist or deliver actual or constructive possession of the Collateral to any other Person, other than Secured Party or a bailee selected by Secured Party, including without limitation Custodian, who is holding such Collateral for the benefit of Secured Party. Debtor will not acquire any Collateral through a clearing corporation (as such term is defined in the Code).

         (b) Impairment of Security Interest. Debtor will not take any action which would in any manner impair the value or enforceability of Secured Party's security interest in any Collateral, nor will Debtor fail to take any action which is required to prevent (and which Debtor knows is required to prevent) an impairment of the value or enforceability of Secured Party's security interest in any Collateral.

         (c) Possession of Certificates, etc. Evidencing Collateral. Debtor will not cause or permit any document, instrument, or certificate constituting or evidencing Collateral to at any time be in the actual or constructive possession or control of any Person other than Debtor (to the extent otherwise permitted hereunder), Secured Party, or a bailee selected by Secured Party, including without limitation Custodian, who is holding such Collateral for the benefit of Secured Party.


                                   ARTICLE V

                      Remedies, Powers and Authorizations

         31.       Provisions Concerning the Collateral.

         (a) Power of Attorney. Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact and proxy, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Secured Party's discretion upon the occurrence and during the continuance of a Foreclosure Event, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement including, without limitation: (i) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (ii) to receive, indorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) above; and (iii) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral.

         (b) Performance by Secured Party. If Debtor fails to perform any agreement or obligation contained herein or in the Custodial Agreement, Secured Party may itself perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be payable by Debtor under Section 5.5.

         32. Remedies. If a Foreclosure Event shall have occurred and be continuing, Secured Party may from time to time in its discretion, without limitation and without notice except as expressly provided below, to the extent permitted by applicable law:

         (a) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, under the Transaction Documents or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral) and under 31 CFR Section Section 306.117 through 306.122 (herein called the "Applicable CFR Sections");

         (b) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;

         (c)       buy the Collateral, or any part thereof, at any public sale;

         (d) buy the Collateral, or any part thereof, at any private sale, to the extent that the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed price quotations;

         (e) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Debtor hereby consents to any such appointment; and

         (f) at its discretion, retain the Collateral in satisfaction of the Obligations whenever the circumstances are such that Secured Party is entitled to do so under the Code or the Applicable CFR Sections or otherwise.

Secured Party shall give at least ten (10) days' notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         33. Application of Proceeds. If a Foreclosure Event shall have occurred and be continuing, Secured Party may in its discretion apply any cash held by Secured Party as Collateral, and any cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, to any or all of the following in such order as Secured Party may elect:

         (a) To the payment or other satisfaction of any Liens, encumbrances, or adverse claims upon or against any of the Collateral other than Landlord's Liens;

         (b)       To the satisfaction of the Obligations; and

         (c) By delivery to Debtor or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

         34. Deficiency. In the event that the proceeds of any sale, collection or realization of or upon Collateral by Secured Party are insufficient to pay the unpaid Obligations, Debtor shall, to the extent permitted by applicable law, be liable for the deficiency, together with interest thereon as provided in the Transaction Documents or (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection and the Attorneys' Fees of Secured Party to collect such deficiency.

         35. Non-Judicial Remedies. In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process. In so providing for non-judicial remedies, Debtor recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm's length. Nothing herein is intended to prevent Secured Party or Debtor from resorting to judicial process at either party's option.

         36. Other Recourse. To the fullest extent permitted by applicable law, Debtor waives any right to require Secured Party to proceed against any other Person, exhaust any Collateral or other security for the Obligations, or to have any Other Liable Party joined with Debtor in any suit arising out of the Obligations or this Agreement, or pursue any other remedy in Secured Party's power. Debtor waives any and all notice of acceptance of this Agreement. Debtor further waives notice of the creation, modification, rearrangement, renewal or extension for any period of any of the Obligations of any Other Liable Party from time to time and any defense arising by reason of any disability or other defense of any Other Liable Party or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party. Until all of the Obligations shall have been paid in full, Debtor shall have no right to subrogation, reimbursement, contribution or indemnity against any Other Liable Party and Debtor waives the right to enforce any remedy which Secured Party has or may hereafter have against any Other Liable Party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Party. Except as expressly provided in the Transaction Documents, Debtor authorizes Secured Party, without notice or demand and without any reservation of rights against Debtor and without affecting Debtor's liability hereunder or on the Obligations, from time to time to (a) take or hold any other property of any type from any other Person as security for the Obligations, and exchange, enforce, waive and release any or all of such other property, (b) apply the Collateral in accordance with this Agreement or such other property and direct the order or manner of sale thereof as Secured Party may in its discretion determine, (c) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any Other Liable Party in respect to any or all of the Obligations or other security for the Obligations, and (d) release or substitute any Other Liable Party.

                                   ARTICLE VI

                                 Miscellaneous

         37. Notices. Except as otherwise expressly provided herein, any notice or communication required or permitted hereunder shall be given as provided in the Custodial Agreement except that neither party hereto shall be obligated to deliver to the Custodian a copy of any notice given by such party to the other party hereunder, except as expressly required hereunder or under the Custodial Agreement.

         38. Amendments. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Debtor and Secured Party, and no waiver of any provision of this Agreement, and no consent to any departure by Debtor therefrom, shall be effective unless it is in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing.

         39. Preservation of Rights. No failure on the part of either party hereto to exercise, and no delay in exercising, any right hereunder or under the Purchase Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Obligations. The rights and remedies of the parties provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. Nothing contained in this Agreement shall constitute a waiver of any right of Debtor under the Purchase Agreement.

         40. Unenforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         41. Survival of Agreements. All representations and warranties of Debtor herein, and all covenants and agreements herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Transaction Documents and the creation of the Obligations and continue until terminated as provided in Section 6.8 or, in the case of specific Collateral, until released or deemed released as provided in Section 2.3(c) and
(d).

         42. Other Liable Party. Neither this Agreement nor the exercise by Secured Party or the failure of Secured Party to exercise any right, power or remedy conferred herein or by law shall be construed as relieving any Other Liable Party from liability on the Obligations or any deficiency thereon. This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased or irrespective of the validity or enforceability of any other Obligation Document to which Debtor or any Other Liable Party may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of any Other Liable Party, or any other event or proceeding affecting any Other Liable Party.

         43. Binding Effect and Assignment. This Agreement creates a continuing security interest in the Collateral and (a) shall be binding on Debtor and its successors and permitted assigns and (b) shall inure, together with all rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors and permitted assigns. Without limiting the generality of the foregoing, Secured Party may grant a participation in or assign its rights hereunder in the same manner and to the same extent that it is entitled to grant a participation in or assign its rights under the Lease; provided (as defined in the Purchase Agreement) that if there is more than one assignee under an absolute assignment of the full rights of Secured Party under the Lease executed after the date hereof, one of such assignees shall be selected by all such assignees to serve as their agent hereunder. None of the rights or duties of Debtor hereunder may be assigned or otherwise transferred without the prior written consent of Secured Party; provided that, subject to the terms and conditions of the Transaction Documents, Debtor's right to receive Collateral upon the release thereof pursuant to the terms of this Agreement and the Custodial Agreement may be assigned in connection with any assignment of Debtor's rights to the Property (as defined in the Purchase Agreement) under the other Transaction Documents so long as Debtor remains liable for all of its duties and obligations under this Agreement and the Custodial Agreement.

         44. Termination. Following the Designated Payment Date, upon satisfaction in full of all Obligations and upon written request for the termination hereof delivered by Debtor to Secured Party, (i) this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to Debtor and (ii) Secured Party will, upon Debtor's request and at Debtor's expense, (a) return to Debtor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof; and (b) execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination and release.

         45.       Governing Law.   (a)  This Agreement shall be governed by
and construed and enforced in accordance with the laws of the State of New York (without regard to its conflicts of law provisions). Each party hereto irrevocably submits itself to the non-exclusive jurisdiction of the state and federal courts of New York for purposes of this Agreement and agrees and consents that service of process may be made upon it in any legal proceeding relating to this Agreement by any means allowed under federal or New York law. The parties hereto hereby waive and agree not to assert, by way of motion, as a defense or otherwise, that any such proceeding is brought in an inconvenient forum or that the venue thereof is improper.

         (b) Debtor hereby irrevocably designates CT Corporation Systems located at 1633 Broadway, New York, New York 10019, as the Designee, Appointee and Agent of Debtor to receive, for and on behalf of Debtor service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement and the Custodial Agreement. It is understood that a copy of such process served on such Agent will be promptly forwarded by overnight courier to Debtor at its address set forth under its signature below, but the failure of Debtor to receive such copy shall not affect in any way the service of such process. Debtor further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Debtor at its said address, such service to become effective thirty (30) days after such mailing.

         46. Counterparts. This Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same Agreement.

         IN WITNESS WHEREOF, Debtor and Secured Party have caused this Agreement to be executed and delivered by their officers thereunto duly authorized, as of the date first above written.

                                        CYPRESS SEMICONDUCTOR CORPORATION



                                        By:_____________________________________
                                           Name: _______________________________
                                           Title: ______________________________

                                        BNP LEASING CORPORATION


                                        By:_____________________________________
                                           Name:  Lloyd G. Cox
                                           Title:  Vice President

                                                                       EXHIBIT A

                              REQUEST FOR RELEASE

         Reference is made to that certain Pledge and Security Agreement dated as of _______________, 1996 (as from time to time amended, the "Agreement"), by and between Cypress Semiconductor Corporation ("Debtor") and BNP Leasing Corporation ("Secured Party"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         Pursuant to the terms of the Agreement Debtor hereby requests that Secured Party release the Collateral described below (the "Designated Collateral"):

[Treasury Securities to be described here by Par Amount, Coupon and Maturity or other Collateral to be described by dollar amount and type.]

         To induce Secured Party to release such Collateral, Debtor hereby represents, warrants, acknowledges, and agrees to and with Secured Party that:

                 (a) The person signing this instrument on behalf of Debtor has all necessary authority to act for Debtor in making the request herein contained.

                 (b) There does not exist on the date hereof any condition or event which constitutes an Event of Default which has not been cured or waived in writing by Secured Party.

                 (c) After giving effect to the release of the Designated Collateral, the Market Value of the Collateral remaining encumbered under the Agreement shall be at least equal to 102% of the Minimum Collateral Value, in each case as determined as of the Valuation Date most recently preceding the date of this Request for Release.

         IN WITNESS WHEREOF, this instrument is executed as of ____________________, ____.


                                        CYPRESS SEMICONDUCTOR CORPORATION



                                        By:____________________________________
                                           Name:
                                           Title:

         BNP Leasing Corporation hereby releases the Designated Collateral described above from the Agreement and authorizes Custodian to transfer the Designated Collateral from the Custodial Account and to indicate such release on its books and records.

                                        BNP LEASING CORPORATION


                                        By:____________________________________
                                          Name:
                                          Title:


                                                                      EXECUTION

                         PLEDGE AND SECURITY AGREEMENT

         THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement") is made as of April 12, 1996, by and between CYPRESS SEMICONDUCTOR CORPORATION, a California corporation (herein called "Debtor"), and BNP LEASING CORPORATION, a Delaware corporation (herein called "Secured Party").

                               W I T N E S E T H:

         Debtor and Secured Party are parties to (i) a Lease Agreement dated of even date herewith (herein called the "Lease") pursuant to which Secured Party has agreed to lease certain property to Debtor; and (ii) a Purchase Agreement dated of even date herewith (herein called the "Purchase Agreement") pursuant to which Debtor has agreed to purchase such property from Secured Party upon the occurrence of certain events or cause such property to be purchased; and

         WHEREAS, to secure Debtor's obligations under the Purchase Agreement, Debtor has agreed to execute and deliver to Secured Party this Agreement granting to Secured Party a security interest in the Collateral as defined herein;

         WHEREAS, Debtor, Secured Party and Custodian (hereinafter defined) are parties to a Custodial Agreement of even date herewith (herein called the "Custodial Agreement") which provides that Custodian will hold the Collateral on the terms set forth therein and that Debtor will manage the investment of the Collateral on the terms set forth therein;

         NOW, THEREFORE, in consideration of the premises and in order to induce Secured Party to lease such property under the Lease, Debtor hereby agrees with Secured Party as follows:


                                   ARTICLE I

                           Definitions and References

         47. General Definitions. As used herein, the terms "Agreement", "Debtor", "Secured Party", "Lease," "Purchase Agreement" and "Custodial Agreement" shall have the meanings indicated above, and the following terms shall have the following meanings:

         "Applicable CFR Sections" has the meaning given it in Section 5.2(a).

         "Business Day" means any day that is (i) not a Saturday, Sunday or day on which commercial banks are generally closed or required to be closed in San Francisco, California, or New York City, New York, and (ii) a day on which dealings in deposits of dollars are transacted in the London interbank market; provided that if such dealings are suspended indefinitely for any reason, "Business Day" shall mean any day described in clause (i).

         "CFR" means the United States Code of Federal Regulations, as from time to time amended.

         "Code" means the Uniform Commercial Code in effect in the State of New York on the date hereof.

         "Collateral" means all property of whatever type, in which Secured Party at any time has a security interest pursuant to Section 3.1.

         "Collateral Percentage" means eighty-five percent (85%).

         "Collateral Value" means as of any date, an amount equal to the sum of the respective Market Values of all Treasury Securities, and cash on deposit in the Custodial Account.

         "Custodial Account" has the meaning given it in the Custodial
Agreement.

         "Custodian" means Banque Nationale de Paris, New York Branch as custodian under the Custodial Agreement, and any successor custodian thereunder appointed in accordance with the terms thereof.

         "Custodial Agreement" means the Custodial Agreement of even date herewith among Debtor, Secured Party and Custodian.

         "Designated Collateral" has the meaning given it in Section 2.3(c).

         "Event of Default" means the occurrence of any of the following:

                 (a) the failure by Debtor to pay all or any part of the Obligations when due, after giving effect to any applicable notice and grace periods provided for in the Purchase Agreement;

                 (b) the failure by Debtor to comply with Section 2.3(a) or (b) of this Agreement;

                 (c) the failure by Debtor to comply with any other term, provision of condition of this Agreement if such failure is not cured within thirty (30) days after Secured Party gives Debtor written notice thereof;

                 (d) the failure of any representation or warranty made in
         Section 4.1(a) or (c) of this Agreement to be true when made;

                 (e) the failure of any other representation or warranty made in this agreement to be true when made if such failure is not cured within thirty (30) days after Secured Party gives Debtor notice thereof; and

                 (f) the failure of the security interest of Secured Party in the Collateral to be a valid, perfected, first priority security interest, if such failure is not cured within three (3) Business Days after Secured Party gives Debtor notice thereof.

         "Foreclosure Event" means the failure of Debtor to pay or perform any obligation under the Purchase Agreement when due or required under the Purchase Agreement on or after the Designated Payment Date (after the giving of any notice required thereunder).

         "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure indebtedness of any kind which is owed to him or any other arrangement with such creditor which provides for the payment of such indebtedness out of such property or assets or which allows him to have such indebtedness satisfied out of such property or assets prior to the general creditors of any owner thereof, including without limitation any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration with an issuer of uncertificated securities, or any other arrangement which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement is undertaken before or after such Lien exists.

         "Market Value" means with respect to the Collateral on any Valuation Date, a dollar value determined as follows:

         (a)     cash shall be valued at its face amount on such Valuation
Date; and

         (b) a Treasury Security shall be valued by multiplying the Principal Balance thereof on such Valuation Date by the bid price therefor as established pursuant to Custodian's standard and customary pricing sources which it believes to be reliable.

         "Minimum Collateral Value" means as of any date, an amount equal to the Collateral Percentage multiplied by the Stipulated Loss Value on such date as calculated in accordance with the Lease.

         "Obligations" means all of Debtor's obligations under the Purchase Agreement, including, but not limited to (i) Debtor's obligation to pay the entire Purchase Price and Shortage Amount, if any, as the case may be, as required under SECTION 2 of the Purchase Agreement if Secured Party elects specific performance of the Purchase Agreement, and (ii) any damages incurred by Secured Party because of (A) Debtor's breach of the Purchase Agreement, or
(B) the rejection by Debtor of the Purchase Agreement in any bankruptcy or insolvency proceeding owing under or with respect to a judgement, writ, order or other document issued by a court of competent jurisdiction or (C) for any other reason.

         "Other Liable Party" means any Person, other than Debtor, who may now or may at any time hereafter be primarily or secondarily liable for any of the Obligations or who may now or may at any time hereafter have granted to Secured Party a Lien upon any of the Collateral.

         "Person" means an individual, corporation, partnership, association, joint stock company, trust, unincorporated organization or joint venture, or a court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

         "Principal Balance" means as of any date with respect to any Treasury Security, the remaining unpaid principal balance of each Treasury Security.

         "Release Period" has the meaning given it in the Custodial Agreement.

         "Transaction Documents" means, collectively, this Agreement, the Lease, the Purchase Agreement, the Environmental Indemnity and the Custodial Agreement.

         "Treasury Securities" shall mean uncertificated, direct, noncallable debt obligations of the United States of America maturing within three (3) years of the date of pledge to Secured Party constituting Treasury bonds, notes, certificates of indebtedness or bills issued under the Second Liberty Bond Act, as amended, in the form of entry made on the records of the Federal Reserve Bank of New York as prescribed under 31 CFR.

         "Valuation Date" has the meaning given it in the Custodial Agreement.

         "Written Instruction" has the meaning given it in the Custodial Agreement.

         48. Other Definitions. Reference is hereby made to the Lease and the Purchase Agreement for a statement of the terms thereof. All capitalized terms used in this Agreement which are defined in the Lease or the Purchase Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein. All terms used in this Agreement which are defined in the Code and not otherwise defined herein or in the Purchase Agreement or the Lease shall have the same meanings herein as set forth therein, except where the context otherwise requires.

         49. Exhibits. All exhibits attached to this Agreement are a part hereof for all purposes.

         50. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, references in this Agreement to a particular agreement, instrument or document (including, but not limited to, references to the Transaction Documents) also refer to and include all valid renewals, extensions, amendments, modifications, supplements or restatements of any such agreement, instrument or document, provided that nothing contained in this Section shall be construed to authorize any Person to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement.

         51. References and Titles. All references in this Agreement to Exhibits, Articles, Sections, subsections, and other subdivisions refer to the Exhibits, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement. The words "this Agreement", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Section" and "this subsection" and similar phrases refer only to the Sections or subsections hereof in which the phrase occurs. The word "or" is not exclusive, and the word "including" (in all of its forms) means "including without limitation". Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.

                                   ARTICLE II

                               Custodial Account

         52. Establishment of Custodial Account. Contemporaneously with the execution of this Agreement, Debtor shall establish with Custodian the Custodial Account.

         Section 2.2.       Valuation of Collateral.

         (a) On each Valuation Date, the Custodian shall determine the Market Value of the Collateral, prepare a report thereof and deliver such report, all in the manner described in the Custodial Agreement.

         (b) On each Valuation Date, Secured Party shall determine the Stipulated Loss Value, the Minimum Collateral Value and 102% of the Minimum Collateral Value as of such Valuation Date, and shall deliver written notice thereof by facsimile transmission to Debtor and Custodian no later than three Business Days after such Valuation Date. In making such determination with respect to the last Valuation Date occurring in each calendar month, so long as Secured Party has received the valuation report from Custodian for such Valuation Date, such notice shall specify whether the Market Value of the Collateral reflected in such valuation report is less or greater than 102% of the Minimum Collateral Value and the amount of such deficiency or excess.

         Section 2.3. Minimum Collateral Value.

         (a) Maintenance of Greater Than Minimum Collateral Value. Debtor agrees to deposit with Custodian and designate to be held in the Custodial Account subject to the pledge and security interest created hereby, immediately available funds in an amount equal to the Minimum Collateral Value on the date of the Initial Funding Advance, and to deliver to Custodian together with such funds Written Instructions pursuant to Section 3.3(b) of the Custodial Agreement instructing Custodian to purchase Treasury Securities with such funds.

         (b) Decreases in Market Value of Collateral and/or Increases in Stipulated Loss Value. If on any Valuation Date, the Market Value of the Collateral is less than 100% of the Minimum Collateral Value for any reason whatsoever (including any decrease in the Market Value of the Collateral or any increase in the Stipulated Loss Value as reported by Secured Party under
Section 2.2(b) above), Debtor shall deposit with Custodian immediately available funds in an amount sufficient to purchase Treasury Securities having a Market Value that will cause the Market Value of the Collateral to equal or exceed 102% of the Minimum Collateral Value. Debtor shall designate the Treasury Securities to be purchased in a Written Instruction to Custodian delivered to Custodian together with such funds. Such deposit of funds and designation of additional Treasury Securities shall be made by Debtor not later than three (3) Business Days after receipt of notice from Secured Party under
Section 2.2(b) above that the Market Value of the Collateral is less than the 100% of the Minimum Collateral Value.

         (c) Increases in Market Value of Collateral and/or Decreases in Stipulated Loss Value. If on the Valuation Date which occurs at the beginning of each Release Period, the Market Value of the Collateral is greater than 102% of the Minimum Collateral Value for any reason whatsoever (including a decrease in the Stipulated Loss Value or an increase in the Market Value of the Collateral), Debtor may, during the Release Period for such Valuation Date so long as no Event of Default then exists, request in writing in the form of EXHIBIT A (herein called a "Release Request"), that Secured Party release from the Custodial Account certain Treasury Securities or other Collateral as designated by Debtor (the "Designated Collateral") so long as the remaining Collateral has a Market Value equal to or greater than 102% of the Minimum Collateral Value. If Secured Party actually receives a Release Request, Secured Party shall (i) confirm to Debtor by facsimile its receipt of such Release Request on the Business Day following the date on which it receives such Release Request and (ii) within five (5) Business Days after the date on which it receives such Release Request, give the release requested thereby in writing by executing such Release Request and return the same to Debtor unless Secured Party determines in good faith that the Designated Collateral is needed to keep the Market Value of the Collateral equal to or greater than 102% of the Minimum Collateral Value, in which case Secured Party shall notify Debtor in writing that it objects to the release of the Designated Collateral and specify the reasons therefor. All references to Stipulated Loss Value, Market Value of Collateral and Minimum Collateral Value in this subsection (c) shall mean the amounts determined in accordance with the terms of this Agreement and the Custodial Agreement as of the most recent Valuation Date.

         (d) Release of Collateral. Upon Secured Party's written release of specific Designated Collateral, the pledge and security interest in such Designated Collateral shall terminate and such Designated Collateral shall no longer be part of the Collateral, and all rights to the Designated Collateral shall revert to the Debtor. Debtor shall thereupon have the right to deliver to the Custodian the instructions described in Section 3.3(d) of the Custodial Agreement and Secured Party shall execute such documents as the Custodian may reasonably request as a condition to the release of such Collateral.


                                  ARTICLE III

                               Security Interest

         Section 3.1. Grant of Security Interest. As collateral security for all of the Obligations, Debtor hereby pledges and assigns to Secured Party and grants to Secured Party a continuing security interest in all of the following:

         (a) The Custodial Account, all funds from time to time on deposit in the Custodial Account, all Treasury Securities from time to time on deposit in the Custodial Account, all funds and Treasury Securities otherwise designated to be held by Custodian as collateral for the Obligations subject to the pledge and security interest created hereby, and all proceeds, collections, income, replacements, substitutions, reinvestments, distributions and claims with respect thereto, except as released pursuant to Sections 2.3(c) and (d).

         (b) All of Debtor's right, title and interest in, to and under the Custodial Agreement.

         (c) All proceeds of any and all of the property described in subsection (a) and (b) immediately above.

In each case, the foregoing shall be covered by this Agreement, whether Debtor's ownership or other rights therein are presently held or hereafter acquired and howsoever Debtor's interests therein may arise or appear (whether by ownership, security interest, claim or otherwise).

         Section 3.2. Obligations Secured. The security interest created hereby in the Collateral constitutes continuing collateral security for the payment and performance of the Obligations.

                                   ARTICLE IV

                   Representations, Warranties and Covenants

         53. Representations and Warranties. Debtor represents and warrants as follows as of the date hereof and any future date on which new or substitute Collateral is provided:

         (a) Ownership and Liens. Debtor has good and marketable title to the Collateral free and clear of all Liens, encumbrances or adverse claims, except for the pledge and security interest created by this Agreement. None of the Collateral has been acquired by Debtor through a clearing corporation (as such term is defined in the Code). Debtor has not acknowledged or given to Custodian notice of a Lien on the Collateral other than the Lien in favor of Secured Party. No dispute, right of set-off, recoupment, counterclaim or defense exists with respect to all or any part of the Collateral and no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except such as may have been filed in favor of Secured Party relating to this Agreement and Landlord's Liens.

         (b) No Conflicts or Consents. To the best knowledge of the Debtor, neither the ownership or the intended use of the Collateral by Debtor, nor the grant of the security interest by Debtor to Secured Party herein, nor the exercise by Secured Party of its rights or remedies hereunder, will (i) violate any provision of (a) any domestic or foreign law, statute, rule or regulation, (b) the articles or certificate of incorporation, charter or bylaws of Debtor, or (c) any agreement, judgment, license, order or permit applicable to or binding upon Debtor, or (ii) result in or require the creation of any Lien, charge or encumbrance upon any assets or properties of Debtor except as expressly contemplated in this Agreement or the Custodial Agreement. Except as expressly contemplated in this Agreement and the Custodial Agreement, to the best knowledge of Debtor no consent, approval, authorization or order of, and no notice to or filing with any court, governmental authority or third party is required in connection with the grant by Debtor of the security interest herein, or the exercise by Secured Party of its rights and remedies hereunder.

         (c) Security Interest. Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Secured Party in the manner provided herein, free and clear of any Lien, adverse claim, or encumbrance. To the best knowledge of Debtor, this Agreement creates a valid and binding security interest in favor of Secured Party in the Collateral securing the Obligations.

         (d) Location of Debtor and Records. Debtor's chief executive office and principal place of business and the office where its records concerning the Collateral are kept is located at its address set forth in the Custodial Agreement or at such other location as Debtor shall specify to Secured Party pursuant to Section 4.2(d).

         54. Affirmative Covenants. Unless Secured Party shall otherwise consent in writing, Debtor will at all times comply with the covenants contained in this Section 4.2 from the date hereof and so long as any part of the Obligations is outstanding, subject to the other terms of this Agreement and the Custodial Agreement.

         (a) Ownership and Liens. Debtor will maintain good and marketable title to all Collateral free and clear of all Liens, encumbrances or adverse claims, except for the security interest created by this Agreement and Landlord's Liens. Debtor will not permit any dispute, right of set-off, counterclaim or defense to exist with respect to all or any part of the Collateral except those arising with respect to Landlord's Liens. Debtor will cause to be terminated any financing statement or other registration with respect to the Collateral, except such as may exist or as may have been filed in favor of Secured Party. Debtor will defend Secured Party's right, title and special property and security interest in and to the Collateral against the claims of any Person.

         (b) Further Assurances. Debtor will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be reasonably necessary or desirable and that Secured Party may request in order (i) to perfect and protect the security interest created or purported to be created hereby and the perfection and first priority of such security interest and confirm that Collateral hereafter pledged by Debtor is subject to this Agreement; (ii) to enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) to otherwise effect the purposes of this Agreement, including, without limitation, executing and delivery to Secured Party financing statements covering the Collateral and furnishing to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

         (c) Inspection of Collateral. Debtor will keep adequate records concerning the Collateral and will permit Secured Party and its representatives to inspect Debtor's books and records concerning the Collateral on the same terms and conditions as set forth in the Lease with respect to books and records concerning the property covered by the Lease.

         (d) Information. Debtor will furnish to Secured Party any information which Secured Party may from time to time reasonably request concerning any covenant, provision or representation contained herein or any other matter in connection with the Collateral. Debtor will notify Secured Party of any change in the location of its chief executive office or principal place of business.

         (e) Delivery of Collateral. All instruments and writings, if any, constituting Collateral shall be delivered to Secured Party or Custodian promptly upon the receipt thereof by or on behalf of Debtor. All such instruments and writings, if any, shall be held by Custodian on behalf of Secured Party pursuant to the terms of the Custodian Agreement.

         (f) Management of Investment of Collateral. So long as no Event of Default has occurred and is continuing and subject to the other terms of this Agreement and the Custodial Agreement, (including, without limitation, Section
4.1 thereof), Debtor shall have the right to deposit immediately available funds in the Custodial Account to purchase Treasury Securities to be held therein, substitute and/or sell Treasury Securities in the Custodial Account, use cash balances in the Custodial Account to purchase additional Treasury Securities to be held therein and otherwise manage the investment of the Collateral on the terms set forth in this Agreement and the Custodial Agreement.

         55. Negative Covenants. Unless Secured Party shall otherwise consent in writing, Debtor will at all times comply with the covenants contained in this Section 4.3 from the date hereof and so long as any part of the Obligations is outstanding, subject to the other terms of this Agreement and the Custodial Agreement:

         (a) Transfer or Encumbrance. Except as expressly permitted herein (including without limitation, in Section 4.2(f)) and in the Custodial Agreement, Debtor will not sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral, nor will Debtor grant a Lien upon or execute, file or record any financing statement with respect to the Collateral or otherwise identify the Collateral as being subject to a pledge or security interest other than that created hereby, nor will Debtor allow any such Lien, financing statement, or other identification to exist or deliver actual or constructive possession of the Collateral to any other Person, other than Secured Party or a bailee selected by Secured Party, including without limitation Custodian, who is holding such Collateral for the benefit of Secured Party. Debtor will not acquire any Collateral through a clearing corporation (as such term is defined in the Code).

         (b) Impairment of Security Interest. Debtor will not take any action which would in any manner impair the value or enforceability of Secured Party's security interest in any Collateral, nor will Debtor fail to take any action which is required to prevent (and which Debtor knows is required to prevent) an impairment of the value or enforceability of Secured Party's security interest in any Collateral.

         (c) Possession of Certificates, etc. Evidencing Collateral. Debtor will not cause or permit any document, instrument, or certificate constituting or evidencing Collateral to at any time be in the actual or constructive possession or control of any Person other than Debtor (to the extent otherwise permitted hereunder), Secured Party, or a bailee selected by Secured Party, including without limitation Custodian, who is holding such Collateral for the benefit of Secured Party.


                                   ARTICLE V

                      Remedies, Powers and Authorizations

         56.       Provisions Concerning the Collateral.

         (a) Power of Attorney. Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact and proxy, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Secured Party's discretion upon the occurrence and during the continuance of a Foreclosure Event, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement including, without limitation: (i) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (ii) to receive, indorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) above; and (iii) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral.

         (b) Performance by Secured Party. If Debtor fails to perform any agreement or obligation contained herein or in the Custodial Agreement, Secured Party may itself perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be payable by Debtor under Section 5.5.

         57. Remedies. If a Foreclosure Event shall have occurred and be continuing, Secured Party may from time to time in its discretion, without limitation and without notice except as expressly provided below, to the extent permitted by applicable law:

         (a) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, under the Transaction Documents or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral) and under 31 CFR Section Section 306.117 through 306.122 (herein called the "Applicable CFR Sections");

         (b) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;

         (c)       buy the Collateral, or any part thereof, at any public sale;

         (d) buy the Collateral, or any part thereof, at any private sale, to the extent that the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed price quotations;

         (e) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Debtor hereby consents to any such appointment; and

         (f) at its discretion, retain the Collateral in satisfaction of the Obligations whenever the circumstances are such that Secured Party is entitled to do so under the Code or the Applicable CFR Sections or otherwise.

Secured Party shall give at least ten (10) days' notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         58. Application of Proceeds. If a Foreclosure Event shall have occurred and be continuing, Secured Party may in its discretion apply any cash held by Secured Party as Collateral, and any cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, to any or all of the following in such order as Secured Party may elect:

         (a) To the payment or other satisfaction of any Liens, encumbrances, or adverse claims upon or against any of the Collateral other than Landlord's Liens;

         (b)       To the satisfaction of the Obligations; and

         (c) By delivery to Debtor or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

         59. Deficiency. In the event that the proceeds of any sale, collection or realization of or upon Collateral by Secured Party are insufficient to pay the unpaid Obligations, Debtor shall, to the extent permitted by applicable law, be liable for the deficiency, together with interest thereon as provided in the Transaction Documents or (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection and the Attorneys' Fees of Secured Party to collect such deficiency.

         60. Non-Judicial Remedies. In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process. In so providing for non-judicial remedies, Debtor recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm's length. Nothing herein is intended to prevent Secured Party or Debtor from resorting to judicial process at either party's option.

         61. Other Recourse. To the fullest extent permitted by applicable law, Debtor waives any right to require Secured Party to proceed against any other Person, exhaust any Collateral or other security for the Obligations, or to have any Other Liable Party joined with Debtor in any suit arising out of the Obligations or this Agreement, or pursue any other remedy in Secured Party's power. Debtor waives any and all notice of acceptance of this Agreement. Debtor further waives notice of the creation, modification, rearrangement, renewal or extension for any period of any of the Obligations of any Other Liable Party from time to time and any defense arising by reason of any disability or other defense of any Other Liable Party or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party. Until all of the Obligations shall have been paid in full, Debtor shall have no right to subrogation, reimbursement, contribution or indemnity against any Other Liable Party and Debtor waives the right to enforce any remedy which Secured Party has or may hereafter have against any Other Liable Party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Party. Except as expressly provided in the Transaction Documents, Debtor authorizes Secured Party, without notice or demand and without any reservation of rights against Debtor and without affecting Debtor's liability hereunder or on the Obligations, from time to time to (a) take or hold any other property of any type from any other Person as security for the Obligations, and exchange, enforce, waive and release any or all of such other property, (b) apply the Collateral in accordance with this Agreement or such other property and direct the order or manner of sale thereof as Secured Party may in its discretion determine, (c) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any Other Liable Party in respect to any or all of the Obligations or other security for the Obligations, and (d) release or substitute any Other Liable Party.

                                   ARTICLE VI

                                 Miscellaneous

         62. Notices. Except as otherwise expressly provided herein, any notice or communication required or permitted hereunder shall be given as provided in the Custodial Agreement except that neither party hereto shall be obligated to deliver to the Custodian a copy of any notice given by such party to the other party hereunder, except as expressly required hereunder or under the Custodial Agreement.

         63. Amendments. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Debtor and Secured Party, and no waiver of any provision of this Agreement, and no consent to any departure by Debtor therefrom, shall be effective unless it is in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing.

         64. Preservation of Rights. No failure on the part of either party hereto to exercise, and no delay in exercising, any right hereunder or under the Purchase Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Obligations. The rights and remedies of the parties provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. Nothing contained in this Agreement shall constitute a waiver of any right of Debtor under the Purchase Agreement.

         65. Unenforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         66. Survival of Agreements. All representations and warranties of Debtor herein, and all covenants and agreements herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Transaction Documents and the creation of the Obligations and continue until terminated as provided in Section 6.8 or, in the case of specific Collateral, until released or deemed released as provided in Section 2.3(c) and
(d).

         67. Other Liable Party. Neither this Agreement nor the exercise by Secured Party or the failure of Secured Party to exercise any right, power or remedy conferred herein or by law shall be construed as relieving any Other Liable Party from liability on the Obligations or any deficiency thereon. This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased or irrespective of the validity or enforceability of any other Obligation Document to which Debtor or any Other Liable Party may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of any Other Liable Party, or any other event or proceeding affecting any Other Liable Party.

         68. Binding Effect and Assignment. This Agreement creates a continuing security interest in the Collateral and (a) shall be binding on Debtor and its successors and permitted assigns and (b) shall inure, together with all rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors and permitted assigns. Without limiting the generality of the foregoing, Secured Party may grant a participation in or assign its rights hereunder in the same manner and to the same extent that it is entitled to grant a participation in or assign its rights under the Lease; provided (as defined in the Purchase Agreement) that if there is more than one assignee under an absolute assignment of the full rights of Secured Party under the Lease executed after the date hereof, one of such assignees shall be selected by all such assignees to serve as their agent hereunder. None of the rights or duties of Debtor hereunder may be assigned or otherwise transferred without the prior written consent of Secured Party; provided that, subject to the terms and conditions of the Transaction Documents, Debtor's right to receive Collateral upon the release thereof pursuant to the terms of this Agreement and the Custodial Agreement may be assigned in connection with any assignment of Debtor's rights to the Property (as defined in the Purchase Agreement) under the other Transaction Documents so long as Debtor remains liable for all of its duties and obligations under this Agreement and the Custodial Agreement.

         69. Termination. Following the Designated Payment Date, upon satisfaction in full of all Obligations and upon written request for the termination hereof delivered by Debtor to Secured Party, (i) this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to Debtor and (ii) Secured Party will, upon Debtor's request and at Debtor's expense, (a) return to Debtor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof; and (b) execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination and release.

         70.       Governing Law.   (a)  This Agreement shall be governed by
and construed and enforced in accordance with the laws of the State of New York (without regard to its conflicts of law provisions). Each party hereto irrevocably submits itself to the non-exclusive jurisdiction of the state and federal courts of New York for purposes of this Agreement and agrees and consents that service of process may be made upon it in any legal proceeding relating to this Agreement by any means allowed under federal or New York law. The parties hereto hereby waive and agree not to assert, by way of motion, as a defense or otherwise, that any such proceeding is brought in an inconvenient forum or that the venue thereof is improper.

         (b) Debtor hereby irrevocably designates CT Corporation Systems located at 1633 Broadway, New York, New York 10019, as the Designee, Appointee and Agent of Debtor to receive, for and on behalf of Debtor service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement and the Custodial Agreement. It is understood that a copy of such process served on such Agent will be promptly forwarded by overnight courier to Debtor at its address set forth under its signature below, but the failure of Debtor to receive such copy shall not affect in any way the service of such process. Debtor further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Debtor at its said address, such service to become effective thirty (30) days after such mailing.

         71. Counterparts. This Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same Agreement.

         IN WITNESS WHEREOF, Debtor and Secured Party have caused this Agreement to be executed and delivered by their officers thereunto duly authorized, as of the date first above written.

                                        CYPRESS SEMICONDUCTOR CORPORATION



                                        By:____________________________________
                                           Name:_______________________________
                                           Title:______________________________


                                        BNP LEASING CORPORATION



                                        By:____________________________________
                                           Name:  Lloyd G. Cox
                                           Title:  Vice President

                                                                       EXHIBIT A

                              REQUEST FOR RELEASE

         Reference is made to that certain Pledge and Security Agreement dated as of _______________, 1996 (as from time to time amended, the "Agreement"), by and between Cypress Semiconductor Corporation ("Debtor") and BNP Leasing Corporation ("Secured Party"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         Pursuant to the terms of the Agreement Debtor hereby requests that Secured Party release the Collateral described below (the "Designated Collateral"):

[Treasury Securities to be described here by Par Amount, Coupon and Maturity or other Collateral to be described by dollar amount and type.]

         To induce Secured Party to release such Collateral, Debtor hereby represents, warrants, acknowledges, and agrees to and with Secured Party that:

                 (a) The person signing this instrument on behalf of Debtor has all necessary authority to act for Debtor in making the request herein contained.

                 (b) There does not exist on the date hereof any condition or event which constitutes an Event of Default which has not been cured or waived in writing by Secured Party.

                 (c) After giving effect to the release of the Designated Collateral, the Market Value of the Collateral remaining encumbered under the Agreement shall be at least equal to 102% of the Minimum Collateral Value, in each case as determined as of the Valuation Date most recently preceding the date of this Request for Release.

         IN WITNESS WHEREOF, this instrument is executed as of ____________________, ____.


                                        CYPRESS SEMICONDUCTOR CORPORATION



                                        By:____________________________________
                                           Name:
                                           Title:

         BNP Leasing Corporation hereby releases the Designated Collateral described above from the Agreement and authorizes Custodian to transfer the Designated Collateral from the Custodial Account and to indicate such release on its books and records.

                                        BNP LEASING CORPORATION


                                        By:____________________________________
                                           Name:
                                           Title:

                                                                       EXECUTION


                               PURCHASE AGREEMENT

         This PURCHASE AGREEMENT (this "AGREEMENT") is made as of April 12, 1996, by CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation ("CYPRESS"), and BNP LEASING CORPORATION, a Delaware corporation ("BNP").

                                R E C I T A L S

         A. BNP is acquiring the land described in Exhibit A attached hereto and the improvements and certain fixtures located thereon and is leasing the same to Cypress pursuant to that certain Lease Agreement (as from time to time supplemented, amended or restated, the "LEASE") between Cypress and BNP dated as of the date hereof. (The land described in Exhibit A and any and all other real or personal property from time to time covered by the Lease and included within the "LEASED PROPERTY" as defined therein are hereinafter collectively referred to as the "PROPERTY".)

         B. BNP is also concurrently herewith receiving a separate environmental indemnity from Cypress pursuant to an Environmental Indemnity Agreement (as from time to time supplemented, amended or restated, the "ENVIRONMENTAL INDEMNITY") between Cypress and BNP dated as of the date hereof.

         C. As a condition to BNP's acquisition of any of the land described in Exhibit A, BNP requires the agreements of Cypress, on and subject to the terms and conditions set out herein, to protect BNP against certain losses that BNP may suffer if (1) the value of the land covered from time to time under the Lease is or becomes less than BNP's investment in such land, or
(2) the value of buildings and other property covered by the Lease, exclusive of land, is or may become less than BNP's investment in such buildings and other property.

         NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

       (a) Definitions. As used herein, the terms "Cypress", "BNP", "Property", "Lease" and "Environmental Indemnity" shall have the meanings indicated above; terms with initial capitals defined in the Lease and used but not defined herein shall have the meanings assigned to them in the Lease; and the terms listed immediately below shall have the following meanings:

                (i) Applicable Purchaser. "Applicable Purchaser" means any third party designated by Cypress to purchase the interest of BNP in the Property as provided in Paragraph 2(a)(ii) below.

                (ii) Designated Payment Date. "Designated Payment Date" means the earlier of the following:

                        a)     the first Business Day in May, 2001; or

                        b) any Business Day designated by BNP in a written notice given by BNP to Cypress when an Event of Default by Cypress has occurred and is continuing, provided the Business Day so designated by BNP is no earlier than thirty (30) days after the date of such notice; or

                        c) any Business Day designated by Cypress in a written irrevocable and unconditional notice given by Cypress to BNP; provided, the Business Day so designated by Cypress must be no earlier than ninety (90) days after the date of such notice, unless an Event of Default has occurred and is continuing on the date of such notice, in which case the Business Date so designated must be no earlier than fifteen
                 (15) days after the date of such notice and no later than thirty (30) days after the date of such notice.

         If BNP sends a notice to Cypress pursuant to the preceding clause (ii) properly designating a Designated Payment Date, and Cypress sends a notice to BNP pursuant to the preceding clause (iii) properly designating a different Designated Payment Date, the earlier of the two dates so designated shall be the "Designated Payment Date" hereunder regardless of which notice was first sent.

                (iii) Fair Market Value. "Fair Market Value" means the fair market value of the Property on or about the Designated Payment Date (calculated under the assumptions, whether or not then accurate, that Cypress has maintained the Property in compliance with the Lease and all Applicable Laws [including Environmental Laws]; that Cypress has completed all Construction Projects, the construction of which was commenced prior to the Designated Payment Date; that Cypress has repaired and restored the Property after any damage following fire or other casualty to the extent required by the Lease; that Cypress has restored the remainder of the Property after any partial taking by eminent domain to the extent required by the Lease; that Cypress has completed any contests of and paid any taxes due [other than Excluded Taxes] or other amounts secured by or allegedly secured by a lien against the Property other than Landlord's Liens; and that Cypress has cured any title defects affecting the Property other than Landlord's Liens, all in accordance with the standards and requirements of the Lease as though the Lease were continuing in force) as determined by an independent MAI appraiser selected by BNP, which appraiser must have five (5) years or more experience appraising similar properties in northern California.

                 (d)      Improvement Value Percentage.  "Improvement Value
         Percentage" means the percentage   computed by dividing the value of
         the Improvements and any other Property, exclusive of the land, by the value of the entire Property, including land. BNP and Cypress stipulate that the Improvement Value Percentage is and will remain 59.78%.

                 (e) Land Value Percentage. "Land Value Percentage" means 40.22%, which equals 100% less the Improvement Value Percentage.

                 (f) Purchase Price. "Purchase Price" means an amount equal to Stipulated Loss Value outstanding on the Designated Payment Date, plus all costs and expenses (including appraisal costs, Attorneys' Fees, and any Breakage Costs incurred by BNP if the Designated Payment Date does not fall on an Advance Date or Base Rental Date) incurred by BNP in connection with any sale of the Property by BNP hereunder or in connection with collecting sales proceeds due hereunder.

                 (g) Net Improvement Sales Proceeds. "Net Improvement Sales Proceeds" means the Improvement Value Percentage, times the net cash price that BNP actually receives from any Applicable Purchaser upon the Designated Payment Date because of BNP's sale of its interest in the Property to such





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
         Applicable Purchaser or that BNP would have received from an Applicable Purchaser on the Designated Payment Date but for BNP's election to retain the Property as provided in Paragraph 2(a)(ii) below.

                 (h) Net Land Sales Proceeds. "Net Land Sales Proceeds" means the Land Value Percentage, times the net cash price that BNP actually receives from any Applicable Purchaser upon the Designated Payment Date because of BNP's sale of its interest in the Property to such Applicable Purchaser or that BNP would have received from an Applicable Purchaser on the Designated Payment Date but for BNP's election to retain the Property as provided in Paragraph 2(a)(ii) below.


                 (i) Remarketing Notice. "Remarketing Notice" shall have the meaning assigned to it in Paragraph 2(b)(1) below.

                 (j) Required Documents. "Required Documents" means the grant deed and other documents that BNP must tender pursuant to Paragraph 3 below.

                 (k) Shortage Amount. "Shortage Amount" shall mean the sum of any Supplemental Land Payment and any Supplemental Improvement Payment that may become due pursuant to Paragraph 2(a)(ii) below.

                 (l) Stipulated Loss Value of the Improvements. "Stipulated Loss Value of the Improvements" means the Improvement Value Percentage, times the Stipulated Loss Value outstanding on the Designated Payment Date prior to any sale hereunder.

                 (m) Stipulated Loss Value of the Land. "Stipulated Loss Value of the Land" means the Land Value Percentage, times the Stipulated Loss Value outstanding on the Designated Payment Date prior to any sale hereunder.

                 (n) Supplemental Improvement Payment. "Supplemental Improvement Payment" means a payment from Cypress to BNP equal to the amount, if any, by which the Stipulated Loss Value of the Improvements exceeds Net Improvement Sales Proceeds. HOWEVER, IF (BUT ONLY IF) NO EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING UNDER THE LEASE AND NEITHER CYPRESS NOR ANY APPLICABLE PURCHASER HAS FAILED TO PAY ANY AMOUNT REQUIRED TO BE PAID BY THIS AGREEMENT ON THE DATE SUCH AMOUNT FIRST BECAME DUE, THEN ANY SUPPLEMENTAL IMPROVEMENT PAYMENT REQUIRED BY THIS AGREEMENT SHALL NOT EXCEED EIGHTY-FIVE PERCENT (85%) OF THE STIPULATED LOSS VALUE OF THE IMPROVEMENTS.

                 (o) Supplemental Land Payment. "Supplemental Land Payment" means a payment from Cypress to BNP equal to the amount, if any, by which the Stipulated Loss Value of the Land exceeds Net Land Sale Proceeds. HOWEVER, IF (BUT ONLY IF) NO EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING UNDER THE LEASE AND NEITHER CYPRESS NOR ANY APPLICABLE PURCHASER HAS FAILED TO PAY ANY AMOUNT REQUIRED TO BE PAID BY THIS AGREEMENT ON THE DATE SUCH AMOUNT FIRST BECAME DUE, THEN ANY SUPPLEMENTAL LAND PAYMENT REQUIRED BY THIS AGREEMENT SHALL NOT EXCEED EIGHTY-FIVE PERCENT (85%) OF THE STIPULATED LOSS VALUE OF THE LAND.



       (b)           Cypress's Elections and Obligations on the Designated
Payment Date.

                 (i) Choices. On the Designated Payment Date Cypress shall have the right and the obligation to either:

                 (i) purchase BNP's interest in the Property and in Escrowed Proceeds, if any, for a net cash price equal to the Purchase Price; or

                 (ii) pay to BNP the Supplemental Improvement Payment (if any) and the Supplemental Land Payment (if any) and cause the Applicable Purchaser to purchase BNP's interest in the Property and in Escrowed Proceeds, if any, for a net cash price not less than the lesser of
                          (a) the Fair Market Value of the Property or (b) fifteen percent (15%) of Stipulated Loss Value outstanding immediately prior to the purchase. If, however, the Fair Market Value is less than fifteen percent (15%) of Stipulated Loss Value, BNP may elect to keep the Property and any Escrowed Proceeds rather than sell to the Applicable Purchaser, and no such election by BNP will relieve Cypress of its obligation to pay the Supplemental Improvement Payment and the Supplemental Land Payment. Any Supplemental Improvement Payment will compensate BNP for, or mitigate against, any loss BNP may suffer relating to BNP's interest in Improvements; and any Supplemental Land Payment will compensate BNP for, or mitigate against, any loss BNP may suffer relating to BNP's interest in the Land only. In any event, if the net cash price actually paid by the Applicable Purchaser to BNP exceeds the Purchase Price and all other sums that are then due from Cypress to BNP, Cypress shall be entitled to such excess.

                 (ii) Election by Cypress. Cypress shall have the right to elect whether it will satisfy the obligations set out in clause (i) or
         (ii) of the preceding Paragraph 2(a); provided, however, that the following conditions are satisfied:

                        a) To give BNP the opportunity to have the Fair Market Value determined by an appraiser before the Designated Payment Date, Cypress must, unless Cypress agrees that Fair Market Value will not be less than fifteen percent (15%) of Stipulated Loss Value on the Designated Payment Date, provide BNP with a Remarketing Notice. "REMARKETING NOTICE" means a notice given by Cypress to BNP no earlier than one hundred eighty (180) days before the Designated Payment Date and no later than ninety (90) days before the Designated Payment Date, specifying that Cypress does not agree that the Fair Market Value is equal to or greater than fifteen percent (15%) of the Stipulated Loss Value. No Remarketing Notice will be required unless Cypress does not agree that Fair Market Value will equal or exceed fifteen percent (15%) of Stipulated Loss Value on the Designated Payment Date. But if for any reason (including but not limited to any acceleration of the Designated Payment Date pursuant to clauses (ii) or (iii) of the definition of Designated Payment Date above) Cypress fails to provide a Remarketing Notice within the time periods specified in the definition of Remarketing Notice above, Fair Market Value shall, for purposes of this Agreement, be deemed to be no less than fifteen percent (15%) of Stipulated Loss Value on the Designated Payment Date.

                        b) To give BNP the opportunity to prepare the Required Documents before the Designated Payment Date, Cypress must, if it is to elect to satisfy the obligations set forth in clause (ii) of Paragraph 2(a), irrevocably specify an Applicable Purchaser in notice to BNP given at least seven (7) days prior to the Designated Payment Date. If for any reason Cypress fails to so specify an Applicable Purchaser, Cypress shall be deemed to have irrevocably elected to satisfy the obligations set forth in clause (i) of Paragraph 2(a).

                (iii) Termination of Cypress's Option To Purchase. Without limiting BNP's right to require Cypress to satisfy the obligations imposed by Paragraph 2(a), Cypress shall have no further option hereunder to purchase the Property if either:

                        a) Cypress shall have elected to satisfy its obligations under clause (ii) of Paragraph 2(a) on the Designated Payment Date and BNP shall have elected to keep the Property in accordance with clause (ii) of Paragraph 2(a); or

                        b) Cypress shall have failed on the Designated Payment Date to make or cause to be made all payments to BNP required by this Agreement or by the Lease and such failure shall have continued beyond the thirty (30) day period for tender specified in the next sentence.

         If BNP does not receive all payments due under the Lease and all payments required hereunder on the Designated Payment Date, Cypress may nonetheless tender to BNP the full Purchase Price and all amounts then due under the Lease, together with interest on the total Purchase Price computed at the Default Rate from the Designated Payment Date to the date of tender, and if presented with such a tender within thirty
         (30) days after the Designated Payment Date, BNP must accept it and promptly thereafter deliver any Escrowed Proceeds and a deed and all other Required Documents.

                (iv) Payment to BNP. All amounts payable under the preceding Paragraphs 2(a) or 2(c) by Cypress and, if applicable, by the Applicable Purchaser must be paid directly to BNP, and no payment on behalf of or for the account of BNP to any other party shall be effective for the purposes of this Agreement. In addition to the payments required under Paragraphs 2(a) hereunder, on the Designated Payment Date Cypress must pay all amounts then due to BNP under the Lease. BNP will remit any excess amounts due Cypress pursuant to the last sentence of clause (ii) of Paragraph 2(a) promptly after BNP's receipt of the same.

                (v) Effect of Options on Subsequent Title Encumbrances. It is the intent of BNP and Cypress that any conveyance of the Property to Cypress or any Applicable Purchaser pursuant to this Agreement shall cut off and terminate any interest in the Property claimed by, through or under BNP (but not any unsatisfied obligations to BNP under the Lease, the Environmental Indemnity or this Agreement), including but not limited to any claim by Participants, any leasehold or other interests conveyed by BNP in the ordinary course of BNP's business and any other Landlord's Liens. Anyone accepting or taking any interest in the Property by or through BNP after the date of this Agreement shall acquire such interest subject to the rights and options granted Cypress hereby. Further, Cypress and any Applicable Purchaser shall be entitled to pay any payment required by this Agreement for the purchase of the Property directly to BNP notwithstanding any actual or attempted prior conveyance or assignment by BNP, voluntary or otherwise, of any right or interest in this Agreement or the Property; neither Cypress nor any Applicable Purchaser shall be responsible for the proper distribution or application by BNP of any such payments to BNP; and any such payment to BNP shall discharge the obligation of Cypress to cause such payment to be made to all Persons claiming an interest in such payment.

                (vi) Restrictions Applicable If BNP Retains the Property. Without limiting BNP's right to require Cypress to satisfy the obligations imposed by Paragraph 2(a), BNP shall not itself lease the Property or occupy it for use in its own business after the Designated Payment Date, but rather shall offer the Property for sale to third parties, if both of the following conditions (the "USE RESTRICTION CONDITIONS") are satisfied:

                        a) Cypress shall have elected to satisfy its obligations under clause (ii) of Paragraph 2(a) on the Designated Payment Date and BNP shall have elected to keep the Property in accordance with clause (ii) of Paragraph 2(a); and

                        b) Cypress shall have cured any failure to make or cause to be made all payments to BNP required on the Designated Payment Date by this Agreement or by the Lease within the thirty (30) days described in Paragraph 2(c)(ii).

         If, but only if, the Use Restriction Conditions are satisfied, BNP shall pay to Cypress the excess, if any, of:

                          1. the sum of (a) all sales, condemnation and insurance proceeds ACTUALLY RECEIVED by BNP from any sale after the Designated Payment Date of any interest in, or because of any subsequent taking or damage to, the Property, plus (b) any Escrowed Proceeds retained by BNP; over

                          2. the sum of (i) all costs incurred by BNP of collecting the proceeds described in the preceding part 1, plus (ii) all ad valorem taxes, insurance premiums and other costs of every kind incurred by BNP with respect to the ownership, operation or maintenance of the Property after the Designated Payment Date, plus (iii) fifteen percent (15%) of the Stipulated Loss Value used to compute the Shortage Amount under Paragraph 2(a)(ii) above, plus (iv) interest computed at the Default Rate on costs and other amounts described in the preceding clauses (i), (ii) and (iii) from the date incurred (in the case of costs described in clauses (i) and (ii)) or from the Designated Payment Date (in the case of the amount described in clause (iii)) until repaid to BNP by proceeds described in the preceding part 1.

         However, nothing herein contained shall be construed to require BNP, or to imply a duty on BNP's part, to incur any expense or to exercise any diligence (A) to sell the Property, or (B) to collect or maximize the excess proceeds described in the preceding sentence, or (C) to maintain or insure the Property. Without limiting the foregoing, if BNP retains the Property BNP shall be entitled, even if the Use

         Restriction Conditions are satisfied, to determine in its sole and absolute discretion how and for what price (which need not equal or exceed Fair Market Value) and upon what terms the Property should be sold and how and upon what terms to settle any claim for insurance or condemnation proceeds concerning the Property.

       (c) Terms of Conveyance Upon Purchase. Immediately after receipt of all payments to BNP required pursuant to the preceding Paragraph 2, BNP must, unless it is to keep the Property as permitted by Paragraph 2(a)(ii):
(A) deliver Escrowed Proceeds, if any, and (B) convey the interest in the Property received by BNP pursuant to the Existing Contract (save and except any interest in or any part of the Property previously taken by eminent domain) by grant deed to Cypress or the Applicable Purchaser, as the case may be, subject to any encumbrances that do not constitute Landlord's Liens. However, such conveyance shall not include the right to receive any payment then due BNP or that may thereafter become due to BNP under the Lease, the Environmental Indemnity or this Agreement because of any expense or liability incurred by BNP resulting in whole or in part from events or circumstances occurring before such conveyance. All costs of such purchase and conveyance of every kind whatsoever, both foreseen and unforeseen, shall be the responsibility of the Applicable Purchaser or Cypress, and the form of grant deed used to accomplish such conveyance shall be substantially in the form attached as Exhibit B. With such grant deed, BNP shall also tender to Cypress or the Applicable Purchaser, as the case may be, the Escrowed Proceeds and the following documents, each fully executed and, where appropriate, acknowledged on BNP's behalf by an officer of BNP: (1) a Preliminary Change of Ownership Report in the form attached as Exhibit C, (2) a Bill of Sale and Assignment of Contract Rights and Intangible Assets in the form attached as Exhibit D, (3) an Acknowledgment of Disclaimer of Representations and Warranties, in the form attached as Exhibit E, which Cypress or the Applicable Purchaser must execute and return to BNP,
(5) a Documentary Transfer Tax Request in the form attached as Exhibit F, (6) a Secretary's Certificate in the form attached as Exhibit G, (7) a letter to the title insurance company insuring title to the Property in the form attached as Exhibit H, (8) a certificate concerning tax withholding in the form attached as
Exhibit I, (9) an Assignment and Assumption of Grantor's Rights under Declaration of Covenants, Conditions and Restrictions for Oakmeade - San Jose (the "Assignment of Grantor's Rights") in the form attached as Exhibit J, and
(10) if applicable, an Indemnity for Landlord's Liens in the form attached hereto as Exhibit K. The Indemnity for Landlord's Liens described in the preceding sentence shall be required if, but only if, before the other Required Documents are tendered by BNP in accordance with this Agreement, Cypress shall have identified, provided a written list to BNP of, and been unable to obtain a commitment for title insurance against, any title encumbrances that Cypress believes in good faith may constitute Landlord's Liens and that, if valid, would constitute Landlord's Liens. Any such Indemnity will be completed by attaching a list of such identified encumbrances as Annex B thereto.

         Notwithstanding anything to the contrary herein, BNP shall not be required to deliver the Assignment of Grantor's Rights pursuant to this Agreement, or any other prior agreement between Cypress and BNP, so long as BNP continues to own any property encumbered by the restrictive covenants described in the Assignment of Grantor's Rights.

       (d)           Survival of Cypress's Obligations.

                (i) Status of this Agreement. Except as expressly provided herein, this Agreement shall not terminate, nor shall Cypress or BNP or any of their successors or assigns have any right to terminate this Agreement, nor shall Cypress be entitled to any adjustment of the Purchase Price hereunder, nor shall the obligations of Cypress and BNP be affected by reason of (i) any damage to or the destruction of all or any part of the Property from whatever cause,
         (ii) the taking of or damage to the Property or any portion thereof under the power of eminent domain or otherwise for any reason,
         (iii) the prohibition, limitation or restriction of Cypress's use of all or any portion of the Property or any interference with such use by governmental action or otherwise, (iv) any eviction of Cypress or any party claiming under Cypress by paramount title or otherwise (provided, if Cypress is wrongfully evicted by BNP or by any third party exercising its rights under a Landlord's Lien, then Cypress will have the remedies described in the last sentence of this Paragraph),
         (v) Cypress's prior acquisition or ownership of any interest in the Property, (vi) any default on the part of BNP under this Agreement, the Lease or any other agreement to which BNP is a party, or (vii) any other cause, whether similar or dissimilar to the foregoing, any existing or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Cypress hereunder (including Cypress' obligation to make payments under Paragraph 2 and, if applicable, to cause the Applicable Purchaser to make payments under Paragraph 2) shall be separate and independent of the covenants and agreements of BNP. Accordingly, subject only to the tender by BNP of Required Documents and of any Escrowed Proceeds (if such tender is not excused because of an election by BNP to keep the Property under Paragraph 2(a)(ii)), the Purchase Price and the Shortage Amount, as the case may be under Paragraph 2, shall continue to be payable in all events, and the obligations of Cypress hereunder shall continue unaffected by any breach of this Agreement by BNP. However, nothing in this subparagraph, nor the performance without objection by Cypress of its obligations hereunder, shall be construed as a waiver by Cypress of any right Cypress may have at law or in equity, following (A) any failure by BNP to tender any Escrowed Proceeds or a grant deed or any of the other Required Documents as required by Paragraph 3 (if such tender is not excused because of an election by BNP to keep the Property under Paragraph 2(a)(ii)) upon the tender by Cypress or the Applicable Purchaser of the payments required by Paragraph 2 and of any other documents to be executed in favor of BNP at the closing of the sale hereunder, or (B) any failure by BNP to remove all Landlord's Liens before conveying the Property pursuant to this Agreement, (i) to recover monetary damages proximately caused by such failure of BNP if BNP does not cure the failure within thirty (30) days after Cypress demands a cure by written notice to BNP, or (ii) to obtain a decree compelling specific performance of BNP's obligations hereunder.

                (ii) Remedies Under the Lease and the Environmental Indemnity. No repossession of or re-entering upon the Property or exercise of any other remedies available under or in connection with the Lease (including any termination of the Lease by BNP because of an Event of Default or any rejection of the Lease by Cypress in any bankruptcy proceeding) or the Environmental Indemnity shall relieve the parties of their liabilities and obligations hereunder, all of which shall survive the exercise of remedies available under or in connection with the Lease and Environmental Indemnity. The parties acknowledge that the consideration for this Agreement is separate and independent of the consideration for the Lease and the Environmental Indemnity, and their obligations hereunder shall not be affected or impaired by any event or circumstance that would excuse Cypress or BNP from performance of an obligation under the Lease or the Environmental Indemnity or the Pledge Agreement. Provided, however, nothing in this subparagraph 4(b) shall be construed to impair, amend, modify, limit or otherwise affect the definition of Designated Payment Date.

       (e) Remedies Cumulative. No right or remedy herein conferred upon or reserved to BNP is intended to be exclusive of any other right or remedy BNP has with respect to the Property, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to other remedies available under this Agreement, either party shall be entitled, to the extent permitted by applicable law, to a decree compelling performance of any of the other party's agreements hereunder.

       (f) No Implied Waiver. The failure of either party to this Agreement to insist at any time upon the strict performance of any covenant or agreement of the other party or to exercise any remedy contained in this Agreement shall not be construed as a waiver or a relinquishment thereof for the future. The waiver by either party of or redress for any violation of any term, covenant, agreement or condition contained in this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. No express waiver by either party shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. A receipt by BNP of any payment hereunder with knowledge of the breach of this Agreement shall not be deemed a waiver of such breach, and no waiver by either party of any provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by the waiving party.

       (g) Attorneys' Fees and Legal Expenses. If either party commences any legal action or other proceeding to enforce any of the terms of this Agreement or the documents and agreements referred to herein, or because of any breach by the other party or dispute hereunder or thereunder, the successful or prevailing party, shall be entitled to recover from the nonprevailing party all Attorneys' Fees incurred in connection therewith, whether or not such controversy, claim or dispute is prosecuted to a final judgment. Any such Attorneys' Fees incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from such judgment, and the obligation for such Attorneys' Fees is intended to be severable from other provisions of this Agreement and not to be merged into any such judgment.

       (h) Estoppel Certificate. Each party will, upon not less than twenty (20) days' prior written request, execute, acknowledge and deliver to the requesting party a written statement certifying that this Agreement is unmodified and in full effect (or, if there have been modifications, that this Agreement is in full effect as modified, and setting forth such modification) and either stating that no default exists hereunder or specifying each such default of which the signer may have knowledge. Any such statement may be relied upon by any prospective purchaser or assignee with respect to the Property. Each Party shall be required to provide such a certificate no more frequently than once in any six month period; provided, however, that if a party determines that there is a significant business reason for requiring a current certificate, including, without limitation, the need to provide such a certificate to a prospective purchaser or assignee, the other party shall provide a certificate upon request whether or not a certificate has been provided within the prior six month period.

       (i)           Notices.

                (i) All payments required to be made by Cypress or the Applicable Purchaser to BNP hereunder shall be paid to BNP in immediately available funds by wire transfer to:


                          Federal Reserve Bank of San Francisco
                          Account: Banque Nationale de Paris
                          ABA #: 121027234
                          Reference: Cypress II.

         or at such other place and in such other manner as BNP may designate in a notice to Cypress (provided BNP will not unreasonably designate a method of payment other than wire transfer). Time is of the essence as to all payments to BNP under this Agreement. Any payments required to be made by BNP to Cypress pursuant to the last sentence of clause (ii) of Paragraph 2(a) shall be paid to Cypress in immediately available funds at the address of Cypress set forth below or as Cypress may otherwise direct by written notice sent in accordance herewith.


              (ii) All notices, demands and other communications to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means: (A) personal service, with proof of delivery or attempted delivery retained; (B) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by United States first class mail, return receipt requested); or (C) registered or certified first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice or other communication sent pursuant to clause (A) or (C) hereof shall be deemed received (whether or not actually received) upon first attempted delivery at the proper notice address on any Business Day between 9:00 A.M. and 5:00 P.M., and any notice or other communication sent pursuant to clause (B) hereof shall be deemed received upon dispatch by electronic means.

                            Address of BNP:

                            BNP Leasing Corporation
                            717 North Harwood Street
                            Suite 2630
                            Dallas, Texas 75201
                            Attention: Lloyd Cox
                            Telecopy: (214) 969-0060

                            With a copy to:

                            Banque Nationale de Paris, San Francisco
                            180 Montgomery Street
                            San Francisco, California 94104
                            Attention: Rafael Lumanlan
                            Telecopy: (415) 296-8954

                            And with a copy to:

                             Clint Shouse
                             Thompson & Knight, P.C.
                             1700 Pacific Avenue, Suite 3300
                             Dallas, Texas 75201
                             Telecopy: (214) 969-1550

                             Address of Cypress:

                             Cypress Semiconductor Corporation
                             3901 North First Street
                             San Jose, California  95134
                             Attn: Chief Financial Officer
                             Telecopy: (408) 943-2796

                          With a copy to:

                          Wilson, Sonsini, Goodrich & Rosati
                          650 Page Mill
                          Palo Alto, California  94304-1050
                          Attention:  Real Estate Department
                          Telecopy: (415) 493-6811

    (j) Severability. Each and every covenant and agreement of Cypress contained in this Agreement is, and shall be construed to be, a separate and independent covenant and agreement. If any term or provision of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Further, the obligations of Cypress hereunder, to the maximum extent possible, shall be deemed to be separate, independent and in addition to, not in lieu of, the obligations of Cypress under the Lease. In the event of any inconsistency between the terms of this Agreement and the terms and provisions of the Lease, the terms and provisions of this Agreement shall control.

    (k) Entire Agreement. This Agreement and the documents and agreements referred to herein set forth the entire agreement between the parties concerning the subject matter hereof and no amendment or modification of this Agreement shall be binding or valid unless expressed in a writing executed by both parties hereto.

    (l) Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

    (m) Gender and Number. Within this Agreement, words of any gender shall be held and construed to include any other gender and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires.

    (n) GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE UNDER AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OR CHOICE OF LAWS.

    (o) Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon Cypress and BNP and their respective permitted successors and assigns and shall inure to the benefit of Cypress and BNP and all permitted transferees, mortgagees, successors and assignees of Cypress and BNP with respect to the Property; provided, that the rights of BNP hereunder shall not pass to Cypress or any Applicable Purchaser or any subsequent owner claiming through them. Prior to the Designated Payment Date BNP may transfer, assign and convey, in whole or in part, the Property and any and all of its rights under this Agreement and the other Purchase Documents (subject to the terms of this Agreement) by any conveyance that constitutes a Permitted Transfer, but not otherwise. If BNP so sells or otherwise transfers the Property and assigns its rights under this Agreement, the other Purchase Documents and the Lease pursuant to a Permitted Transfer, and if BNP's successor in interest confirms its liability for the obligations imposed upon BNP by this Agreement, the other Purchase Documents and the Lease on and subject to the express terms set out herein and therein, then BNP shall thereby be released from any further obligations under this Agreement, the other Purchase Documents and the Lease and Cypress agrees to look solely to each successor in interest of BNP for performance of such obligations.

    (p) WAIVER OF JURY TRIAL. BNP AND CYPRESS EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE LEASE, THIS AGREEMENT OR ANY OTHER DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Cypress and BNP each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement and the other documents referred to herein, and that each will continue to rely on the waiver in their related future dealings. Cypress and BNP each further warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LEASE, THIS AGREEMENT OR THE ENVIRONMENTAL INDEMNITY. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

    (q) Tax Reporting. Reference is made to Paragraph 19(k) of the Lease, which explains that BNP and Cypress intend that the Lease and this Agreement shall have a form for income tax purposes which is different than the form of the Lease and the Agreement for other purposes.

    (r)              Security and Escrowed Proceeds.   Cypress's obligations
under this Agreement are secured by the Pledge Agreement, reference to which is hereby made for a description of the Collateral (as defined in the Pledge Agreement) covered thereby and the rights and remedies provided to BNP thereby. Although BNP shall be entitled to hold all Collateral as security for the full and faithful performance by Cypress of Cypress's covenants and obligations under this Agreement, the Collateral shall not be considered an advance payment of the Purchase Price or any Shortgage Amount or a measure of BNP's damages should Cypress breach this Agreement. BNP shall be entitled to return any Collateral not sold or used to satisfy the obligations secured by the Pledge Agreement directly to Cypress notwithstanding any prior actual or attempted conveyance or assignment by Cypress, voluntary or otherwise, of any right to receive the same; neither BNP nor the custodian named in the Custodial Agreement shall be responsible for the proper distribution or application by Cypress of any such Collateral returned to Cypress; and any such return of Collateral to Cypress shall discharge any obligation of BNP to deliver such Collateral to all Persons claiming an interest in the Collateral. Further, BNP shall be entitled to deliver any Escrowed Proceeds it holds on the Designated Payment Date directly to Cypress or to any Applicable Purchaser purchasing BNP's interest in the Property and the Escrowed Proceeds pursuant to this Agreement notwithstanding any prior actual or attempted conveyance or assignment by Cypress, voluntary or otherwise, of any right to receive the same; BNP shall not be responsible for the proper distribution or application by Cypress or any Applicable Purchaser of any such Escrowed Proceeds paid over to Cypress or the Applicable Purchaser; and any such payment of Escrowed Proceeds to Cypress or an Applicable Purchaser shall discharge any obligation of BNP to deliver the same to all Persons claiming an interest therein.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                       "BNP"

                       BNP LEASING CORPORATION, a Delaware corporation


                       Lloyd G. Cox, Vice President


                       "Cypress"

                       CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation

                                   EXHIBIT A

                               Legal Description


Real Property in the City of San Jose, County of Santa Clara, State of California, described as follows:

                                   EXHIBIT B


                             CORPORATION GRANT DEED



RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

NAME:
ADDRESS:
ATTN:
CITY:
STATE:
Zip:

MAIL TAX STATEMENTS TO:

NAME:
ADDRESS:
ATTN:
CITY:
STATE:
ZIP:


                             CORPORATION GRANT DEED

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, BNP LEASING CORPORATION, a Delaware corporation, hereby grants to CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation [OR THE APPLICABLE PURCHASER], all of the land situated in the County of Santa Clara, State of California, described on Annex A attached hereto and hereby made a part hereof, together with the improvements currently located on such land and any easements, rights-of-way, privileges, appurtenances and other rights pertaining to such land; provided, however, that this grant is subject to the following, as well as the Permitted Encumbrances described on Annex B:

  1.    Real Estate Taxes not yet due and payable;
  2.    General Special Assessments payable after the date hereof;
  3. Liens, claims, easements, covenants, restrictions, encumbrances and other matters of record;
  4.    Zoning ordinances and regulations;
  5. Public Utility Drainage and Highway easements, whether or not of record;
  6.    Rights of parties in possession;

  7. Encroachments, variations in area or in measurements, boundary line disputes, roadways and other matters not of record which would be disclosed by a survey and inspection of the property conveyed hereby.

                                     BNP LEASING CORPORATION



Date: As of ____________             By:________________________________________
                                        Its:                      Vice President



                                        Attest:_________________________________
                                                Its:         Assistant Secretary





STATE OF ______          )
                         )     SS
COUNTY OF _____          )


        On ___________________ before me,_____________________________________, personally appeared _________________________ and ____________________________,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the person, or the entity upon behalf of which the persons acted, executed the instrument.

        WITNESS my hand and official seal.




Signature  _____________________________





                              Exhibit B - Page 2

                                    ANNEX A
                                   (to Deed)

                               Legal Description


Real Property in the City of San Jose, County of Santa Clara, State of California, described as follows:

[INSERT PROPERTY DESCRIPTION IDENTICAL TO EXHIBIT A TO THIS AGREEMENT.]





                              Exhibit B - Page 3

                                    ANNEX B
                                   (to Deed)

                             PERMITTED ENCUMBRANCES

   This conveyance is subject to the following matters to the extent the same are still valid and in force:

[INSERT LIST IDENTICAL TO EXHIBIT B TO LEASE]

__. Lease Agreement dated as of April __, 1996 by and between BNP Leasing Corporation, as lessor, and Cypress Corporation, as lessee.

[IN ADDITION, IF THE CONVEYANCE IS TO AN APPLICABLE PURCHASER:

__.     Any encumbrances claimed by, through or under Cypress Corporation]

[ADD A LIST OF ANY OTHER KNOWN ENCUMBRANCES FOR WHICH BNP IS NOT RESPONSIBLE UNDER PARAGRAPH 9(A) OF THE LEASE.]





                              Exhibit B - Page 4

                                   EXHIBIT C                                                THIS SPACE FOR RECORDER'S USE


                     PRELIMINARY CHANGE OF OWNERSHIP REPORT
                      THIS REPORT IS NOT A PUBLIC DOCUMENT

(To be completed by transferee (buyer) prior to transfer of the subject property in accordance with Section 480.3 of the Revenue and Taxation Code.)

-----------------------------------------------------------------------------------------------------------------------------
SELLER/TRANSFEROR: ________________________________________________________________
                                                                                           FOR ASSESSOR'S USE ONLY
SELLER RECORDING DATE: _____________________ DOCUMENT NO. _________________________
                                                                                           Cluster __________
BUYER/TRANSFEREE:                                                                          OC1 ______________  OC2 __________
                                                                                           DT _______________  INT __________
ASSESSOR'S IDENTIFICATION NUMBER(S)________________________________________________        RC _______________  SP$ __________
                                         LA ------     Page         Parcel                 DTT $ ____________  # Pcl. _______

PROPERTY ADDRESS OR LOCATION: _____________________________________________________
                                         No                     Street

                              _____________________________________________________
                                         City           State            Zip Code
MAIL TAX INFORMATION TO:

NAME: _____________________________________________________________________________

ADDRESS: __________________________________________________________________________
             Street No                   City           State            Zip Code          ----------------------------------

                                                                                           A Preliminary Change in Ownership
                                                                                           Report must be filed with each
                                                                                           conveyance in the County Recorder's
                                                                                           office for the county where the
                                                                                           property is located; this particular
                                                                                           form may be used in all 58 counties
                                                                                           of California.
------------------------------------------------------------------------------------------------------------------------------
NOTICE:  A lien for property taxes applies to your property on March 1 of each  year for the taxes owing in the following fiscal
year, July 1 through June 30.   One-half of those taxes is due November 1 and one-half is due February 1.  The  first installment becomes delinquent on December 10 and the second installment becomes delinquent on April 10.  One tax bill is mailed before
November 1 to the owner of record.  IF THIS TRANSFER OCCURS AFTER MARCH 1 AND ON OR BEFORE DECEMBER 31, YOU MAY BE RESPONSIBLE FOR
THE SECOND INSTALLMENT OF TAXES ON FEBRUARY 1.
The property which you acquired may be subject to a supplemental tax assessment in an amount to be determined by the Santa Clara
County Assessor.  For further information on your supplemental roll obligation, please call the Santa Clara County Assessor at
(______) _______-__________.
-------------------------------------------------------------------------------------------------------------------------------

 PART I:  TRANSFER INFORMATION                        Please answer all questions.
  YES   NO
  [ ]  [ ]   A.    Is this transfer solely between husband and wife (Addition of a spouse, death of a spouse, divorce settlement, etc.)?
  [ ]  [ ]   B.    Is this transaction only a correction of the name(s) of the person(s) holding title to the property (For example, a name change upon marriage)?
  [ ]  [ ]   C.    Is this document recorded to create, terminate, or reconvey a lender's interest in the property?
  [ ]  [ ]   D.    Is this transaction recorded only to create, terminate, or reconvey a security interest (e.g., cosigner)?
  [ ]  [ ]   E.    Is this document recorded to substitute a trustee under a deed of trust, mortgage, or other similar document?
  [ ]  [ ]   F.    Did this transfer result in the creation of a joint tenancy in which the seller (transferor) remains as one of the joint tenants?
  [ ]  [ ]   G.    Does this transfer return property to the person who created the joint tenancy (original transferor)?
  [ ]  [ ]   H.    Is this transfer of property:
                   1.    to a trust for the benefit of the grantor, or grantor's spouse?
                   2.    to a trust revocable by the transferor?
                   3.    to a trust from which the property reverts to the grantor within 12 years?
  [ ]  [ ]   I.    If this property is subject to a lease, is the remaining lease term 35 years or more including written options?
  [ ]  [ ]   J.    Is this a transfer from parents to children or from children to parents?
  [ ]  [ ]   K.    Is this transaction to replace a principal residence by a person 55 years of age or older?
  [ ]  [ ]   L.    Is this transaction to replace a principal residence by a person who is severely disabled as defined by Revenue and Taxation Code Section 69.5?

 If you checked yes to J, K or L, an applicable claim form must be filed with the County Assessor.   Please provide any
 other information that would help the Assessor to understand the nature of the transfer. __________________________
----------------------------------------------------------------------------------------------------------------------------------

 IF YOU HAVE ANSWERED "YES" TO ANY OF THE ABOVE QUESTIONS EXCEPT J, K, OR L, PLEASE SIGN AND DATE.
                                    OTHERWISE COMPLETE BALANCE OF THE FORM.
----------------------------------------------------------------------------------------------------------------------------------

 PART II:  OTHER TRANSFER INFORMATION
 A.    Date of transfer if other than recording date.
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
 B.  Type of transfer.  Please check appropriate box.
     [ ]   Purchase    [ ]   Foreclosure    [ ]   Gift   [ ]  Trade or Exchange    [ ]   Merger, Stock or Partnership Acquisition
     [ ]   Contract of Sale -- Date of Contract
     [ ]   Inheritance -- Date of Contract               [ ]                                              Other:  Please explain:
     [ ]   Creation of a lease:               [ ]  Assignment of a lease;          [ ]   Termination of a lease
           Date lease began
           Original term in years (including written options)
           Remaining term in years (including written options)
 C.  Was only a partial interest in the property transferred?  [ ]   Yes   [ ]  No
     If yes, indicate the percentage transferred ____________%
----------------------------------------------------------------------------------------------------------------------------------
Please answer, to the best of your knowledge, all applicable questions, sign and date.
If a question does not apply, indicate with "N/A".
----------------------------------------------------------------------------------------------------------------------------------

 PART III.:  PURCHASE PRICE & TERMS OF SALE

 4.  CASH DOWN PAYMENT OR Value of Trade or Exchange (excluding closing cost)                             Amount $_______________

 5.  FIRST DEED OF TRUST @ ____% interest for ____ years. Pymts./Mo. = $ _________ (Prin. & Int. only)    Amount $_______________

           [ ]     FHA                                [ ]     Fixed Rate
                                                                                               [ ]
                                                                       New Loan
           [ ]     Conventional                       [ ]     Variable Rate
                                                                                               [ ]
                                                                           Assumed Existing Loan
                                                                      Balance                             Amount $_______________

           [ ]     VA                                         [ ] All Inclusive D.T. ($_______ Wrapped)
                                                                           [ ]     Bank or Savings & Loan

           [ ]     Cal-Vet                            [ ]     Loan Carried by Seller
                                                                           [ ]     Finance Company        Amount $________________

          Balloon Payment  [ ]     Yes                [ ]      No          Due Date _______________
                                              Amount $_______________

 6.   SECOND DEED OF TRUST @ ____% interest for ____ years.  Pymts./Mo. = $ _________  (Prin. & Int. only)

           [ ]     Bank or Savings & Loan             [ ]     Fixed Rate                                  Amount $________________
                                                                           [ ]       New Loan
           [ ]     Loan Carried by Seller             [ ]      Variable Rate
                                                                           [ ]       Assumed
                                                                    Existing Loan Balance

           Balloon Payment  [ ]     Yes               [ ]      No        Due Date _______________
                                          Amount $_______________

 7.   OTHER FINANCING:  Is other financing involved not covered in (b) or (c) above?    [ ]     Yes
                                                                                        [ ]     No

      Type ________ @ ____% interest for_______ years.  Pymts./Mo. = $ ______________  (Prin. & Int. only)

           [ ]     Bank or Savings & Loan             [ ]     Fixed Rate
                                                                           [ ]     New Loan
           [ ]     Loan Carried by Seller             [ ]      Variable Rate
                                                                                        [ ] Assumed
                                                                                Existing Loan Balance

           Balloon Payment  [ ]     Yes               [ ]      No                      Due Date _______________
                                          Amount $_______________

 8.                                IMPROVEMENT BOND


 9.   TOTAL PURCHASE PRICE: (or acquisition price, if traded or exchanged, include real estate commission if paid.)
                                                                                Total items A through E      $

 10.                               PROPERTY PURCHASED:    [ ]                Through a broker:
                                                           If purchased through a broker, provide broker's name and phone no.:

      Please explain any special terms or financing and many other information that would help the Assessor understand the purchase price and terms of sale.
---------------------------------------------------------------------------------------------------------------------------------
 PART IV.:  PROPERTY INFORMATION
 1.   IS PERSONAL PROPERTY INCLUDED IN THE PURCHASE PRICE
      (other than a mobilehome subject to local property tax)?           [ ]     Yes              [ ]      No

      If yes, enter the value of the personal property included in the purchase price $
      (Attach itemized list of personal property)
---------------------------------------------------------------------------------------------------------------------------------



                               Exhibit C - Page 2

-----------------------------------------------------------------------------------------------------------------------------------
2.    IS THIS PROPERTY INTENDED AS YOUR PRINCIPAL RESIDENCE?     [ ]         Yes               [ ]      No
 If yes, enter date of occupancy ______________/_______________/, 19_____ or intended occupancy ____________/___________, 19______
                                      Month           Day                                          Month          Day
 3.   TYPE OF PROPERTY TRANSFERRED:
      [ ]                                   Single-Family residence                            [ ]      Agricultural     [ ]
                                                                                                        Timeshare
      [ ]                                   Multiple-Family residence (no. of units: _______)  [ ]      Coop/Own-your-own
                                                                                                        [ ]       Mobilehome
      [ ]                                   Commercial/Industrial                              [ ]      Condominium      [ ]
                                                                                                        Unimproved lot
      [ ]                                                                                               Other (Description: ______

 4.   DOES THE PROPERTY PRODUCE INCOME?                  [ ]     Yes      [ ]     No

 5.   IF THE ANSWER TO QUESTION D IS YES, IS THE INCOME FROM:
      [ ]              Lease/Rent                                         [ ]                                             Contract

 6.   WHAT WAS THE CONDITION OF THE PROPERTY AT THE TIME OF SALE?
          [ ]     Good             [ ]      Average          [ ]     Fair  [ ]      Poor
      Enter here, or on an attached sheet, any other information that would assist the Assessor in determining value of the property such as the physical condition of the property, restrictions, etc.



__________________________________________________________________________________________________________________________________
         I certify that the foregoing is true, correct and complete to the best of my knowledge and  belief.


                                                                       Signed ____________________________________________________
                                       (New Owner/Corporate Officer)
                                                                                  Please Print Name of New Owner/Corporate Officer

    Phone No. where you are available from 8:00 a.m. - 5:00 p.m. (__________) _______________________
                                  (Note: The Assessor may contact you for further information)
-----------------------------------------------------------------------------------------------------------------------------------

If a document evidencing a change of ownership is presented to the recorder for recordation without the concurrent filing of a
PRELIMINARY CHANGE OF OWNERSHIP REPORT, the recorder may charge an additional recording fee of twenty dollars ($20).




                               Exhibit C - Page 3

                                   EXHIBIT D

                     BILL OF SALE, ASSIGNMENT OF CONTRACT

                          RIGHTS AND INTANGIBLE ASSETS


      Reference is made to that certain Agreement of Purchase and Sale dated March 22, 1996 (the "Agreement") between RND Funding Company, Inc., as seller, and BNP LEASING CORPORATION ("Assignor") as buyer.


      Assignor hereby sells, transfers and assigns unto [CYPRESS OR THE APPLICABLE PURCHASER, AS THE CASE MAY BE], a _____________ ("Assignee"), all of Assignor's right, title and interest in and to the following property, if any, to the extent such property is assignable:

      (a) any warranties, guaranties, indemnities and claims Assignor may have under the Agreement or under any document delivered by the seller thereunder to the extent related to the real property described in Annex A attached hereto (the "Property), including specifically, without limitation, warranties, guaranties, indemnities and claims for workmanship, materials and performance;


      (b) all licenses, permits or similar consents (excluding any prepaid utility reservations) from third parties to the extent related to the Property;

      (c) Escrowed Proceeds (as defined in the Purchase Agreement hereinafter described) and any pending or future award made because of any condemnation affecting the Property or because of any conveyance to be made in lieu thereof, and any unpaid award for damage to the Property and any unpaid proceeds of insurance or claim or cause of action for damage, loss or injury to the Property;


      (d) any goods, equipment, furnishings, furniture, chattels and personal property of whatever nature that are located on or about the Property; and

      (e) any general intangibles, permits, licenses, franchises, certificates, and other rights and privileges owned by Assignor and used solely in connection with, or relating solely to, the Property, including any such rights and privileges conveyed to Assignor pursuant to the Agreement; but excluding any rights or privileges of Assignor under (i) the Environmental Indemnity, as defined in that certain Purchase Agreement between Assignor and Cypress Semiconductor Corporation dated as of April __, 1996 (the "Purchase Agreement") (pursuant to which this document is being delivered), (ii) the Lease, as defined in the Purchase Agreement, to the extent rights under the Lease relate to the period ending on the date hereof, whether such rights are presently known or unknown, including rights of the Assignor to be indemnified against claims of third parties as provided in the Lease which may not presently be known, and including rights to recover any accrued unpaid rent under the Lease which may be outstanding as of the date hereof, (iii) agreements between Assignor and Participants, as defined in the Lease, or any modification or extension thereof, and (iv) any other instrument being delivered to Assignor contemporaneously herewith pursuant to the Purchase Agreement.

      Assignor does for itself and its heirs, executors and administrators, covenant and agree to warrant and defend the title to the property assigned herein against any Landlord's Liens (as defined in the Lease referenced above), but not otherwise.

      Assignee hereby assumes and agrees to keep, perform and fulfill Assignor's obligations, if any, relating to any permits or contracts, under which Assignor has rights being assigned herein.



      Executed: ____________________, ____.


                                        ASSIGNOR:


                                        BNP LEASING CORPORATION
                                        a Delaware corporation




                                        By:_____________________________________
                                        Its:____________________________________




                                        ASSIGNEE:

                                        [Cypress, or the Applicable Purchaser],
                                        a _________ corporation




                                        By:_____________________________________
                                        Its:____________________________________






                                Exhibit D - Page 2

                                    ANNEX A

                               Legal Description



Real Property in the City of San Jose, County of Santa Clara, State of California, described as follows:

[INSERT PROPERTY DESCRIPTION IDENTICAL TO EXHIBIT A TO THIS AGREEMENT.]





                               Exhibit D - Page 3

                                   EXHIBIT E

         ACKNOWLEDGMENT OF DISCLAIMER OF REPRESENTATIONS AND WARRANTIES


      THIS ACKNOWLEDGMENT OF DISCLAIMER OF REPRESENTATIONS AND WARRANTIES (this "Certificate") is made as of ___________________, ____, by [CYPRESS OR THE APPLICABLE PURCHASER, AS THE CASE MAY BE], a ___________________ ("Grantee").

      Contemporaneously with the execution of this Certificate, BNP Leasing Corporation, a Delaware corporation ("BNP"), is executing and delivering to Grantee (1) a Corporation Grant Deed and (2) a Bill of Sale, Assignment of Contract Rights and Intangible Assets (the foregoing documents and any other documents to be executed in connection therewith are herein called the "Conveyancing Documents" and any of the properties, rights or other matters assigned, transferred or conveyed pursuant thereto are herein collectively called the "Subject Property").


      NOTWITHSTANDING ANY PROVISION CONTAINED IN THE CONVEYANCING DOCUMENTS TO THE CONTRARY, GRANTEE ACKNOWLEDGES THAT BNP MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY NATURE OR KIND, WHETHER STATUTORY, EXPRESS OR IMPLIED, WITH RESPECT TO ENVIRONMENTAL MATTERS OR THE PHYSICAL CONDITION OF THE SUBJECT PROPERTY, AND GRANTEE, BY ACCEPTANCE OF THE CONVEYANCING DOCUMENTS, ACCEPTS THE SUBJECT PROPERTY "AS IS," "WHERE IS," "WITH ALL FAULTS" AND WITHOUT ANY SUCH REPRESENTATION OR WARRANTY BY GRANTOR AS TO ENVIRONMENTAL MATTERS, THE PHYSICAL CONDITION OF THE SUBJECT PROPERTY, COMPLIANCE WITH SUBDIVISION OR PLATTING REQUIREMENTS OR CONSTRUCTION OF ANY IMPROVEMENTS. Without limiting the generality of the foregoing, Grantee hereby further acknowledges and agrees that warranties of merchantability and fitness for a particular purpose are excluded from the transaction contemplated by the Conveyancing Documents, as are any warranties arising from a course of dealing or usage of trade. Grantee hereby assumes all risk and liability (and agrees that BNP shall not be liable for any special, direct, indirect, consequential, or other damages) resulting or arising from or relating to the ownership, use, condition, location, maintenance, repair, or operation of the Subject Property, except for damages proximately caused by (and attributed by any applicable principles of comparative fault to) the Misconduct of BNP or any Participant. For purposes hereof, "Misconduct" shall have the meaning assigned to it the Lease Agreement between BNP and Cypress Semiconductor Corporation dated April __, 1996. Such Lease Agreement is referenced in the Purchase Agreement of even date therewith between BNP and Cypress Semiconductor Corporation, pursuant to which the Conveyancing Documents are being delivered.

      The provisions of this Certificate shall be binding on Grantee, its successors and assigns and any other party claiming through Grantee. Grantee hereby acknowledges that BNP is entitled to rely and is relying on this Certificate.

      EXECUTED as of ________________, _____.

                   ______________________________, a __________________________




                              By:_______________________________________________
                                 Name:__________________________________________
                                 Title:_________________________________________

                                   EXHIBIT F

                        DOCUMENTARY TRANSFER TAX REQUEST


                                        ACCOUNTABLE FORM #

                                        DATE:_____________________________

To:         Santa Clara County Recorder


Subject: REQUEST THAT DOCUMENTARY TRANSFER TAX DECLARATION BE MADE IN ACCORDANCE WITH REVENUE CODE 11932.

Re:         Instrument Title:       Corporation Grant Deed


            Name of Party Conveying Title:  BNP Leasing Corporation

The Documentary Transfer Tax is declared to be in the amount of $_______________ for the referenced instrument and is:


            [ ]   Computed on full value of property conveyed.
            [ ]   Computed on full value less liens/encumbrances remaining
thereon at time of sale.

This separate declaration is made in accordance with _________________________________. It is requested that the amount paid not be indicated on the face of the document after the permanent copy has been made.


                                    Sincerely,

                                    ____________________________________________
                                    Individual (or his agent) who made, signed or issued instrument

PART I

RECORDING REFERENCE DATA:


      Serial #______________________      Date Recorded_________________________

SEPARATE PAPER AFFIXED TO INSTRUMENT:


      "Tax paid" indicated on the face of instrument and the separate request (DRA 3-A) was affixed for Recorder by:

                  ______________________________________ Date ___________
                  Documentary Transfer Tax Collector


                  Witnessed by:_____________________ Date________________
                                    Mail Clerk

                   (Note:  Prepare photo for Recorder file.)



PART II                                                       ACCOUNTABLE FORM #
                                                              ------------------


REFERENCE DATA:  Title: ________________________________________________________

                    Serial: ______________________________ Date:________________


INSTRUCTIONS:

      1.    This slip must accompany document.
      2. Mail Clerk hand carry document to Tax Collector to indicate the amount of tax paid.

                                   EXHIBIT G

                            SECRETARY'S CERTIFICATE



      The undersigned, _____________________ Secretary of BNP Leasing Corporation, a Delaware corporation (the "Corporation"), hereby certifies as follows:

      1. That he is the duly, elected, qualified and acting Secretary [or Assistant Secretary] of the Corporation and has custody of the corporate records, minutes and corporate seal.


      2. That the following named persons have been properly designated, elected and assigned to the office in the Corporation as indicated below; that such persons hold such office at this time and that the specimen signature appearing beside the name of such officer is his or her true and correct signature.

[THE FOLLOWING BLANKS MUST BE COMPLETED WITH THE NAMES AND SIGNATURES OF THE OFFICERS WHO WILL BE SIGNING THE DEED AND OTHER REQUIRED DOCUMENTS ON BEHALF OF THE CORPORATION.]


Name                          Title                           Signature

_________________             ____________________            __________________

_________________             ____________________            __________________

      3. That the resolutions attached hereto and made a part hereof were duly adopted by the Board of Directors of the Corporation in accordance with the Corporation's Articles of Incorporation and Bylaws, as evidenced by the signatures of all directors of the Corporation affixed thereto. Such resolutions have not been amended, modified or rescinded and remain in full force and effect.


      IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Corporation on this _____, day of ____________, 199__.





                                        ________________________________________
                                        [signature]

                            CORPORATE RESOLUTIONS OF
                            BNP LEASING CORPORATION


      WHEREAS, pursuant to that certain Purchase Agreement (herein called the "Purchase Agreement") dated as of April __, 1996, by and between BNP Leasing Corporation (the "Corporation") and Cypress Semiconductor Corporation ("Purchaser"), the Corporation agreed to sell and Purchaser agreed to purchase or cause the Applicable Purchaser (as defined in the Purchase Agreement) to purchase the Corporation's interest in the property (the "Property") located in Santa Clara County, California more particularly described therein.


      NOW THEREFORE, BE IT RESOLVED, that the Board of Directors of the Corporation, in its best business judgment, deems it in the best interest of the Corporation and its shareholders that the Corporation convey the Property to Purchaser or the Applicable Purchaser pursuant to and in accordance with the terms of the Purchase Agreement.

      RESOLVED FURTHER, that the officers of the Corporation, and each of them, are hereby authorized and directed in the name and on behalf of the Corporation to cause the Corporation to fulfill its obligations under the Purchase Agreement.


      RESOLVED FURTHER, that the officers of the Corporation, and each of them, are hereby authorized and directed to take or cause to be taken any and all actions and to prepare or cause to be prepared and to execute and deliver any and all deeds and other documents, instruments and agreements that shall be necessary, advisable or appropriate, in such officer's sole and absolute discretion, to carry out the intent and to accomplish the purposes of the foregoing resolutions.

      IN WITNESS WHEREOF, we, being all the directors of the Corporation, have hereunto signed our names as of the dates indicated by our signatures.





                         __________________________________[signature and date]



                         __________________________________[signature and date]



                         __________________________________[signature and date]

                                   EXHIBIT H




                            BNP LEASING CORPORATION
                                 717 N. HARWOOD
                                   SUITE 2630
                              DALLAS, TEXAS  75201



                          ____________________, 199___




[Title Insurance Company]
___________________
___________________
___________________

      Re: Recording of Grant Deed to [CYPRESS OR THE APPLICABLE PURCHASER, AS THE CASE MAY BE] ("Purchaser")


Ladies and Gentlemen:

      BNP Leasing Corporation has executed and delivered to Purchaser a Grant Deed in the form attached to this letter. You are hereby authorized and directed to record the Grant Deed at the request of Purchaser.


                                     Sincerely,

                                   EXHIBIT I

                                FIRPTA STATEMENT


      Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. Sections 18805, 18815 and 26131 of the California Revenue and Taxation Code, as amended, provide that a transferee of a California real property interest must withhold income tax if the transferor is a nonresident seller.

      To inform [CYPRESS OR THE APPLICABLE PURCHASER, AS THE CASE MAY BE] (the "Transferee") that withholding of tax is not required upon the disposition of a California real property interest by transferor, BNP Leasing Corporation (the "Seller"), the undersigned hereby certifies the following on behalf of the
Seller:


      1. The Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

      2. The United States employer identification number for the Seller is _____________________;


      3. The office address of the Seller is ______________
__________________________________________.

[NOTE: BNP MUST INCLUDE EITHER ONE, BUT ONLY ONE, OF THE FOLLOWING REPRESENTATIONS IN THE FIRPTA STATEMENT, BUT IF THE ONE INCLUDED STATES THAT BNP IS DEEMED EXEMPT FROM CALIFORNIA INCOME AND FRANCHISE TAX, THEN BNP MUST ALSO ATTACH A WITHHOLDING CERTIFICATE FROM THE CALIFORNIA FRANCHISE TAX BOARD EVIDENCING THE SAME:


      4. THE SELLER IS QUALIFIED TO DO BUSINESS IN CALIFORNIA.

                                       OR

      4. THE SELLER IS DEEMED TO BE EXEMPT FROM THE WITHHOLDING REQUIREMENT OF CALIFORNIA REVENUE AND TAXATION CODE SECTION 26131(E), AS EVIDENCED BY THE WITHHOLDING CERTIFICATE FROM THE CALIFORNIA FRANCHISE TAX BOARD WHICH IS ATTACHED.]


      The Seller understands that this certification may be disclosed to the Internal Revenue Service and/or to the California Franchise Tax Board by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

      The Seller understands that the Transferee is relying on this affidavit in determining whether withholding is required upon said transfer. The Seller hereby agrees to indemnify and hold the Transferee harmless from and against any and all obligations, liabilities, claims, losses, actions, causes of action, demands, rights, damages, costs, and expenses (including but not limited to court costs and attorneys' fees) incurred by the Transferee as a result of any false misleading statement contained herein.

      Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Seller.


      Dated:  ___________, _____.


                              By:________________________________
                                 Name: __________________________
                                 Title: _________________________

                                   EXHIBIT J




RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:


____________________________________
____________________________________
____________________________________
____________________________________

____________________________________

Attn: ______________________________


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                 ASSIGNMENT AND ASSUMPTION OF GRANTOR'S RIGHTS
                   UNDER DECLARATION OF COVENANTS, CONDITIONS
                     AND RESTRICTIONS FOR OAKMEAD-SAN JOSE


      This Assignment and Assumption ("Assignment") is made as of this ____ day of , ___________ by and between BNP LEASING CORPORATION, a Delaware corporation ("Assignor") and _ [CYPRESS OR THE APPLICABLE PURCHASER], a
___________________________________("Assignee").

                                    Recitals


      A. Oakmead-San Jose, a California general partnership ("Oakmead-San Jose"), by the execution of a document entitled "Declaration of Covenants, Conditions and Restrictions for Oakmead-San Jose" dated May 31, 1983 (the "Declaration") and filed for record in the official records of Santa Clara County on June 3, 1983 in Book H604, Page 334, Recorder's Series No. 7702643, and amended by (i) that First Amendment to Covenants, Conditions and Restrictions for Oakmead-San Jose dated December 23, 1983, and filed for record in the official records of Santa Clara County on January 26, 1984 in Book I257, Page 252, Recorder's Series No. 7958309, (ii) that Second Amendment to Declaration of Covenants, Conditions and Restrictions for Oakmead-San Jose dated as of October 14, 1988, and filed for record in the official records of Santa Clara County on October 18, 1988 in Book K721, Page 265, Recorder's Series No. 9874588, (iii) Third Amendment to Declaration of Covenants, Conditions and Restrictions for Oakmead-San Jose and First Amendment to Declaration of Covenants, Conditions and Restrictions for Oakmead-San Jose Sign and Landscape Maintenance Association dated as of July 12, 1989, and filed for record in the official records of Santa Clara County on July 19, 1989 in Book L024, Page 587, Recorder's Series No. 10184069, and (iv) Partial Termination of Declaration of Covenants, Conditions and Restrictions for Oakmead-San Jose dated as of September 12, 1989, and filed for record in the official records of Santa Clara County on September 18, 1989 in Book L097, Page 1662, Recorder's Series No. 10259002 (all of the foregoing collectively, the "CC&Rs"), imposed certain restrictions upon that real property situated in the County of Santa Clara, State of California more particularly described in Exhibit A to the Declaration, as amended (the "Oakmead-San Jose Property").

      B. Article VIII, Section 8.1.1 of the CC&Rs provides that any and all of the rights, powers and reservations of "Grantor" (as defined in the CC&Rs) contained in the CC&Rs may be assigned to any person, corporation or association, with such assignment to be evidenced by a recorded instrument executed by the assignor and assignee of such rights, powers and reservations.


      C. Pursuant to that certain Assignment and Assumption of Grantor's Rights Under Declaration of Covenants, Conditions and Restrictions for Oakmead-San Jose and Removal of Approving Agent dated as of April 20, 1989 by and between Oakmead-San Jose, as grantor, and Oakmead Building Associates, a California general partnership ("Oakmead"), as assignee, and filed for record in the official records of Santa Clara County on April 26, 1989 in Book K927, Page 261, Recorder's Series No. 10087302, Oakmead-San Jose assigned its rights, powers and reservations as Grantor under the CC&Rs to Oakmead and Oakmead accepted such rights, powers and reservations with respect to certain of the Oakmead-San Jose Property described therein.

      D. Pursuant to that certain Assignment and Assumption of Grantor's Rights Under Declaration of Covenants, Conditions and Restrictions for Oakmead-San Jose dated as of September 1, 1994 by and between Oakmead, as grantor, and Assignor, as assignee, and filed for record in the official records of Santa Clara County on _________________, 1994 in Book _________, Page _______, Recorder's Series No. ______________________, Oakmead assigned its rights, powers and reservations as Grantor under the CC&Rs to Assignor and Assignor accepted such rights, powers and reservations with respect to certain of the Oakmead-San Jose Property described therein.

      E. Concurrently herewith Assignee is purchasing from Assignor a portion of the Oakmead-San Jose Property more particularly described in Annex A-1 ("_________________") and in Annex A-2 ("______ _________";
_________________________ are collectively referred to herein as the "Subject Property").

      F. In connection with the purchase and sale of the Subject Property, Assignor desires to assign to Assignee all of its rights, powers and reservations as Grantor contained in the CC&Rs with respect to the Subject Property, and Assignee desires to accept the assignment thereof and assume the obligations of Grantor contained in the CC&Rs with respect to the Subject Property.

      NOW, THEREFORE, in consideration of the promises and conditions contained herein, Assignor and Assignee hereby agree as follows:

      1. Assignor hereby assigns to Assignee all of the rights, powers and reservations of Assignor, as Grantor, contained in the CC&Rs with respect to the Subject Property, including, without limitation, (i) all of the responsibilities and approval rights of the Approving Agent (as defined in the CC&Rs) in connection with the implementation of the restrictions contained in the CC&Rs, in the Design Guidelines (as defined in the CC&Rs), and in that document entitled "Declaration of Covenants, Conditions and Restrictions for Oakmead-San Jose Sign and Landscape Maintenance Association", dated May 31, 1983, and recorded June 3, 1983, Book H604, Page 505, Recorder's Series No. 7702644, as
amended by that certain Third Amendment to Declaration of Covenants, Conditions and Restrictions for Oakmead-San Jose and First Amendment to Declaration of Covenants, Conditions and Restrictions for Oakmead-San Jose Sign and Landscape Maintenance Association dated as of July 12, 1989, and filed for record in the official records of Santa Clara County on July 19, 1989 in Book L024, Page 587, Recorder's Series No. 10184069 (the "Landscape CC&Rs"), (ii) all of the rights to enforce the provisions of the CC&Rs and the Landscape CC&Rs, which are given to the Approving Agent in those respective documents, (iii) the right of Assignor, as Grantor, to designate a representative to perform the duties of the Approving Agent under the CC&Rs, the Landscape CC&Rs and under the Design Guidelines, with respect to the Subject Property, (iv) the right to amend, modify, rescind or change the Design Guidelines with respect to the Subject Property, (v) the right to further assign the rights, powers and reservations of Grantor with respect to all or any portion of the Subject Property; and (vi) the right to negotiate with the City of San Jose and/or the City of San Jose Redevelopment Agency and/or any other appropriate governmental agency to enter into agreements and establish payment methods for on-going maintenance, with respect to the Subject Property.

      2. Assignor warrants and represents that as of the date hereof none of the rights, powers and reservations of Assignor, as Grantor under the CC&Rs with respect to the Subject Property, have been assigned to any other party.

      3. Assignee hereby accepts the assignment of and assumes all of Assignor's rights, powers and reservations as Grantor under the CC&Rs with respect to the Subject Property and agrees to be subject to the same obligations and duties as are given to and assumed by Assignor, as Grantor in the CC&Rs with respect only to the Subject Property and Assignor is hereby relieved of such obligations and duties.

      4. In the event of litigation between Assignor and Assignee with respect to this Assignment, the prevailing party shall be entitled to receive all costs and expenses of such litigation, including attorneys' fees from the other party.

      5. This Assignment shall be binding on and inure to the benefit of the parties hereto, their successors and assigns.

      6. Reference is hereby made to each exhibit attached hereto for all purposes.

      7. This Assignment may be executed in counterparts, all of which counterparts shall constitute but one and the same original.

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.

                                    ASSIGNOR:


                                    BNP LEASING CORPORATION, a Delaware
                                    corporation




                                    By: ______________________________________
                                    Name: ____________________________________
                                    Title: ___________________________________



                                    ASSIGNEE:

                                    __________________________________________


                                    By: ______________________________________
                                    Name: ____________________________________
                                    Title: ___________________________________




                                    By: ______________________________________
                                    Name: ____________________________________

                                    Title: ___________________________________

STATE OF ______         Section
                        Section
COUNTY OF ______  Section


      On _____________, ____, before me, ________________________, personally appeared _________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

      WITNESS my hand and official seal.



                                    ___________________________________
                                    Notary Signature - State of Texas

STATE OF ________________ Section
                               Section
COUNTY OF _______________ Section


      On _____________, ____, before me, ________________________, personally appeared _________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

      WITNESS my hand and official seal.



                              ________________________________________
                              Notary Signature - State of ____________



STATE OF ________________ Section
                               Section
COUNTY OF _______________ Section


      On _____________, ____, before me, ________________________, personally appeared _________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

      WITNESS my hand and official seal.



                              ________________________________________
                              Notary Signature - State of ____________

                                   ANNEX A-1

                                   ANNEX A-2

                                   EXHIBIT K

                              INDEMNITY AGREEMENT



      THIS INDEMNITY AGREEMENT (this "AGREEMENT") is made as of
_________________, _____, by CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation ("PURCHASER") [OR THE APPLICABLE PURCHASER] and BNP LEASING CORPORATION, a Delaware corporation ("SELLER") and ___________________________ ("TITLE COMPANY").

                                R E C I T A L S


      A. Purchaser is acquiring the land described in Annex A attached hereto and any improvements located thereon (the "PROPERTY") pursuant to the terms and conditions of that certain Purchase Agreement dated April __, 1996 by between Seller and Purchaser [or Cypress Semiconductor Corporation] (the "PURCHASE AGREEMENT").

      B. In connection with its acquisition of the Property, Seller has been notified as contemplated by the Purchase Agreement that the matters described in Annex B attached hereto (the "RELEVANT ENCUMBRANCES") have been identified as encumbrances upon title to the Property and that such matters, to the extent valid, constitute Landlord's Liens as defined in the Purchase Agreement.


      C. Because of such notice to Seller, Seller is required by the Purchase Agreement to tender this Indemnity Agreement to Purchaser.

      NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


      Seller must promptly remove any of the Relevant Encumbrances that constitute "LANDLORD'S LIENS" (which for purposes of this Indemnity Agreement shall have the meaning assigned to it in the Purchase Agreement by reference to a Lease Agreement described therein). Seller must also pay, indemnify and hold harmless Purchaser, the Title Company, the Purchaser's successors and assigns as to the Property and the Title Company's successors and assigns as to any title insurance policy issued to Purchaser by the Title Company covering the Property from and against any and all liabilities, damages, claims, actions, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) caused by Seller's failure to promptly remove any of the Relevant Encumbrances that constitute Landlord's Liens.

      Nothing herein shall be construed as an admission by Seller that any of the Relevant Encumbrances do constitute Landlord's Liens or as imposing a duty upon Seller to remove or defend against claims arising out of any Relevant Encumbrances that do not constitute Landlord's Liens. Nothing herein contained shall limit Purchaser's rights or remedies under the Purchase Agreement because of any failure by BNP to remove all Landlord's Liens before conveying the Property.

      THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

      SELLER, PURCHASER AND THE TITLE COMPANY EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Purchaser, Seller and the Title Company each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement and the other documents referred to herein, and that each will continue to rely on the waiver in their related future dealings. Purchaser, Seller and the Title Company each further warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LEASE OR THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    "Seller"


                                    BNP LEASING CORPORATION, a Delaware
                                    corporation


                                    By:_________________________________________
                                       Lloyd Cox, Vice President


                                    "Purchaser"


                                    CYPRESS SEMICONDUCTOR CORPORATION, a
                                    Delaware corporation



                                    By:_________________________________________
                                       Name:  ______________________
                                       Title: ______________________



                                    "Title Company"

                                    _________________________________, a
                                    _______________________



                                    By:_________________________________________
                                       Name:  ______________________
                                       Title: ______________________

                                    ANNEX A

                              Property Description


Real Property in the City of San Jose, County of Santa Clara, State of California, described as follows:

[INSERT PROPERTY DESCRIPTION IDENTICAL TO EXHIBIT A TO THIS AGREEMENT.]

                                    ANNEX B


                             Relevant Encumbrances



[THIS ANNEX IS TO BE COMPLETED BY A LIST OF POSSIBLE LANDLORD'S LIENS IDENTIFIED BY CYPRESS AND AGAINST WHICH CYPRESS HAS NOT BEEN ABLE TO OBTAIN TITLE INSURANCE.]